UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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KINDRED HEALTHCARE, INC.

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KINDRED HEALTHCARE, INC.

April 4, 2017

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Kindred Healthcare, Inc. to be held at 9:00 a.m., local time, on Wednesday, May 24, 2017 at the Four Seasons Hotel New York Downtown, 27 Barclay Street, New York, New York 10007.

Information concerning the business to be conducted at the meeting is included in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. Please give all of the information contained in the Proxy Statement your careful attention.

In accordance with rules adopted by the Securities and Exchange Commission, we are providing access to our proxy materials over the Internet. Accordingly, we are mailing to our shareholders a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access our proxy materials over the Internet and vote online. If you received a Notice of Internet Availability of Proxy Materials, you will not receive a printed copy of our proxy materials by mail unless you request one. If you wish to receive a printed copy of our proxy materials for the Annual Meeting of Shareholders, please follow the instructions for requesting those materials set forth in the Notice of Internet Availability of Proxy Materials.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the meeting, it is important that your shares be represented. Therefore, we urge you to vote by submitting your proxy over the Internet, by telephone or by mail. Please refer to the Notice of Internet Availability of Proxy Materials for more detailed voting instructions. If you attend the meeting, you will, of course, have the right to vote in person.

I look forward to greeting you personally, and on behalf of our Board of Directors and management, I would like to express our appreciation for your interest in Kindred.

Sincerely,

Benjamin A. Breier

President and Chief Executive Officer

Kindred Healthcare, Inc.

680 South Fourth Street

Louisville, Kentucky 40202

KINDRED HEALTHCARE, INC.

680 SOUTH FOURTH STREET

LOUISVILLE, KENTUCKY 40202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 24, 2017

To the Shareholders of Kindred Healthcare, Inc.:

The Annual Meeting of Shareholders of Kindred Healthcare, Inc. (“Kindred”) will be held at 9:00 a.m., local time, on Wednesday, May 24, 2017 at the Four Seasons Hotel New York Downtown, 27 Barclay Street, New York, New York 10007 for the following purposes:

(1)	to elect a board of 11 directors;

(2)	to hold an advisory vote on Kindred’s executive compensation program;

(3)	to hold an advisory vote on the frequency of shareholder advisory votes on Kindred’s executive compensation program;

(4)	to approve the Kindred Healthcare, Inc. Stock Incentive Plan, Amended and Restated;

(5)	to approve the Kindred Healthcare, Inc. Equity Plan for Non-Employee Directors, Amended and Restated;

(6)	to ratify the appointment of PricewaterhouseCoopers LLP as Kindred’s independent registered public accounting firm for fiscal year 2017; and

(7)	to transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on March 29, 2017 will be entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof.

IT IS IMPORTANT THAT YOU VOTE YOUR SHARES. WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, PLEASE SUBMIT YOUR VOTING INSTRUCTIONS AS SOON AS POSSIBLE IN ORDER TO AVOID ADDITIONAL SOLICITING EXPENSES TO KINDRED. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU FIND IT CONVENIENT TO ATTEND THE MEETING.

April 4, 2017

Joseph L. Landenwich

General Counsel and Corporate Secretary

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 24, 2017

GENERAL INFORMATION

Overview

This Proxy Statement and the accompanying form of proxy are being provided to shareholders of Kindred Healthcare, Inc. shareholders as part of a solicitation of proxies by its board of directors (the “Board” or “Board of Directors”) for use at the Annual Meeting of Shareholders (the “Annual Meeting”) and at any adjournments or postponements thereof. This Proxy Statement is dated April 4, 2017 and is first being furnished to shareholders on or about April 7, 2017. This Proxy Statement provides shareholders with information they need to know to be able to vote or instruct their vote to be cast at the Annual Meeting.

All references in this Proxy Statement to “Kindred,” “Company,” “we,” “us,” or “our” mean Kindred Healthcare, Inc. and, unless the context otherwise requires, our consolidated subsidiaries.

Date, Time and Place of the Annual Meeting

The Annual Meeting will be held at the Four Seasons Hotel New York Downtown, 27 Barclay Street, New York, New York 10007 on Wednesday, May 24, 2017, at 9:00 a.m., local time.

Purposes of the Annual Meeting

At the Annual Meeting, shareholders will be asked:

•	to elect the director nominees named in this Proxy Statement;

•	to hold an advisory vote on Kindred’s executive compensation program;

•	to hold an advisory vote on the frequency of shareholder advisory votes on Kindred’s executive compensation program;

•	to approve the Kindred Healthcare, Inc. Stock Incentive Plan, Amended and Restated;

•	to approve the Kindred Healthcare, Inc. Equity Plan for Non-Employee Directors, Amended and Restated;

•	to ratify the appointment of PricewaterhouseCoopers LLP as Kindred’s independent registered public accounting firm for fiscal year 2017; and

•	to transact such other business as may properly come before the meeting.

Record Date; Outstanding Shares; Shares Entitled to Vote

The record date for the Annual Meeting is March 29, 2017. This means that you must be a shareholder of record of common stock, $0.25 par value per share (“Common Stock”), of the Company at the close of business on March 29, 2017 in order to vote at the Annual Meeting. You are entitled to one vote for each share of Common Stock you own. At the close of business on March 29, 2017, there were 85,682,061 shares of Common Stock outstanding and entitled to vote, held by approximately 2,800 holders of record.

A complete list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the Company’s principal place of business during regular business hours for a period of no less than ten days before the Annual Meeting and at the Annual Meeting.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting to Be Held on May 24, 2017

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), the Company is providing access to its proxy materials over the Internet. Pursuant to these rules, the Company’s Proxy Statement, proxy card, 2016 annual report to shareholders and driving directions to the Annual Meeting are available online at www.proxyvote.com. In addition, on or about April 7, 2017, the Company is mailing to its record and beneficial shareholders a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access the Company’s proxy materials over the Internet and vote online. The Notice of Internet Availability of Proxy Materials is also available online at www.proxyvote.com. If you received a Notice of Internet Availability of Proxy Materials, you will not receive a printed copy of the Company’s proxy materials by mail unless you request one. If you wish to receive a printed copy of the Company’s proxy materials for the Annual Meeting, please follow the instructions for requesting those materials set forth in the Notice of Internet Availability of Proxy Materials.

Quorum and Vote Required

A quorum of shareholders is necessary to hold a valid Annual Meeting. The required quorum for the transaction of business at the Annual Meeting is a majority of the issued and outstanding shares of Common Stock entitled to vote on a matter at the Annual Meeting, whether in person or by proxy. Under rules of the New York Stock Exchange (“NYSE”), matters subject to shareholder vote are classified as “routine” or “non-routine.” In the case of non-routine matters, brokers may not vote shares held in “street name” for which they have not received instructions from the beneficial owner (which are referred to as “broker non-votes”), whereas they may vote those shares in their discretion in the case of any routine matter. The ratification of the appointment of the independent registered public accounting firm (proposal 6) is a routine matter. All other proposals, including the election of directors, are non-routine matters, and broker non-votes will have no effect on the outcome of the vote on those proposals.

The Company’s bylaws provide for majority voting for directors in uncontested elections. This means that each director-nominee listed in this Proxy Statement will be elected if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election (proposal 1). Abstentions will have no effect on the outcome of the vote. As set forth in the Company’s Corporate Governance Guidelines, the Board of Directors expects a director to tender his or her resignation for consideration by the Board of Directors if he or she fails to receive the requisite number of votes for re-election.

The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter will be necessary (a) to approve, on a non-binding, advisory basis, the Company’s executive compensation program (proposal 2), (b) to approve the Kindred Healthcare, Inc. Stock Incentive Plan, Amended and Restated (proposal 4), (c) to approve the Kindred Healthcare, Inc. Equity Plan for Non-Employee Directors, Amended and Restated (proposal 5), (d) to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2016 (proposal 6), and (e) to approve any other matters that may properly come before the Annual Meeting for shareholder consideration. Abstentions with respect to each of these proposals will have the same effect as an AGAINST vote.

With respect to the non-binding advisory vote on the frequency of shareholder advisory votes on Kindred’s executive compensation program (proposal 3), the choice receiving the most votes will be the frequency that has been selected by shareholders. Abstentions will have no effect on the outcome of the vote.

Votes cast in person or by proxy at the Annual Meeting will be tabulated by the inspectors of election appointed for the Annual Meeting, who also will determine whether a quorum is present. Shares of Common Stock represented at the Annual Meeting but not voted, including abstentions and broker non-votes, will be counted for purposes of determining whether a quorum is present.

Voting of Proxies

Shares of Common Stock represented by duly executed and unrevoked proxies in the form of the accompanying proxy will be voted at the Annual Meeting in accordance with specifications made by the shareholders, unless authority to do so is withheld. If no specification is made, shares represented by duly executed and unrevoked proxies in the form of the accompanying proxy will be voted FOR proposals 1, 2, 4, 5, and 6 and one year on the proposal regarding the advisory vote on the frequency of advisory votes to approve Kindred’s executive compensation program. If your shares of Common Stock are held in “street name” by your bank, brokerage firm, or other nominee, you should instruct your bank, brokerage firm, or other nominee on how to vote your shares of Common Stock using the instructions provided by your bank, brokerage firm, or other nominee.

How to Vote

Whether or not you plan to attend the Annual Meeting, the Company requests that you complete, sign, date, and return the accompanying proxy card or use the telephone or Internet to vote. Please refer to the Notice of Internet Availability of Proxy Materials or the accompanying proxy card for instructions on how to vote by mail, telephone, or the Internet.

If you hold shares of the Company’s Common Stock in a stock brokerage account or through a bank, brokerage firm, or other nominee, or, in other words, in “street name,” please follow the voting instructions provided by that entity. If you receive more than one set of proxy materials or voting instructions, it means that you have multiple accounts at the transfer agent and/or with banks, brokerage firms, or other nominees. Please follow the voting instructions provided for each set of proxy materials received to ensure that all of your shares are voted.

A number of banks and brokerage firms participate in a program that permits shareholders whose shares are held in “street name” to direct their vote by telephone or over the Internet. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of these shares by telephone or over the Internet by following the voting instructions enclosed with the proxy form from the bank or brokerage firm. Directing the voting of your shares will not affect your right to vote in person if you decide to attend the Annual Meeting; however, you must first obtain a signed and properly executed legal proxy from your bank, brokerage firm, or other nominee to vote your shares held in “street name” at the Annual Meeting. Requesting a legal proxy prior to the deadline described above will automatically cancel any voting directions you have previously given by telephone or over the Internet with respect to your shares.

Revoking Your Proxy

If you are the owner of record of shares of the Company’s Common Stock, you can revoke your proxy at any time before its exercise at the Annual Meeting by:

•

sending a written notice to the Company, at 680 South Fourth Street, Louisville, Kentucky 40202, Attention: Corporate Secretary, bearing a date later than the date of the proxy, that is received prior to the Annual Meeting and states that you revoke your proxy;

•	submitting your proxy again by telephone or over the Internet, so long as you do so before the deadline of 11:59 p.m., Eastern Daylight Time, on May 23, 2017;

•	signing another proxy card(s) bearing a later date and mailing it to the address set forth therein so that it is received prior to the Annual Meeting; or

•	attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, by itself, revoke a proxy.

If your shares of Common Stock are held in “street name” by your broker, you will need to follow the instructions you receive from your broker to revoke or change your proxy.

Other Voting Matters

Voting in Person

If you plan to attend the Annual Meeting and wish to vote in person, the Company will provide you a ballot at the Annual Meeting. However, if your shares of Common Stock are held in “street name,” you must first obtain from your bank, brokerage firm, or other nominee a legal proxy authorizing you to vote the shares in person, which you must bring with you to the Annual Meeting. If your shares of Common Stock are held in “street name” by your bank, brokerage firm, or other nominee, and you plan to attend the Annual Meeting, you must present proof of your ownership of Common Stock, such as a bank or brokerage account statement, to be admitted to the meeting.

Persons with Disabilities

The Company can provide reasonable assistance to help you to participate in the Annual Meeting if you inform the Company about your disability and how you plan to attend. Please write to the Company at 680 South Fourth Street, Louisville, Kentucky 40202, Attention: Corporate Secretary, or call at (502) 596-7300.

Proxy Solicitations and Expenses

The cost of preparing, assembling, posting, and mailing the Notice of Internet Availability of Proxy Materials (including the notice of Annual Meeting), Proxy Statement, and proxies will be paid by the Company. In addition to the use of the mail, proxies may be solicited by directors, officers, and other employees of the Company, without additional compensation, in person, by telephone, or other electronic means. The Company has also engaged Georgeson LLC, a proxy solicitation firm, to assist in the solicitation of proxies for a fee estimated not to exceed $25,000, plus reimbursement of expenses. The Company and its proxy solicitors also will request that banks, brokerage houses, and other custodians, nominees, and fiduciaries send proxy materials to the beneficial owners of Common Stock and will, if requested, reimburse them for their reasonable out-of-pocket expenses in doing so.

Adjournment or Postponement of the Annual Meeting

Although it is not currently expected, the Annual Meeting may be adjourned or postponed, including for the purpose of soliciting additional proxies, if there are insufficient votes at the time of the Annual Meeting because a quorum is not present. Other than an announcement to be made at the Annual Meeting of the time, date, and place of an adjourned or postponed meeting, an adjournment or postponement generally may be made without notice. Any adjournment or postponement of the Annual Meeting for the purpose of soliciting additional proxies will allow shareholders who have already sent in their proxies to revoke them at any time prior to their use at the Annual Meeting as adjourned or postponed.

Other Business

The Board of Directors is not aware of any other business to be acted upon at the Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, your proxies will have discretion to vote or act on those matters according to their best judgment and they intend to vote the shares as the Board of Directors may recommend.

PROPOSAL 1.    PROPOSAL TO ELECT DIRECTORS

The Board of Directors currently consists of 12 persons. The Board of Directors has nominated the 11 persons listed below to be elected as directors at the Annual Meeting. Pursuant to the Company’s Corporate Governance Guidelines, a director who is 72 shall be ineligible to be elected as a director unless the Board of Directors requests that such director serve one additional term if his or her retirement would cause a substantial hardship on the Company. Dr. Thomas P. Cooper is currently serving one additional term per this policy and is therefore ineligible for re-election to the Board of Directors. The Board of Directors has requested that Mr. Kleisner, who is 72, serve one additional term in accordance with this policy. Consistent with the Company’s bylaws, the Board has unanimously adopted a resolution to reduce the size of the Board from 12 to 11 members effective upon the conclusion of Dr. Cooper’s term. Shareholders may not vote their shares for a greater number of persons than the nominees named below. Each director elected at the Annual Meeting will serve, subject to the provisions of the Company’s bylaws, until the next annual meeting of shareholders or until his or her successor is duly elected and qualified. The names and ages of the nominees proposed for election as directors, all of whom are presently directors of the Company, together with certain information concerning the nominees, are set forth below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION AS DIRECTORS OF EACH OF THE NOMINEES LISTED BELOW.

Nominees for Director

JOEL ACKERMAN (51) has served as a director of the Company since December 2008. Mr. Ackerman has served as Chief Financial Officer of Davita Inc. (“Davita”) (NYSE:DVA), a Fortune 500 company that provides a variety of healthcare services to patients throughout the United States and abroad, since March 2017. Mr. Ackerman serves as Chairman of the board of directors of Champions Oncology, Inc. (NASDAQ:CSBR), a company engaged in the development of advanced technology solutions and services to personalize the development and use of oncology drugs, and previously served as its Chief Executive Officer from October 2010 to January 2017. Previously, Mr. Ackerman was a Senior Portfolio Fellow with the Acumen Fund, a nonprofit global venture fund that uses entrepreneurial approaches to solve the problems of poverty, from November 2009 to July 2010. Mr. Ackerman served as Managing Director and head of the Health Services Group at Warburg Pincus LLC (“Warburg Pincus”), a global private equity firm, from January 1998 to September 2008. In his role with Warburg Pincus, Mr. Ackerman gained extensive experience with strategic planning, mergers, and acquisitions and capital markets in the healthcare services sector. While at Warburg Pincus, he served as an advisor to senior executives of more than 15 healthcare services companies and reviewed over 500 healthcare services opportunities. Mr. Ackerman also served as a director of Coventry Health Care, Inc. (formerly NYSE:CVH), a national managed healthcare company, from November 1999 to May 2013. His experience at Warburg Pincus and his leadership of other healthcare organizations serve him well in advising the Company on strategic, transactional and other healthcare related matters. (1)(2)

JONATHAN D. BLUM (58) has served as a director of the Company since December 2008. Mr. Blum served as the Chief Global Nutrition Officer from 2012 to March 2016, and Senior Vice President and Chief Public Affairs Officer from 1997 to March 2016 for Yum! Brands, Inc. (NYSE:YUM), a restaurant company with over 43,000 restaurants in 135 countries and territories and ranked number 218 in the Fortune 500. Mr. Blum has extensive experience in government and public affairs, corporate brand development and management, and corporate communications. Given his prior role at Yum! Brands, Mr. Blum provides valuable insights into public relations matters, corporate compliance, and best management practices of multi-site operators with large employee-based operations. (1)(3)

BENJAMIN A. BREIER (45) has served as President of the Company since May 2012 and as Chief Executive Officer and a director since March 2015. Previously, Mr. Breier served as the Company’s Chief

Operating Officer from August 2010 to March 2015, as Executive Vice President and President, Hospital Division from March 2008 until August 2010, and as President, Rehabilitation Division from August 2005 to March 2008. Given his current role as Chief Executive Officer and his prior operational oversight over each of the Company’s businesses, Mr. Breier provides valuable insights into the Company’s clinical, operational, and strategic opportunities.

PAUL J. DIAZ (55) has served as a director since May 2002. He served as Executive Vice Chairman of the Company from March 2015 to March 2016, as Chief Executive Officer from January 2004 to March 2015, as President from January 2002 to May 2012, and as Chief Operating Officer from January 2002 to December 2003. Mr. Diaz is a director of Davita (NYSE:DVA), a Fortune 500 company that provides a variety of healthcare services to patients throughout the United States and abroad. Mr. Diaz serves as a Partner with Cressey and Company, a private equity firm that invests in and advises healthcare companies. Mr. Diaz also serves as a director of Patterson Medical Products, Inc., a private medical supply distribution company. Mr. Diaz has also served in various executive capacities with other long-term healthcare providers in operational, financial, and legal positions. Given his prior service as Chief Executive Officer of the Company, Mr. Diaz provides a unique perspective regarding the business and strategic direction of the Company and has experience in all aspects of the Company’s businesses. (4)

HEYWARD R. DONIGAN (55) has served as a director of the Company since March 2014. Ms. Donigan has served as President, Chief Executive Officer and a director of Vitals, a leading consumer transparency company, since March 2015. From 2010 to 2014, Ms. Donigan served as President, Chief Executive Officer and a director of ValueOptions, Inc., a health improvement company specializing in mental and emotional wellbeing and recovery, which merged with Beacon Health Strategies during 2014. Previously, Ms. Donigan was Executive Vice President and Chief Marketing Officer of Premera Blue Cross, an insurer doing business in Washington, Alaska, and Oregon, from 2003 to 2010. Ms. Donigan also serves as a director of NxStage Medical, Inc. (NASDAQ:NXTM), a leading medical technology company that develops, manufactures and markets innovative products for the treatment of end-stage renal disease and acute kidney failure. With over 30 years of experience in all facets of the health plan business, including network management, contracting, sales and marketing, product development, and operations, Ms. Donigan is highly qualified to advise the Company on the managed care business, strategy, and operational matters. (3)(4)

RICHARD GOODMAN (68) has served as a director of the Company since March 2014. Mr. Goodman has had a three-decade career as a global finance executive, most recently serving as Executive Vice President of Global Operations of PepsiCo, Inc. (NYSE:PEP), a leading global food and beverage company, from 2010 to 2011 and as Chief Financial Officer from 2006 to 2010. Mr. Goodman is a director and chair of the audit committee of Adient plc (NYSE:ADNT), a global leader in automotive seating, The Western Union Company (NYSE:WU), a leader in global payment services, and Toys “R” Us, Inc., the world’s leading toy and juvenile products retailer. Mr. Goodman served as a director of Johnson Controls, Inc. (NYSE:JCI), a global diversified technology and industrial company, until its merger with Tyco International in September 2016. His corporate finance, managerial, and auditing experience and expertise position him well to advise the Company with respect to financial, accounting, auditing, strategic, and operational matters. (1)(2)

CHRISTOPHER T. HJELM (55) has served as a director of the Company since June 2011. He has served as the Executive Vice President and Chief Information Officer of The Kroger Co. (NYSE:KR) since September 2015, which operates approximately 2,800 retail food stores in 35 states along with a number of pharmacies, convenience stores, fine jewelry stores, supermarket fuel centers, and food production plants, and he previously served as Senior Vice President and Chief Information Officer from August 2005 to September 2015. Mr. Hjelm is a director of Arcode Software Solutions Ltd., a software company delivering secure email communications. Mr. Hjelm served on the board of directors of RehabCare Group, Inc. (formerly NYSE:RHB) from July 2007 until June 2011. Mr. Hjelm has gained significant operational and information technology expertise during his tenure with The Kroger Co., which allows him to provide valuable insights into information technology, cyber security, and operational matters. (1)(2)

FREDERICK J. KLEISNER (72) has served as a director of the Company since March 2009. Mr. Kleisner served as President and Chief Executive Officer of Morgans Hotel Group Co. (NASDAQ:MHGC), a hospitality company that owns, operates, acquires, develops, and redevelops boutique hotels in the United States and Europe, from September 2007 to March 2011, and as a director from February 2006 to March 2011. From October 2007 to March 2011, Mr. Kleisner served as President and a director of Hard Rock Hotel Holdings, LLC, a destination casino and resort company. Mr. Kleisner also served as a director, Chairman, Chief Executive Officer, and President of Wyndham International, Inc. (NYSE:WYN), a global hospitality company that operates and develops hotels and vacation resorts, from 1999 to 2006. Mr. Kleisner is a director of Caesars Entertainment Corporation (NASDAQ:CZR), the world’s most diversified casino entertainment provider, Ashford Hospitality Trust (NYSE:AHT), a real estate investment trust, Playtime, LLC, a manufacturer of playground installations for resorts, restaurants, and shopping centers, among others, and Aimbridge Hospitality, a hotel and resort management firm. Mr. Kleisner also served as a director of Innkeepers USA Trust (previously Other-OTC:INKPP), a real estate investment trust, from November 2007 to August 2011, and Apollo Residential Mortgage, Inc. (formerly NYSE:AMTG), a real estate investment trust, from July 2011 to August 2016. Mr. Kleisner has substantial management experience in operating multi-site locations in the hospitality industry. His prior tenure in a chief executive officer position along with his experience at other hotel operators has provided him with strong operating, market positioning, customer service, and financial management experience. (3)(4)

SHARAD MANSUKANI, M.D. (47) has served as a director of the Company since October 2015. Dr. Mansukani has served as Senior Advisor to TPG Capital, a global private equity firm, since January 2005. Dr. Mansukani served as Strategic Advisor to the board of directors of Cigna Corp. (NYSE:CI), a global health services company, from 2013 to June 2016. Dr. Mansukani is a director of Surgical Care Affiliates, Inc. (NASDAQ:SCAI), the largest ambulatory surgery center business in the United States, and Immucor, Inc., a global leader in transfusion and transplantation diagnostics. Dr. Mansukani also serves as the lead independent director of IASIS Healthcare, a healthcare services company. Dr. Mansukani served as Chairman of the board of directors of Envision Pharmaceutical Services, a pharmacy benefits management company, from November 2012 until June 2015, and as a director of IMS Health Holdings, Inc. (formerly NYSE:IMS), a leading provider of market intelligence to the pharmaceutical and healthcare industries. Dr. Mansukani has extensive experience in various segments of the healthcare industry and a deep understanding of the regulatory and reimbursement environment, which allows him to provide insights into the Company’s strategic, policy, managed care, and operational matters. (3)(4)

LYNN SIMON, M.D. (57) Dr. Simon has served as a director of the Company since November 2016. Dr. Simon has served as President, Clinical Services and Chief Quality Officer for Community Health Systems (NYSE:CYH), a leading operator of general acute care hospitals in communities across the country, since 2014, and previously served as Senior Vice President, Chief Quality Officer from 2010 to 2014. Given her substantial healthcare experience from serving as a practicing physician as well as an executive overseeing all aspects of clinical operations, Dr. Simon provides valuable insights into clinical, quality, and compliance issues, physician matters and healthcare operations. (2)(4)

PHYLLIS R. YALE (59) has served as Chair of the Board of Directors since May 2014 and as a director since January 2010. Ms. Yale has been a Senior Advisor with Bain & Company, Inc., a global management consulting firm, since July 2010. Ms. Yale was a partner with Bain & Company, Inc. from 1987 to July 2010, and was a leader in building Bain & Company, Inc.’s healthcare practice. In her role at Bain & Company, Inc., Ms. Yale works with healthcare payers, providers, and medical device companies, and frequently advises the world’s leading private equity firms on their investments in the healthcare sector. She has served as a member of the board of directors of several public and private companies in the healthcare sector, and currently serves as Chair of the board of directors of Blue Cross Blue Shield of Massachusetts, a not-for-profit health plan headquartered in Boston, and as a director of Davita (NYSE:DVA), a Fortune 500 company that provides a variety of healthcare services to patients throughout the United States and abroad, and National Surgical Hospitals, a privately held specialty hospital operator. Ms. Yale previously served as a director of ValueOptions,

Inc., a health improvement company specializing in mental and emotional wellbeing and recovery, which merged with Beacon Health Strategies during 2014. Ms. Yale has a deep knowledge base and experience in several segments of the healthcare industry including corporate strategies, marketing, cost and quality management, as well as mergers and acquisitions. (4)

(1)	Member of the Nominating and Governance Committee of which Mr. Blum is Chair.
(2)	Member of the Audit Committee of which Mr. Goodman is Chair.
(3)	Member of the Executive Compensation Committee of which Mr. Kleisner is Chair.
(4)	Member of the Quality of Care and Patient Outcomes Committee of which Dr. Simon is Chair.

The information contained in this Proxy Statement concerning the nominees is based upon statements made or confirmed to the Company by or on behalf of such nominees, except to the extent certain information appears in its records. Nominees’ ages are given as of January 1, 2017.

SHARES OF COMMON STOCK OF THE COMPANY REPRESENTED BY PROXIES EXECUTED AND RETURNED PURSUANT TO THE INSTRUCTIONS SET FORTH IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS WILL BE VOTED FOR THE ELECTION OF ALL THE NOMINEES AS DIRECTORS, UNLESS OTHERWISE SPECIFIED. The Board of Directors does not contemplate that any of the nominees will be unable to serve as a director. However, in the event that one or more nominees are unable or unwilling to accept or are unavailable to serve, the persons named in the proxies or their substitutes will have the authority, according to their judgment, to vote or refrain from voting for other individuals as directors.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Meetings and Committees

During 2016, the Board of Directors held nine meetings, including five regular meetings and four special meetings. During 2016, each director attended more than 75% of the total number of meetings held by the Board of Directors and each committee of which he or she was a member.

The Board of Directors has established an Audit Committee, an Executive Compensation Committee, a Nominating and Governance Committee, and a Quality of Care and Patient Outcomes Committee. Each committee has a written charter, which is available on the Company’s website at www.kindredhealthcare.com. The Company’s Corporate Governance Guidelines also are available on its website. Information on the Company’s website is not part of this Proxy Statement.

Audit Committee

The Audit Committee currently has five members consisting of Mr. Richard Goodman (Chair), Mr. Joel Ackerman, Thomas P. Cooper, M.D., Mr. Christopher T. Hjelm, and Lynn Simon, M.D. Each member of the Audit Committee is independent and financially literate as defined under the listing standards of the NYSE. The Board of Directors has determined that Mr. Goodman and Mr. Ackerman are Audit Committee financial experts as defined in Item 407 of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee held seven meetings during 2016. The Audit Committee assists the Board of Directors in monitoring: (1) the integrity of the Company’s financial statements and the adequacy of the Company’s system of internal controls, accounting policies, and financial reporting practices; (2) the independent registered public accounting firm’s qualifications and independence; (3) the performance of the Company’s internal audit function and of its independent registered public accounting firm; and (4) the Company’s compliance with legal and regulatory requirements.

Executive Compensation Committee

The Executive Compensation Committee has four members consisting of Mr. Frederick J. Kleisner (Chair), Mr. Jonathan D. Blum, Ms. Heyward R. Donigan, and Sharad Mansukani, M.D. Ms. Phyllis R. Yale served on the Executive Compensation Committee from January 1, 2016 until she voluntarily resigned from such committee on March 28, 2016. Each member of the Executive Compensation Committee is independent as defined under the listing standards of the NYSE, qualifies as an outside director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and qualifies as a non-employee director within the meaning of Rule 16b-3 under the Exchange Act. The Executive Compensation Committee held seven meetings during 2016. The Executive Compensation Committee assists the Board of Directors in fulfilling its responsibility to the Company’s shareholders, potential shareholders, and the investment community by ensuring that the Company’s key executives, officers, and Board members are compensated in accordance with the Company’s overall compensation policy and executive compensation program. The Executive Compensation Committee recommends and approves compensation policies, programs, and pay levels that are necessary to support the Company’s objectives and that are rational and reasonable to the value of the services rendered. The Executive Compensation Committee also reviews and discusses with management the Compensation Discussion and Analysis prepared for inclusion in this Proxy Statement and, based upon such review, determines whether to recommend to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement. Furthermore, the Executive Compensation Committee prepared the section entitled “Compensation Committee Report” on page 61 of this Proxy Statement.

The Executive Compensation Committee’s processes and procedures for the consideration and determination of executive compensation, including the role of the Company’s Chief Executive Officer in making recommendations to the Executive Compensation Committee and the role of its independent compensation consultant in assisting the Executive Compensation Committee in its functions, are more fully described below in the section entitled “Compensation Discussion and Analysis” beginning on page 18 of this Proxy Statement.

Nominating and Governance Committee

The Nominating and Governance Committee has four members consisting of Mr. Jonathan D. Blum (Chair), Mr. Joel Ackerman, Mr. Richard Goodman, and Mr. Christopher T. Hjelm. Mr. Ackerman served as Chair of the Nominating and Governance Committee for all of 2016. Each member of the Nominating and Governance Committee is independent as defined under the listing standards of the NYSE. The Nominating and Governance Committee held five meetings during 2016. The Nominating and Governance Committee assists the Board of Directors by: (1) identifying individuals qualified to become members of the Board of Directors, approving the director nominees for the next annual meeting of shareholders, and approving nominees to fill vacancies on the Board of Directors; (2) recommending to the Board of Directors nominees and chair(s) for each committee; (3) leading the Board of Directors in its annual review of the Board of Directors’ and senior management’s performance; and (4) recommending to the Board of Directors the Corporate Governance Guidelines applicable to the Company. The Nominating and Governance Committee also recommends to the Board of Directors whether or not to accept the expected resignation of any director who fails to receive the required vote for re-election in any uncontested election as set forth in the Company’s bylaws and Corporate Governance Guidelines.

Quality of Care and Patient Outcomes Committee

The Quality of Care and Patient Outcomes Committee has seven members consisting of Lynn Simon, M.D. (Chair), Thomas P. Cooper, M.D., Mr. Paul J. Diaz, Ms. Heyward R. Donigan, Mr. Frederick J. Kleisner, Sharad Mansukani, M.D., and Ms. Phyllis R. Yale. Dr. Cooper served as Chair of the Quality of Care and Patient Outcomes Committee for all of 2016. With the exception of Mr. Diaz, all members of the Quality of Care and Patient Outcomes Committee are independent as defined under the listing standards of the NYSE. The Quality of Care and Patient Outcomes Committee held four meetings during 2016. The Quality of Care and Patient Outcomes Committee assists the Board of Directors in evaluating and monitoring the Company’s: (1) programs, policies, procedures, and performance-improvement practices that support and enhance the quality of care provided by the Company; (2) compliance with applicable healthcare laws, regulations, policies, professional standards, and industry guidelines; and (3) compliance with the Company’s Code of Conduct.

Director Independence

The Board of Directors has determined that the following ten directors are independent, as defined under the listing standards of the NYSE: Mr. Joel Ackerman; Mr. Jonathan D. Blum; Thomas P. Cooper, M.D.; Ms. Heyward R. Donigan; Mr. Richard Goodman; Mr. Christopher T. Hjelm; Mr. Frederick J. Kleisner; Sharad Mansukani, M.D.; Lynn Simon, M.D.; and Ms. Phyllis R. Yale.

The independent directors have regularly scheduled meetings at which members of management are not present. Ms. Yale presides at these and all other Board meetings in her capacity as independent Chair of the Board of Directors.

The Board of Directors’ independence determination for each director was based upon a review in which each director’s independence was evaluated on a case-by-case basis. In performing the independence evaluations, the Board of Directors considers any matters that could affect the ability of each outside director to exercise independent judgment in discharging his or her responsibilities as a director, including all transactions and relationships between each such director, the director’s family members, and organizations with which the director or the director’s family members have an affiliation and the Company, its subsidiaries, and its management. Any such matters are evaluated both from the standpoint of the director and from that of persons or organizations with which the director has an affiliation. In addition, the Board of Directors also considers any other transactions, relationships, or arrangements that could affect director independence.

On an ongoing basis, the Board of Directors reviews relationships between the Company and other entities for which a director of the Company also serves as a director or otherwise has an employment or other relationship. This review included analysis of ordinary course business transactions between the Company and: (1) Davita, for which Mr. Ackerman serves as Chief Financial Officer and Mr. Diaz and Ms. Yale serve as non-employee directors; (2) Hanger, Inc., for which Dr. Cooper serves as a non-employee director; (3) Casamba, Inc., for which Dr. Cooper serves as a non-employee director; (4) The Kroger Co., for which Mr. Hjelm serves as Executive Vice President and Chief Information Officer; (5) IASIS Healthcare, for which Dr. Mansukani serves as a non-employee director; (6) Immucor, Inc., for which Dr. Mansukani serves as a non-employee director; (7) Community Health Systems, for which Dr. Simon serves as President, Clinical Services and Chief Quality Officer; (8) Blue Cross Blue Shield of Massachusetts, for which Ms. Yale serves as a non-employee director; and (9) Bain & Company, Inc., for which Ms. Yale serves as Senior Advisor.

During these reviews, the Board of Directors identified no transactions, relationships, or arrangements in which a director of the Company had or will have a direct or indirect material interest or that otherwise adversely impacted the Board of Directors’ independence evaluation of the applicable outside directors.

Related Person Transactions

In accordance with the written charter for the Nominating and Governance Committee of the Board of Directors, the Nominating and Governance Committee evaluates each related person transaction involving a director or executive officer for the purpose of determining whether to recommend to the disinterested members of the Board that the transactions are fair, reasonable, and within Company policy, and whether they should be ratified or approved by the Board. The Nominating and Governance Committee considers each related person transaction in light of all relevant factors and the controls implemented to protect the interests of the Company and its shareholders.

Relevant factors include:

•	the benefits of the transaction to the Company;

•	the terms of the transaction and whether the terms have been negotiated at arm’s length and in the ordinary course of the Company’s business;

•	the direct or indirect nature of the related person’s interest in the transaction;

•	the amount involved and the expected term of the transaction; and

•	other facts and circumstances that bear on the materiality of the related person transaction under applicable law and listing standards.

Approval by the Board of Directors of any related person transaction involving a director also must be made in accordance with applicable law and the Company’s organizational documents as from time to time in effect. When a vote of the disinterested directors is required, such vote is called only following full disclosure to such directors of the facts and circumstances of the relevant related person transaction. Transactions that are not approved or ratified as required by the Code of Conduct are subject to termination by the Company, if so directed by an employee’s supervisor, the Nominating and Governance Committee, or the Board of Directors, as applicable, taking into account such factors as such individual or body deems appropriate and relevant. Based upon its review, the Nominating and Governance Committee did not identify any related person transactions under Item 404 of Regulation S-K during 2016 or that are currently proposed.

Board Leadership Structure

The Board of Directors has elected to separate the roles of Chair of the Board of Directors and Chief Executive Officer. The Company’s Corporate Governance Guidelines provide that the Chair of the Board shall, whenever possible, be an independent director. This independent Chair policy does not apply if an independent director is unavailable or unwilling to serve. Ms. Phyllis R. Yale, an independent director, became Chair of the Board of Directors on May 22, 2014 and continues to serve in that capacity.

If at any time the Chair of the Board is not an independent director, the Board of Directors’ policy is that the independent directors are to choose a lead independent director from among themselves. In that case, the lead independent director would: (1) approve meeting agendas for the Board of Directors; (2) approve Board meeting schedules to assure there is sufficient time to discuss all agenda items; (3) preside at all meetings of the directors at which the Chair of the Board of Directors is not present, including all meetings of the independent directors; (4) serve as a liaison between the Chair of the Board of Directors and the independent directors; (5) approve information sent to the Board of Directors; (6) have the authority to call meetings of the independent directors; (7) be available for direct communication with the Company’s major shareholders; and (8) have such other duties as determined by the Board of Directors.

The independent directors meet in executive session at each regular Board meeting to consider such matters as they deem appropriate, including, but not limited to, a review of the performance of the Chief Executive Officer.

The Board’s Role in Risk Oversight

The Board of Directors annually reviews a company-wide enterprise risk assessment, as presented by the Company’s senior strategy, risk management, and internal audit executives. This presentation is intended to give the Board of Directors a current view of the Company’s primary operational, compliance, financial and strategic risks, on both a company-wide as well as a division-specific basis. In addition to this annual enterprise risk assessment, an evaluation of principal areas of risk and corresponding mitigation strategies are examined in further detail during the year by: (1) the Board of Directors regarding key strategic risks; (2) the Audit Committee regarding key financial and compliance risks; (3) the Quality of Care and Patient Outcomes Committee regarding key operational and quality risks; and (4) the Executive Compensation Committee regarding the relationship of the Company’s executive compensation program and risk.

Director Nominations and Proxy Access

The Company allows shareholders to nominate directors for inclusion in the Company’s proxy materials if certain conditions are met (“Proxy Access”). To nominate a director using Proxy Access, the nominating shareholder (or group of shareholders) must have owned 3% or more of the Company’s outstanding Common Stock continuously for at least three years. A group of up to 20 shareholders may aggregate their shares to meet the 3% ownership requirement (or, if the Company’s market capitalization exceeds $2.5 billion, up to 25 shareholders). Shareholders meeting the ownership requirements may nominate and include in the Company’s proxy materials directors constituting up to 20% of the Board (or, if greater, two directors). To utilize Proxy Access, shareholders must also comply with the procedures set forth below. Additional details on Proxy Access are contained in the Company’s bylaws.

In addition to Proxy Access, the Nominating and Governance Committee has a general policy for considering director candidates recommended by shareholders in accordance with the procedures set forth below and who appear to be qualified to serve on the Board of Directors. The Nominating and Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors. There have been no material changes to the procedures by which shareholders may recommend director candidates since the Company last disclosed such procedures.

To nominate a director candidate under the Proxy Access procedures or to submit a recommendation of a director candidate to the Nominating and Governance Committee, a shareholder should submit the following information in writing, addressed to Corporate Secretary, at the Company’s principal executive office:

1. the name of the person recommended as a director candidate and the number and class of each class of stock of the Company owned of record or beneficially by such director candidate;

2. all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act (including, without limitation, the information required by paragraphs (a), (e), and (f) of Item 401 of Regulation S-K);

3. the written consent of the person being recommended as a director candidate to being named in the Proxy Statement as a nominee and to serving as a director if elected;

4. as to the shareholder making the recommendation, the name and address, as they appear on the Company’s records, of such shareholder; provided, however, that if the shareholder is not a registered holder of the Company’s Common Stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects beneficial ownership of the Company’s Common Stock and the right to vote such Common Stock, and the number and class of all shares of each class of stock of the Company owned of record or beneficially by such holder; and

5. for Proxy Access nominations, certain representations and undertakings by the shareholder (or group of shareholders) making the recommendation, as required by the Company’s bylaws.

In order to utilize Proxy Access or for a director candidate to be considered for nomination at the Company’s Annual Meeting, the recommendation must be received in accordance with the requirements for Proxy Access or the advance notice provisions of the Company’s bylaws, respectively. See “Shareholder Proposals and Director Nominations” on page 85.

Director Selection and Evaluation

The Nominating and Governance Committee has generally identified director nominees based upon suggestions by directors, members of management and/or shareholders and outside search firms, and has interviewed and evaluated those persons on its own. The Company also engages outside search firms to identify and screen potential director candidates.

As set forth in its written charter, the Nominating and Governance Committee generally will seek directors who possess integrity, a high level of education and business experience, broad-based business acumen, an understanding of the Company’s businesses and the healthcare industry in general, strategic thinking and a willingness to share ideas, a network of contacts and diversity of experiences, expertise, and backgrounds. While the Corporate Governance Guidelines do not prescribe diversity standards, as a matter of practice, the Nominating and Governance Committee considers diversity in the context of the Board of Directors as a whole and takes into account the personal characteristics and experience of current and prospective directors to facilitate deliberations that reflect a broad range of perspectives.

As set forth in the Company’s Corporate Governance Guidelines, the Nominating and Governance Committee annually reviews with the Board of Directors the requisite skills and characteristics of new Board members, as well as the composition of the Board of Directors as a whole. This assessment includes a review of each director’s independence, as well as consideration of diversity, age, tenure, skills, expertise, and experience in the context of the needs of the Board of Directors.

The Nominating and Governance Committee also conducts an annual evaluation of the Board of Directors and its committees, as well as of each individual director. This process includes the circulation of an evaluation form where specific questions are asked and comments sought. These results are then reviewed and discussed by the Nominating and Governance Committee and the Board of Directors. The Chair of the Board reviews the results with each individual director. On occasion, the Nominating and Governance Committee also engages outside consultants to assist in director evaluations.

The Nominating and Governance Committee uses the criteria and processes set forth above to evaluate potential nominees, and does not evaluate proposed nominees differently depending upon who has made the proposal. The Nominating and Governance Committee reviews current directors who may be proposed for re-election considering the factors and individual evaluation described above and their past contributions to the Board of Directors. In so doing, the Nominating and Governance Committee has determined that the directors proposed for election at the Annual Meeting have experience, skills, and qualifications consistent with the principles set out in the charter of the Nominating and Governance Committee as described above under “—Nominees for Director.”

Director Attendance at Annual Meetings of Shareholders

The Board of Directors does not require directors to attend the annual meeting of shareholders. Each member of the Company’s Board of Directors serving at that time attended the 2016 annual meeting of shareholders.

Code of Business Conduct and Ethics

The Company has adopted a Code of Conduct that serves as its code of ethics and applies to all of the Company’s directors and employees, including the principal executive officer, principal financial officer, principal accounting officer, and certain other persons performing similar functions. The text of the Company’s Code of Conduct is posted on the Company’s website located at www.kindredhealthcare.com under the “Investors” section and is available in print to any requesting shareholder. Information contained on the Company’s website is not part of this Proxy Statement. In addition, the Company intends to disclose on its website: (1) the nature of any amendment to a provision of the Code of Conduct that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer, or certain other persons performing similar functions; and (2) the nature of any waiver, including an implied waiver, from provisions of the Code of Conduct that is granted to one of these specified individuals (which may only be made by the Board of Directors or a Board committee), the name of the person to whom the waiver was granted and the date of the waiver. Such disclosure will be made within four business days following the date of the applicable amendment or waiver.

The Code of Conduct generally prohibits the Company’s directors, executive officers, and employees from engaging in activities that conflict with the interests of the Company and the residents and patients served by the Company. Situations that may give rise to a potential conflict of interest under the Code of Conduct include: (1) having a material direct or indirect financial or business interest in any entity that does business with the Company; (2) having a direct or indirect financial or business interest in any transaction between the Company and a third party; and (3) serving as a director, officer, employee, consultant, or agent of an organization that does business with the Company.

To facilitate compliance with these rules, the Code of Conduct requires that individuals report to their supervisors, or to the Board of Directors in the case of directors and executive officers, circumstances that may create or appear to create a conflict between the personal interests of the individual and the interests of the Company, regardless of the amount involved. In addition, each director and executive officer annually confirms to the Company certain information about potential related person transactions as part of the preparation of the Company’s Annual Report on Form 10-K and its annual Proxy Statement. Director nominees and persons promoted to executive officer positions also must confirm such information. In addition, management reviews its records and makes additional inquiries of management personnel and, as appropriate, third parties and other resources for purposes of identifying related person transactions, including related person transactions involving beneficial owners of more than 5% of the Company’s voting securities.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of the Common Stock of the Company to file initial stock ownership reports and reports of changes in ownership with the SEC. Based upon a review of these reports and on written representations from the Company’s directors and executive officers that no other reports were required, the Company believes that the applicable Section 16(a) reporting requirements were complied with for all transactions that occurred in 2016.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of February 1, 2017 (except as noted below) by (1) each person who is a director or nominee for director, (2) each of the Company’s named executive officers, (3) all of the persons who are directors and executive officers of the Company, as a group, and (4) each shareholder known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (1)
Directors, Nominees and Named Executive Officers
Joel Ackerman	75,315	*
Jonathan D. Blum	75,315	*
Benjamin A. Breier	673,379	*
Thomas P. Cooper, M.D.	79,943	*
Paul J. Diaz	398,285	*
Heyward R. Donigan	25,382	*
Richard Goodman	25,382	*
Christopher T. Hjelm	60,539	*
Frederick J. Kleisner	75,315	*
Sharad Mansukani, M.D.	23,660	*
Lynn Simon, M.D.	17,242	*
Phyllis R. Yale	70,015	*
Stephen D. Farber	146,564	*
Kent H. Wallace	109,119	*
David A. Causby	263,074	*
Joseph L. Landenwich	114,663	*

All Directors and Executive Officers as a Group (21 persons)	2,563,418	3.01%

Other Security Holders with More than 5% Ownership
BlackRock, Inc. (2)	10,100,594	11.86%
The Vanguard Group, Inc. (3)	7,429,836	8.73%
Dimensional Fund Advisors LP (4)	6,297,510	7.40%
Wellington Management Group, LLP (5)	5,637,433	6.62%

*	Denotes less than 1%.

(1)	Includes shares subject to stock options which are exercisable within 60 days from February 1, 2017. The number of shares of Common Stock that may be acquired through exercise of stock options, which are exercisable as of, or within 60 days after, February 1, 2017, are as follows: Mr. Ackerman – 15,000 shares; Mr. Blum – 15,000 shares; Mr. Kleisner – 15,000 shares; and Mr. Causby – 42,172 shares. Unless otherwise noted below, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2)	Based upon a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 12, 2017. According to the Schedule 13G/A, BlackRock is a parent holding company for subsidiaries that hold Common Stock. The address of BlackRock is 55 East 52nd Street, New York, New York 10055. BlackRock has sole voting power over 9,896,110 shares of Common Stock, and sole dispositive power over 10,100,594 shares of Common Stock.

(3)	Based upon a Schedule 13G/A filed by The Vanguard Group, Inc. (“Vanguard”) with the SEC on February 10, 2017. According to the Schedule 13G/A, Vanguard is an investment adviser with an address of 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Vanguard has sole voting power over 101,616 shares of Common Stock, sole dispositive power over 7,327,003 shares of Common Stock, shared voting power of 6,058 shares of Common Stock, and shared dispositive power over 102,833 shares of Common Stock.

(4)	Based upon a Schedule 13G/A filed by Dimensional Fund Advisors LP (“Dimensional”) with the SEC on February 9, 2017. According to the Schedule 13G/A, Dimensional, as an investment adviser, furnishes investment advice to four investment companies and serves as investment manager to certain other commingled group trusts and separate accounts (which are collectively referred to as the “Funds”). The address of Dimensional is Building One, 6300 Bee Cave Road, Austin, Texas 78746. Dimensional has sole voting power over 6,119,564 shares of Common Stock and sole dispositive power over 6,297,510 shares of Common Stock. According to the Schedule 13G/A, in its role as investment adviser, sub-adviser or manager, Dimensional and its subsidiaries may be deemed to be the beneficial owner of the shares of Common Stock owned by the Funds, but Dimensional and its subsidiaries disclaim beneficial ownership of such shares of Common Stock.

(5)	Based upon a Schedule 13G/A jointly filed by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings, LLP (collectively, “Wellington Group”), and Wellington Management Company LLP (“Wellington Management”) with the SEC on February 9, 2017. According to the Schedule 13G/A, Wellington Group and Wellington Management are investment advisors with an address of 280 Congress Street, Boston, Massachusetts 02210. Wellington Group has shared voting power over 1,924,404 shares of Common Stock and shared dispositive power of 5,637,433 shares of Common Stock. Wellington Management has shared voting power over 1,917,846 shares of Common Stock and shared dispositive power over 5,489,505 shares of Common Stock.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The Executive Compensation Committee (the “Committee”) has structured our compensation program and goal setting practices to (1) align the interests of our named executive officers and long-term shareholders, (2) ensure that compensation paid reflects both Company and individual named executive officer performance during the year, and (3) to attract, motivate and retain highly qualified senior executives that are critical for our success in a challenging and rapidly evolving healthcare marketplace.

We are one of the largest healthcare providers in the United States, operating in a highly regulated industry subject to a number of healthcare reform initiatives. At December 31, 2016, we had approximately 100,100 employees providing healthcare services in 2,654 locations in 46 states, including 82 transitional care (“TC”) hospitals (certified as long-term acute care (“LTAC”) hospitals under the Medicare program), 19 inpatient rehabilitation hospitals (“IRFs”), 91 nursing centers, 17 sub-acute units, 635 Kindred at Home home health, hospice and non-medical home care sites of service, 102 inpatient rehabilitation units (hospital-based) and contract rehabilitation service businesses which served 1,708 non-affiliated sites of service.

We operate highly regulated businesses and receive a substantial portion of our revenues from patients covered by the Medicare and Medicaid programs. We are therefore more susceptible to external pressures affecting our business, including the impact and uncertainty from legislation and other initiatives to reform the delivery and reimbursement of healthcare and reduce costs. Several of these reforms are very significant and could ultimately change the nature of our services, the methods of payment for our services, and the underlying regulatory environment. One such reform is new patient criteria for LTAC hospitals, which reduces the population of patients eligible for reimbursement under the Medicare payment system for LTAC hospitals and changes the basis upon which we are paid for other patients.

During 2016, we refined our strategic plan to position the Company to succeed in a rapidly evolving healthcare market, while beginning our transformation to becoming a post-acute benefits manager

This strategy is based on three pillars:

I.	Optimizing our core operations in the near term;

II.	Extending our core operations by building high performance post-acute networks; and

III.	Positioning the Company for a value-based marketplace in which we capture the financial upside we create.

This strategy has focused us on several key objectives:

(1)	Succeeding in our core business by providing superior clinical outcomes and quality of care;

(2)	Repositioning our assets to enhance future performance by focusing on higher growth, less capital intensive businesses;

(3)	Optimizing our Continue the Care® strategy to increase market share and improve care coordination;

(4)	Developing differentiated care management capabilities supported by information technology, data analytics and the Kindred Contact Center; and

(5)	Creating high performance post-acute networks through partnerships with leading health systems to gain market share, improve quality and increase efficiency.

2016 was a challenging year for us, but under the leadership of our named executive officers, we executed several actions which advanced our strategy and will improve our operations and earnings profile going forward

•

Improving Quality and Clinical Outcomes – Our TC hospitals, IRFs, and home health and hospice operations continue to improve on quality indicators and outperform national benchmarks, which enables us to send more patients home with better clinical outcomes.

•

Portfolio Optimization and Strengthening the Core – During 2016, we took several steps to optimize our portfolio and strengthen our core operations. These actions reflect our focus on higher-growth and less capital-intensive businesses, such as our home health, hospice and IRF operations. These actions included:

•

LTAC Mitigation Strategy. We began to implement our multi-faceted mitigation strategy in response to new patient criteria for LTAC hospitals. During 2016, we implemented tailored mitigation strategies for each of our TC hospitals and successfully executed on several transactions which reduced our TC hospital bed capacity by 14%.

•

Strategic Exit from Skilled Nursing Facility Business. In November 2016, we announced our strategic decision to exit the skilled nursing facility business as an owner and operator. Our exit from the skilled nursing facility business will provide us with opportunities to reduce our rent and capital expenditure costs, optimize overhead, and further our ability to build preferred provider networks with leading skilled nursing facility operators to support our integrated care markets. We are actively engaged in a process to exit the skilled nursing facility business and are targeting to complete the exit by the end of 2017.

•

Aggressively growing Kindred at Home. We continue to expand our presence in the home health, hospice and community care businesses. During 2016, we acquired 24 home health locations, nine hospice locations, and expanded our community care business.

•

Growing IRF portfolio. During 2016, we opened two new IRFs (50 beds in Avon, Ohio and 50 beds in Chandler, Arizona) and have definitive agreements in place with joint venture partners to open four additional IRFs, three of which we expect to open in 2018 and one we expect to open in 2019. We intend to continue expanding our IRF portfolio through joint ventures with leading health systems across the United States.

•

Successful Integration and Synergy Capture. We successfully completed the integration of Gentiva Health Services, Inc. (“Gentiva”) and Centerre Healthcare Corporation (“Centerre”) into our operations during 2016, both of which were acquired in 2015. We exceeded our Gentiva synergy expectations by $20 million, ultimately achieving $90 million in aggregate synergies from the acquisition of Gentiva (the “Gentiva Merger”).

•

Advancing the Continue the Care Strategy – In 2016, we significantly advanced and operationalized our Continue the Care strategy by identifying 13 focus markets where we implemented systems and processes to enhance patient placement, discharge planning and transition of our patients among post-acute care settings and to home.

•

Strengthening Care Management Capabilities – During 2016, we continued to develop our capabilities to better manage episodes of care, optimize post-acute care placement, create seamless transitions between care settings, and enhance performance improvement reporting processes. These enhanced capabilities include:

•

Our Kindred Contact Center, a 24-hour telephone contact center staffed by registered nurses that we use to effectively manage patient populations by providing education, discharge planning and aftercare services, and

•	Kindred House Calls®, our home-based primary care business.

Our executive compensation programs are responsive to our performance

Total direct compensation for the named executive officers is primarily based on the following components: (1) base salary, (2) short-term cash incentives, (3) long-term cash incentives, and (4) equity-based incentive compensation. Since base salary is the only component of compensation that is fixed, we placed a significant portion of our Chief Executive Officer (88%) and other named executive officer (76%) compensation at risk during 2016. The chart below illustrates the mix of fixed versus variable compensation for our Chief Executive Officer and the other named executive officers, based upon target award levels.

2016 TARGET FIXED vs. VARIABLE COMPENSATION

As noted above, 2016 was a challenging year for us and our shareholders in terms of overall financial and stock price performance. Since our named executive officers are incentivized to achieve high levels of financial and stock price performance, their compensation is materially reduced when they fail to achieve those results.

•

Upon the recommendation from our Chief Executive Officer, the Committee exercised its discretion to reduce the awards earned under our short-term incentive plan for 2016 by 20% to reflect our overall financial and stock price performance during 2016 and to better align interests with our shareholders.

•

Based on our 2016 performance on the metrics applicable to our short-term and long-term incentive plans and performance-based restricted stock awards, and due to a decline in our stock price between the grant and vesting dates of such performance-based restricted stock awards, as well as the 20% reduction set forth above:

•

Our Chief Executive Officer realized 37% of his targeted incentive compensation opportunity for 2016 under our short-term and long-term incentive plans and performance-based restricted stock awards (a shortfall of approximately $2.3 million); and

•

Our other named executive officers realized 42% of their targeted incentive compensation opportunity for 2016 under our short-term and long-term incentive plans and performance-based restricted stock awards (an average shortfall of approximately $500,000 per person).

We have adopted best pay practices into our executive compensation program

The Committee regularly reevaluates our executive compensation program to achieve its stated objectives and to implement best pay practices as appropriate. To demonstrate this commitment, the Committee uses the following best practices in executive compensation:

What we do:	What we don’t do:

• Strongly emphasize performance-based compensation – with 88% of Chief Executive Officer and 76% of other named executive officer compensation at risk during 2016

•     Allow hedging or pledging of Company stock

•     Allow change in control tax “gross ups”

•     Allow backdating or repricing of options without shareholder approval

•     Approve change in control agreements that provide for payments above a minimum threshold without shareholder approval

•     Encourage unreasonable risk taking with our executive compensation program

• Strongly emphasize financial performance metrics – with 79% of our Chief Executive Officer’s targeted incentive compensation opportunity for 2016 based on financial performance metrics
• Use a leading independent compensation consultant that provides no other services to the Company to advise on executive compensation program design, pay levels and best practices
• Target total direct compensation at approximately the 50th percentile of our peers
• Include recoupment provisions or “clawbacks” in our cash and equity compensation plans

• Maintain significant stock ownership and retention policies (net shares must be held one year following a vesting or exercise date)

• Use change in control agreements and equity plans with “double trigger” severance/equity acceleration requirements

• Focus a significant portion of short-term incentive plan awards on strategic and operational performance goals that promote long-term value

• Use performance-based restricted stock awards as a material component of total direct compensation

• Welcome engagement with shareholders to evaluate and critique our executive compensation program

• When appropriate, use our negative discretion to reduce earned awards to better align interests with our shareholders

We have adopted best governance practices to benefit our shareholders

The Committee, with the assistance of its independent compensation consultant, Frederic W. Cook & Co. (“F.W. Cook”), as well as the Company, stay attuned to recent trends in compensation and governance practices. In recent years, we have:

•	Formally separated the offices of Chair of the Board and Chief Executive Officer, and further required, whenever possible, that the Chair be an independent director;

•	Adopted Proxy Access (shareholders that own at least 3% of our Common Stock over a three-year period may nominate up to 20% of the Board and include such nominees in our proxy materials); and

•	Achieved the highest governance rating on the Institutional Shareholder Services (“ISS”) QualityScore rating system in March 2017.

Our Executive Compensation Process

The Committee is comprised entirely of independent directors who meet regularly to review and oversee the Company’s executive compensation program. The Committee reviews all components of, and makes all decisions regarding, the compensation of the named executive officers. The Committee also engages a leading independent compensation consultant to advise it on several aspects of our executive compensation program.

Our Chief Executive Officer and Chief People Officer participate frequently in meetings of the Committee to provide evaluations related to the performance of our other executive officers and discuss the roles and responsibilities of such executive officers. In addition, Committee members frequently interact directly with our executive officers and receive input from other independent Board members, thereby gaining an appreciation of the roles and levels of responsibility of the executive officers, as well as their performance. The Chief Executive Officer makes non-binding recommendations for the Committee’s consideration regarding executive compensation, including base salary, incentive targets, performance measures, equity compensation and any special awards for our executive officers. The Committee also regularly holds executive sessions not attended by any members of management. The Committee discusses Mr. Breier’s compensation with him and then makes decisions with respect to Mr. Breier’s compensation without him present. The named executive officers other than the Chief Executive Officer and Chief People Officer do not make recommendations on compensation or otherwise significantly participate in the Committee’s compensation decision-making process.

Internal Pay Equity

Compensation opportunities for the named executive officers reflect their positions, responsibilities and tenure in a given position and are generally similar for executives who have comparable levels of responsibility (although actual compensation delivered may differ depending on relative performance). The Chief Executive Officer has generally been the most highly compensated executive due to his ultimate responsibility for the strategic direction and performance of the Company, the unique nature and scope of his leadership and the competitive marketplace for attracting and retaining a talented chief executive officer.

Evaluation of Compensation Policies and Practices as They Relate to Risk Management

The Committee believes that the performance measures it selects appropriately reward performance without encouraging unnecessary or excessive risk taking on the part of our employees. The Committee encourages our employees to balance short-term objectives with long-term operational and clinical performance and financial stability by conditioning performance-based pay on the achievement of various financial, quality, strategic and operational goals which are aligned with our key success factors and operational goals and objectives. In addition, the goals are often tied to facility, district, regional, divisional and/or enterprise performance with no single goal comprising a significant portion of the overall total target. We also have in place various controls such as internal audit functions, a compliance hotline and quality controls to further support the Committee’s conclusions on its risk assessment.

Engaging with our shareholders

We have directly engaged several of our largest shareholders in the past two years to solicit feedback on our executive compensation program and governance practices.

In 2015, following a coordinated outreach campaign to our shareholders, including contacting our 25 largest shareholders (which held more than 70% of our Common Stock), (1) we adopted a Proxy Access bylaw permitting shareholders who have owned at least 3% of Common Stock for a three-year period to nominate directors constituting up to 20% of the Board and to include such nominees in our proxy materials, and (2) we amended our Corporate Governance Guidelines to require shareholder approval or ratification of amended or future change in control severance agreements that provide for payments in excess of 2.99 times base salary and target bonus under our short-term incentive plan.

At the 2016 annual meeting of shareholders, we received an 84% favorable vote on our non-binding proposal to approve the compensation for our named executive officers. This result was lower than our prior three-year average of a 94% favorable vote, and was primarily driven by an “against” vote issued by one of our largest shareholders. Following the annual meeting, our Chair of the Board and Chief Executive Officer met with representatives of this shareholder to learn and discuss the shareholder’s concerns. In response, the Committee reviewed our executive compensation plans and practices, and asked F.W. Cook to identify potential modifications against practices within our peer group and general industry. Following further analysis, F.W. Cook confirmed that our overall executive compensation program is appropriately structured and generally consistent with our peer group. Following its detailed review of the potential modifications and F.W. Cook’s analysis, the Committee elected in March 2017 to broaden the payout ranges applicable to the Consolidated Adjusted EBIT metric (as defined below) under our short-term incentive plan and the Consolidated Adjusted EBITDAR metric (also as defined below) applicable to our long-term cash incentive plan and performance-based restricted stock awards. These changes will require larger changes in performance before higher award percentages are attained, making payouts above the targeted amount more challenging to achieve.

We welcome shareholder feedback on our executive compensation program and governance practices, and encourage shareholders to contact us to express their views.

Use of Compensation Consultants

The Committee’s charter provides that it has the sole authority to select, evaluate, retain and dismiss an independent compensation consultant. During 2016, the Committee retained F.W. Cook as its independent compensation consultant to review our executive compensation program, including base salaries, and short-term and long-term incentive compensation. Prior to engaging F.W. Cook, the Committee assessed the independence of F.W. Cook pursuant to NYSE rules and concluded that no conflict of interest exists that would prevent F.W. Cook from being an independent compensation consultant to the Committee. F.W. Cook has never served the Company in any capacity except as an independent compensation consultant to the Committee.

In 2016, F.W. Cook’s review of our executive compensation program included:

•	Reviewing our senior executive compensation plans;

•	Benchmarking the total direct compensation levels for the executive officers, including salaries and targeted short-term and long-term incentive opportunities;

•

Evaluating key executive compensation program practices among our peers, including short-term and long-term performance metrics, the prevalence of executive retirement programs, severance programs and perquisites, stock ownership guidelines, incentive compensation targets and award levels, and equity compensation usage;

•	Recommending companies be added or removed from our peer group based upon objective metrics;

•	Comparing the actual compensation paid to our Chief Executive Officer to the amounts targeted by the Committee;

•	Evaluating potential compensation plan changes, including several recommended by one of our largest shareholders; and

•	Advising the Committee on recent regulatory, governance, and market-based executive compensation trends and developments.

Based on its review of our executive compensation plans, practices and performance targets during 2016, F.W. Cook indicated that:

•

On average, base salaries and target cash compensation approximated the 50th percentile of our peers for the named executive officers but that the base salary and target cash compensation for our Chief Executive Officer was positioned slightly below the 25th percentile of our peers;

•

Targeted total direct compensation was below the 50th percentile of our peers for each of our named executive officers other than our Chief Financial Officer and slightly above the 50th percentile for our Chief Financial Officer;

•	Our use of financial, strategic and operational objectives under our incentive plans continues to be consistent with the practice of our peers;

•

Our use of restricted stock and performance stock as part of our long-term incentive program is consistent with typical peer companies, but the additional use of performance cash is atypical (though we believe it is appropriate given our capital structure) and results in a heavier weighting of performance-based awards than our peers;

•	Our retirement and deferral programs are consistent with those provided by peer companies;

•	Our perquisite program is limited and generally more conservative than our peers but consistent with broader market practices;

•	Severance benefits for our executive officers are generally consistent with our peer group;

•	Our stock ownership guidelines for executive officers are standard among peers and the broader market;

•

Our three year equity plan share usage continued to decline compared to previous years, but was high relative to our peers primarily due to a depressed stock price and special promotion and retention grants in 2012 and 2013; and

•	Our aggregate grant date fair value and potential equity plan dilution ranks in the bottom quartile of our peers.

Peer Group

Consistent with the Committee’s goal of providing competitive compensation, the Committee benchmarks our executive officer compensation against the executive officer compensation at a selected group of peer companies that the Committee believes compete with us for executive officers and reflects the size, scope and diverse nature of our businesses and the healthcare industry.

There are very few publicly traded companies that operate within our primary businesses of home health and hospice, TC hospitals, IRFs, rehabilitation services and nursing centers, and none that operate with the same breadth and scope within each of these businesses. As such, our peer group primarily consists of healthcare companies that approximate our size, scale and complexity. We operate in several segments of post-acute care and provide healthcare services in more than 2,600 locations in 46 states. It is also useful to note that many of the companies in the peer group are not subject to the same Medicare and Medicaid reimbursement risks as we are, which can make comparisons difficult. The peer group is periodically reviewed and updated by the Committee based upon organic changes in the peer companies and upon recommendations from its independent compensation consultant. In developing the peer group, the Committee considers a variety of selection criteria such as: (1) inclusion of U.S.-based public companies in the Global Industry Classification Standard sub-industry codes for health care facilities and health care services, (2) inclusion of companies with revenues approximating one-third to three times our revenues, and (3) exclusion of companies with market capitalization greater than $40 billion. For 2016, the Committee elected to remove OmniCare, Inc., which was acquired, and added Genesis Healthcare, Inc., since it satisfied the criteria discussed previously.

The Committee and its independent compensation consultant also review companies that do not meet the aforementioned criteria but are otherwise used by proxy advisory firms (such as ISS) in creating a peer group used solely by such firms for comparative analysis. Following a detailed review and upon recommendation of its independent compensation consultant, the Committee elected not to include any additional peer companies used by such proxy advisory firms because such companies (1) did not meet the above-referenced criteria, (2) were healthcare distributors or managed care companies and not healthcare service providers, and (3) thus were not subject to the same business and reimbursement risks as we were.

For each company in the peer group, the Committee reviews data including base salary, annual cash incentive compensation, long-term incentive compensation and total annual direct compensation of such company’s named executive officers. The following companies comprised our peer group for compensation benchmarking purposes during 2016:

Brookdale Senior Living, Inc.	Lifepoint Hospitals, Inc.
Community Health Systems, Inc.	MEDNAX, Inc.
DaVita Inc.	Quest Diagnostics, Inc.
Envision Healthcare Holdings, Inc.	Select Medical, Inc.
Genesis Healthcare, Inc.	Team Health Holdings, Inc.
HealthSouth Corporation	Tenet Healthcare Corporation
Laboratory Corp. of America Holdings	Universal Health Services, Inc.

The following chart compares us and our peer group on several of the selection criteria used by the Committee.

Company	Symbol	Revenues (1) ($ in millions)	Enterprise value (1)(2) ($ in millions)		Market capitalization (1) ($ in millions)		Number of employees (1)
Community Health Systems	CYH	$19,491	DVA	$27,545	DVA	$15,587	CYH	135,000
Tenet Healthcare	THC	$17,568	CYH	$25,098	UHS	$12,360	THC	108,989
Davita	DVA	$13,290	THC	$20,097	LH	$10,966	KND	104,000
Universal Health Services	UHS	$8,576	LH	$19,048	DGX	$8,824	GEN	95,000
Quest Diagnostics	DGX	$7,551	UHS	$16,104	MD	$7,207	BKD	82,000
Laboratory Corp. of America Holdings	LH	$7,056	DGX	$14,358	EVHC	$6,833	UHS	68,700
Kindred Healthcare	KND	$6,003	BKD	$13,225	CYH	$5,054	DVA	57,900
Genesis Healthcare	GEN	$5,056	EVHC	$9,263	BKD	$4,237	DGX	45,000
Lifepoint Health	LPNT	$4,963	MD	$8,661	TMH	$3,914	LPNT	38,000
Envision Healthcare	EVHC	$4,907	GEN	$6,970	THC	$3,676	LH	36,000
Brookdale Senior Living	BKD	$4,151	KND	$6,260	HLS	$3,509	EVHC	33,748
Team Health	TMH	$3,221	HLS	$6,024	LPNT	$3,149	SEM	31,400
Select Medical	SEM	$3,165	LPNT	$5,300	SEM	$1,418	HLS	24,100
HealthSouth	HLS	$2,678	SEM	$5,221	KND	$1,321	TMH	13,200
MEDNAX	MD	$2,593	TMH	$4,857	GEN	$941	MD	10,175
75th percentile		$8,320		$18,312		$8,420		78,675
Median		$5,009		$11,244		$4,645		41,500
25th percentile		$3,454		$6,260		$3,551		31,987
Percentile rank		57%		31%		6%		90%

(1)	These amounts represent information as of October 29, 2015 as prepared by F.W. Cook and reviewed by the Committee in selecting the peer group.

(2)	Enterprise value equals the market capitalization plus total debt minus cash and cash equivalents with an adjustment for the latest fiscal year rents capitalized at eight times.

Components of Executive Compensation

Our executive compensation program generally uses the following components to structure the total direct compensation for the named executive officers: base salary; short-term cash incentives; long-term cash incentives; and equity-based incentive compensation. In addition, from time to time the Committee considers the grant of special one-time awards which enable it to reward executive officers in special circumstances. Each of these components is discussed in more detail below.

As illustrated in the chart below, we utilize a variety of incentive compensation plans and performance measures to link named executive officer compensation to our short-term and long-term performance in meaningful ways. These financial, quality, strategic and operational goals encourage the named executive officers to strive for appropriate financial results related to our operating budget and key financial measures, while maintaining an appropriate focus on the quality and customer service objectives that are critical to ensuring patient satisfaction and regulatory compliance and achieving favorable short-term and long-term financial results.

SUMMARY OF KEY COMPONENTS OF EXECUTIVE COMPENSATION

Component	Performance Period	Vesting /Payout Timing	2016 Performance Metrics	Target Incentive Opportunity for 2016 (% of Salary)
				CEO	Other NEOs
Short-Term Incentive Plan (Cash)	One year	Paid in full in the year following the end of the performance period	Consolidated Adjusted EBIT, Adjusted EBITM, growth, efficiency, quality, customer satisfaction, employee turnover, and capital goals	125%	80% - 50%
Long-Term Incentive Plan (Cash)	Each tranche based upon performance during one year (with a three year total shareholder return modifier)	Paid in full one year following the end of the three-year performance period	Consolidated Adjusted EBITDAR, Consolidated Adjusted Free Cash Flows, and relative total shareholder return	75%	60% - 50%
Performance-Based Restricted Stock Units	Each tranche based upon performance during one year	Vest pro rata over three years	Consolidated Adjusted EBITDAR and Consolidated Adjusted Free Cash Flows	(1)	(1)
Service-Based Restricted Stock	n/a	Vest pro rata over three years	n/a	(1)	(1)

(1)	Awards vary based upon peer analysis, our performance and the named executive officer’s individual performance as discussed in more detail below.

Base Salary

The base salary for each named executive officer is determined annually by the Committee following a review of each individual executive officer’s performance, changes in the executive officer’s position or responsibility, relevant comparisons to peer group data, an assessment of our overall or division performance, and a consideration of general market salary increases for all employees. The Committee generally attempts to establish base salaries at approximately the 50th percentile of our peer group because it believes that a significant portion of total compensation should be subject to the attainment of performance goals. Since awards under our cash incentive plans are calculated as a percentage of base salary, the Committee also considers how changes in base salary may impact the total direct compensation opportunity for the named executive officers. In 2016, the base salary was 12% of Mr. Breier’s targeted total annual direct compensation and approximately 24% of the targeted total annual direct compensation for the other named executive officers.

In February 2016, the Committee conducted its annual review of base salaries for the named executive officers. The Committee recognized that the base salaries were at or slightly above the 50th percentile for each of the named executive officers other than Mr. Breier, which was slightly below the 25th percentile and Mr. Landenwich, which was below the 50th percentile.

The following chart reflects the changes in base salary for the following named executive officers from 2015 to 2016:

	2015	2016
Mr. Breier, President and Chief Executive Officer	$925,000	$1,050,000
Mr. Farber, Executive Vice President, Chief Financial Officer	$600,000	$606,000
Mr. Wallace, Executive Vice President and Chief Operating Officer	$700,000	$707,000
Mr. Causby, Executive Vice President and President, Kindred at Home	$550,000	$575,000
Mr. Landenwich, General Counsel and Corporate Secretary	$410,000	$414,100

In 2016, the Committee increased Mr. Breier’s base salary to reflect his continuing strong performance in leading our strategic and operational efforts and to move him closer to the median of the peer group based on data provided by F.W. Cook. The Committee increased Mr. Causby’s base salary to reflect his continuing strong performance in leading our Kindred at Home division and to move his total direct compensation closer to the median of the peer group based on data provided by F.W. Cook. The Committee also increased each of the other named executive officer’s base salaries by 1% over the previous year, consistent with how base salaries were treated across the Company during 2016.

Cash Incentives

Under our executive compensation program, a significant portion of total cash compensation for the named executive officers is subject to the attainment of objective financial, quality, strategic and operational goals. We use two cash incentive plans: an annual short-term incentive plan and a long-term incentive plan (“LTIP”). All named executive officers participated in both of these plans for 2016.

Short-Term Incentive Plan

Under the short-term incentive plan, the Committee establishes company-wide and divisional annual financial and quality goals, as well as specific strategic and operational goals for our named executive officers. In establishing annual performance goals, the Committee considers the appropriate relative weighting of financial, quality, strategic and operational goals on an annual basis and seeks to appropriately reward performance without encouraging unnecessary or excessive risk taking on the part of our employees.

Target Award Levels—Annual cash bonuses under the short-term incentive plan are determined as a percentage of the named executive officer’s base salary. The following chart reflects the target award levels for each named executive officer as a percentage of his base salary for 2016. For 2016, Mr. Breier’s target award level was increased from 100% to 125% to move his total direct compensation opportunity closer to the median of our peers. The target award levels for the other named executive officers were unchanged from 2015.

2016 Target Award Level
Mr. Breier	125%
Mr. Farber	80%
Mr. Wallace	80%
Mr. Causby	60%
Mr. Landenwich	50%

Use of Financial, Quality, Strategic and Operational Goals—For 2016, the financial goals for the named executive officers were based upon our operating budget approved by the Board of Directors and other financial metrics that support the achievement of our 2016 operating budget. We believe that certain of these financial goals are measures generally used by investors to value our Common Stock and are therefore appropriate goals to motivate executive performance. The quality goals were based upon key quality metrics across our operating divisions and new initiatives to enhance quality of care and customer service. The quality goals are objective measures and are established with a view to be challenging but achievable with solid operational focus on our businesses. The Committee believes that maintaining or improving the quality of our services is critical to our core services and reputation, as well as attaining our financial results. The Committee also used divisional financial and quality goals for Mr. Causby given his primary responsibility for the operations of our Kindred at Home division. The strategic and operational goals used for 2016 include measurable goals that are related to our strategic plan and are more specifically described below.

Weighting of Goals—The following charts reflect the relative weighting of the consolidated financial and quality goals, strategic and operational goals, and divisional financial and quality goals (to the extent applicable) for 2016 assuming target performance. At the beginning of the performance period, the Committee may adjust the weighting between goals depending on our needs or strategic imperatives and the named executive officer’s areas of responsibility.

	Weighting of Target Award
	Consolidated Financial and Quality Goals (see page 30)	Strategic and Operational Goals (see page 32)	Divisional Financial and Quality Goals (see page 31)	Total Target Percentage
Mr. Breier	60%	40%	—	100%
Mr. Farber	70%	30%	—	100%
Mr. Wallace	70%	30%	—	100%
Mr. Causby	20%	20%	60%	100%
Mr. Landenwich	70%	30%	—	100%

Threshold Goals—The Committee established minimum consolidated and divisional financial performance thresholds that must be achieved in order for the financial and quality components of the short-term incentive awards to become payable, thereby ensuring sufficient financial performance by us to support the cash incentives. As such, the consolidated or divisional financial and quality components of the 2016 short-term incentive awards are forfeited in the following circumstances:

•	for each of the named executive officers, if we failed to satisfy 95% of the targeted Consolidated Adjusted EBITDAR (as defined below) goal of approximately $933.9 million; or

•

for Mr. Causby, if the Kindred at Home division failed to satisfy 92.5% of the targeted consolidated adjusted earnings before interest, income taxes, depreciation, amortization, rent and management fee (“KAH Adjusted EBITDARM”) goal of approximately $366.0 million(1).

These two threshold goals were achieved in 2016.

(1)	Our performance goals include the non-GAAP financial measure KAH Adjusted EBITDARM. We believe that income (loss) from continuing operations is the most comparable GAAP measure to KAH Adjusted EBITDARM. Income (loss) from continuing operations is reported on a consolidated (rather than a segment) basis in our Annual Report on Form 10-K filed with the SEC on February 28, 2017 (the “2016 Audited Financials”). The actual performance achieved towards the KAH Adjusted EBITDARM performance goal is based upon earnings before interest, income taxes, depreciation, amortization, rent and management fee (“EBITDARM”) from continuing operations for the Kindred at Home segment. Our 2016 performance goals and the actual comparative results for purposes of the 2016 calculation of KAH Adjusted EBITDARM exclude the 2016 Adjustments (as defined below) but include the impact of non-controlling interests.

Financial and Quality Goal Performance—The following chart sets forth the minimum, target and maximum consolidated and divisional financial and quality goals under the short-term incentive plan for 2016, as well as the relative weight of each specific goal and the actual level achieved. Actual results between these goals are interpolated on a straight-line basis.

Short-Term Incentive Plan

Consolidated Financial and Quality Goals

(applicable for All Named Executive Officers)

	2016 Incentive Goals						Actual Performance Achieved	% of Target Bonus Achieved
	Minimum		Target		Maximum
	Goal	% of Bonus	Goal	% of Bonus	Goal	% of Bonus
Consolidated Adjusted EBIT ($ millions) (1)	$408.2	12.0%	$429.7	30.0%	$451.2	95.0%	$394.5	0.0%
Accounts receivable—days outstanding—1 Q	65.3	1.0%	62.0	2.5%	59.0	3.75%	60.9	2.7%
Accounts receivable—days outstanding—2 Q	63.7	1.0%	60.5	2.5%	57.6	3.75%	60.9	2.2%
Accounts receivable—days outstanding—3 Q	64.8	1.0%	61.6	2.5%	58.7	3.75%	65.0	0.0%
Accounts receivable—days outstanding—4 Q	64.1	1.0%	60.9	2.5%	58.0	3.75%	59.9	2.8%
Consolidated revenues ($ millions)	$6,818.7	4.0%	$7,177.6	10.0%	$7,536.5	15.0%	$7,204.3	10.0%
Continuous improvement savings ($ millions)	$9.5	4.0%	$10.0	10.0%	$10.5	15.0%	$10.5	15.0%
Gentiva synergies ($ millions)	$21.9	4.0%	$23.0	10.0%	$24.2	15.0%	$25.9	15.0%
Hospital division clinical quality mix	2.28	2.0%	2.17	5.0%	2.07	7.5%	2.07	7.5%
Nursing center division five star quality results	60.8%	2.0%	64.0%	5.0%	67.2%	7.5%	58.7%	0.0%
Rehabilitation customer satisfaction	4.19	2.0%	4.41	5.0%	4.63	7.5%	4.39	4.4%
Kindred at Home CIA compliance	5.3%	2.0%	5.0%	5.0%	4.8%	7.5%	16.5%	0.0%
Aggregate employee turnover	29.6%	2.0%	28.1%	5.0%	26.8%	7.5%	25.8%	7.5%
Voluntary officer turnover	5.3%	2.0%	5.0%	5.0%	4.8%	7.5%	3.6%	7.5%
Overall maximum limitation		—		—		(31.2%)		—

Total		40.0%		100.0%		168.8%		74.6%

Short-Term Incentive Plan

Kindred at Home Division Financial and Quality Goals

(applicable for Mr. Causby)

	2016 Incentive Goals						Actual Performance Achieved	% of Target Bonus Achieved
	Minimum		Target		Maximum
	Goal	% of Bonus	Goal	% of Bonus	Goal	% of Bonus
Kindred at Home Division Adjusted EBITM ($ millions) (2)	$304.2	12.0%	$320.2	30.0%	$336.2	95.0%	$320.8	30.0%
Accounts receivable—days outstanding—1 Q	49.6	0.5%	47.1	1.25%	44.9	1.88%	50.3	0.0%
Accounts receivable—days outstanding—2 Q	48.2	0.5%	45.8	1.25%	43.6	1.88%	50.9	0.0%
Accounts receivable—days outstanding—3 Q	47.5	0.5%	45.1	1.25%	43.0	1.87%	53.4	0.0%
Accounts receivable—days outstanding—4 Q	48.3	0.5%	45.9	1.25%	43.7	1.87%	53.7	0.0%
Total net revenues ($ millions)	$2,355.6	8.0%	$2,479.6	20.0%	$2,603.6	30.0%	$2,467.5	17.6%
Star rating – patient quality	85.5%	2.0%	90.0%	5.0%	94.5%	7.5%	92.5%	6.0%
Star rating – patient experience	85.5%	2.0%	90.0%	5.0%	94.5%	7.5%	94.8%	7.5%
CIA audit compliance	5.3%	6.0%	5.0%	15.0%	4.8%	22.5%	16.5%	0.0%
Total gross margin %	46.1%	2.0%	48.5%	5.0%	51.0%	7.5%	47.5%	3.2%
Total operating expense as % of revenue	33.7%	2.0%	32.0%	5.0%	30.5%	7.5%	31.0%	6.5%
Employee turnover	26.3%	4.0%	25.0%	10.0%	23.8%	15.0%	23.6%	15.0%
Overall maximum limitation		—		—		(31.2%)		(0.0%)

Total		40.0%		100.0%		168.8%		85.8%

(1)	Our performance goals include the non-GAAP financial measure earnings before interest, investment income and income taxes (“EBIT”) from continuing operations, as adjusted for certain items as described below (“Consolidated Adjusted EBIT”). We believe that income (loss) from continuing operations is the most comparable GAAP measure to Consolidated Adjusted EBIT. Consolidated Adjusted EBIT for the year ended December 31, 2016 is calculated by excluding from EBIT the following items: (1) items separately disclosed in our earnings release as non-core; (2) operating results of acquisitions that are not included in the original budget; (3) operating results of closures or divestitures after disposal data that are not included in the original budget; (4) unplanned or unbudgeted employee relations/severance costs; (5) asset impairment charges, and (6) impact of accounting policy changes (the “2016 Adjustments”).

(2)	Our performance goals include the non-GAAP financial measure earnings before interest, investment income, income taxes and management fee (“EBITM”) from continuing operations, as adjusted for certain items as described below (“Adjusted EBITM”). We believe that income (loss) from continuing operations is the most comparable GAAP measure to Adjusted EBITM. Income (loss) from continuing operations is reported on a consolidated (rather than a segment) basis in the 2016 Audited Financials. The actual performance achieved towards the divisional 2016 EBITM performance goals is based upon segment EBITM from continuing operations. Our 2016 performance goals and the actual comparative results for purposes of the 2016 calculation of Adjusted EBITM excludes the 2016 Adjustments but includes the impact of non-controlling interests.

Strategic and Operational Goal Performance—As noted previously, a significant portion of the named executive officer’s short-term incentive award is based on the achievement of strategic and operational goals. The target award allocation varies among the named executive officers and also provides for the potential to earn up to 168% of the target award for maximum performance. The strategic and operational portion of the 2016 short-term incentive award was structured as follows:

•

we must achieve at least a pre-established and objective Consolidated Adjusted EBITDAR (as defined below) threshold goal of approximately $884.8 million (the “Threshold Goal”), which was achieved in 2016;

•

since the Threshold Goal for 2016 was achieved, the named executive officers are eligible for the maximum strategic and operational award potential of 168% of their individual target. If the Threshold Goal had not been achieved, then the corresponding strategic and operational portion of the award is zero; and

•	the Committee exercises its negative discretion to adjust the maximum award downward for any individual, depending on the achievement of the specified strategic and operational goals identified below.

The Committee established the following strategic and operational goals for 2016:

•	continue to develop our quality and service culture, including compliance with our corporate integrity agreements and enterprise-wide quality goals;

•	capture 2016 Gentiva Merger synergy goals and measurable continuity of care and continuous improvement performance goals;

•	implementation of the LTAC patient criteria mitigation strategy;

•	advance care management capabilities and network development initiatives to support integrated care and new payment models; and

•	continue our talent and human resources development efforts.

The Committee evaluated the performance of the named executive officers across all of the relevant strategic and operational goals within the context of our overall performance and noted the following:

•

we completed a uniform patient-experience platform, with improvements in the quality rating performance in home health operations and increased performance in nursing center operations, enterprise-wide quality improvement training efforts for clinical and medical leadership, and our efforts related to compliance under our corporate integrity agreements;

•	we exceeded our Gentiva synergy goals by $20 million and completion of payroll conversion, and electronic medical record installation;

•	we achieved 10% growth in our Continue the Care® strategy and achieved significant overhead savings;

•	we mitigated a substantial portion of the revenue impact under new LTAC patient criteria and developed a clinical, cost and pricing model for site-neutral patients;

•	we completed multiple LTAC repositioning efforts during 2016, including the sale of 12 TC hospitals and the swap of five TC hospitals in exchange for three hospitals in better markets;

•

we expanded our home-based primary care activities in Florida and Ohio and increased the number of bundled payment contracts with hospital systems and preferred provider arrangements with accountable care organizations nationwide;

•	we successful expanded the number of IRF joint ventures, as well as continued strong operating performance;

•	we made significant progress towards building a care management platform product offering and information technology capabilities; and

•

we achieved diversity hiring and promotion initiatives, retaining 95% of senior management, and conducting extensive talent reviews for all executive committee members, senior executives and market leaders.

Short-Term Incentive Payouts; Reductions to Earned Awards

Based on the actual performance achieved and the Committee’s evaluation of the named executive officers’ performance under our financial, quality, strategic and operational goals, the named executive officers earned aggregate short-term incentive bonuses for 2016 as set forth below under the column Total Award Earned. Upon the recommendation from our Chief Executive Officer, the Committee exercised its discretion to reduce the awards earned under our short-term incentive plan for 2016 by 20% to reflect our overall financial and stock price performance during 2016 and to better align interests with our shareholders.

	Percent Earned
	Consolidated Financial/ Quality (a)	Operational (b)	Divisional Financial/ Quality (c)	Total (a + b+c)		Potential Target Bonus		Base Salary		Total Award Earned	Less Discretionary Reduction		Actual Payout
Mr. Breier	44.8%	45.0%	—	89.8%	x	125%	x	$1,049,901	=	$1,178,514	20%	=	$942,811
Mr. Farber	52.2%	33.8%	—	86.0%	x	80%	x	$606,029	=	$416,948	20%	=	$333,558
Mr. Wallace	52.2%	33.8%	—	86.0%	x	80%	x	$707,013	=	$486,425	20%	=	$389,140
Mr. Causby	14.9%	22.5%	51.5%	88.9%	x	60%	x	$574,954	=	$306,680	20%	=	$245,344
Mr. Landenwich	52.2%	33.8%	—	86.0%	x	50%	x	$414,398	=	$178,191	20%	=	$142,553

LTIP

Beginning in 2014, the Committee modified the mechanics under the LTIP with the objective of creating three-year performance goals based on earnings, Consolidated Adjusted Free Cash Flows (as defined below) and total shareholder return. As part of this objective, the Committee established its initial three-year performance goals, along with one and two-year transitional performance goals so that the total potential incentive opportunity for participants would remain constant as we transitioned to the three-year goals. Since 2014, our business has been negatively impacted by expansive Medicare reimbursement cuts, a shift in patients away from higher-cost post-acute care settings such as TC hospitals and nursing centers, and the adoption of LTAC patient criteria, all of which have significantly reduced our profitability as well as the predictability of earnings. We have also completed several transformative acquisitions and strategic divestitures since 2014 that fundamentally altered our financial, capital, and organizational structure. Consequently, the two and three-year performance goals established in each of 2014 and 2015 were subsequently deemed unachievable by the Committee. The achievement of the one-year transition goals has also been negatively impacted by these recent events, with achievement of 29% and 60% of target in 2014 and 2015, respectively. In 2016, the Committee re-evaluated the plan mechanics since the challenge of establishing relevant three-year goals in the current business environment had made the LTIP an ineffective compensation plan for management.

2016 Performance Period Modifications—During 2016, the Committee took action in response to this volatility in performance. Following consultation with F.W. Cook and pursuant to its discretion under the LTIP, the Committee determined that the LTIP would be more effective if structured as a three-year award comprised of single-year performance periods (each of which comprises one-third of the total three-year award) with the total award subject to a three-year total shareholder return (“TSR”) modifier to align any payment earned with relative multi-year stock price performance. The Committee believes this change will address the challenge of creating long-term performance targets until the full impact of LTAC patient criteria and other external factors can be better predicted. Moreover, the Committee believes that these changes will reduce the volatility of awards under the LTIP, and further enhance the LTIP’s ability to attract, retain and engage senior management. Accordingly, the Committee established its first three-year award during 2016 utilizing this newly-refined model, with the corresponding amount calculated under this methodology payable in a lump sum during the fourth quarter of 2019 (the “2016 Three-Year Award”).

Changing the mechanics of the LTIP to create the 2016 Three-Year Award and cancelling all outstanding awards under the LTIP, created a gap in potential payments to participants in 2017 and 2018. In response to this gap in payments, the Committee elected to approve a one-year award for 2016 comprised of a single-year performance period (2016), with the total award subject to a one-year TSR modifier (the “2016 Gap Award”). The 2016 Gap Award is payable in the fourth quarter of 2017, subject to continued service through the payment date.

The one-year performance goals established by the Committee for the 2016 performance period apply to the first year of the 2016 Three-Year Award as well as the 2016 Gap Award.

As part of its review, the Committee also elected to use Consolidated Adjusted EBITDAR (as defined below) and Consolidated Adjusted Free Cash Flows (as defined below) as the performance metrics used in the 2016 Three-Year Award and the 2016 Gap Award. The Committee elected to change to Consolidated Adjusted EBITDAR (from earnings per share) given the focus of investors and analysts on EBITDAR (as defined below) as an important measure and to align targets under the 2016 Three-Year Award and the 2016 Gap Award with our earnings guidance. The Committee also elected during 2016 to set the TSR modifier applicable to the 2016 Three-Year Award and the 2016 Gap Award to provide for a wider range of potential outcomes and reduce volatility in award amounts.

Award Percentages—Under the LTIP, participants are eligible to receive cash awards expressed as a percentage of their base salary. No awards are earned under the LTIP until certain minimum levels of performance are achieved. The following chart reflects the potential minimum, target and maximum award levels for the named executive officers as a percentage of base salary for awards granted in 2016:

	Long-Term Incentive Plan (As a % of Base Salary)
	Minimum	Target	Maximum
Mr. Breier	18.75%	75%	187.5%
Mr. Farber	15.0%	60%	150%
Mr. Wallace	15.0%	60%	150%
Mr. Causby	12.5%	50%	125%
Mr. Landenwich	12.5%	50%	125%

2016 Performance Goals and Actual Performance—For the 2016 awards, the Committee used two equally-weighted performance goals, Consolidated Adjusted EBITDAR and Consolidated Adjusted Free Cash Flows (each as defined below), to calculate the preliminary award due to a participant. The amounts achieved for these two performance goals is then multiplied by the relative TSR modifier described below to calculate the final amount awarded to the participant.

The chart below depicts the minimum, target and maximum goals for awards ending during the 2016 performance period, as well as the actual levels achieved for the named executive officers. The goals are the same for each participant in the LTIP, including each named executive officer, and reflect Company-wide measures. These goals were established with a view to be challenging but achievable with good operational focus and strong overall performance from our businesses.

LTIP Performance Goals for the 2016 Performance Period

	Minimum		Target		Maximum		Actual Achieved	% of Target Bonus Achieved Before TSR Modifier (3)
	Goal	% of Bonus	Goal	% of Bonus	Goal	% of Bonus
Consolidated Adjusted EBITDAR ($ millions) (1)	$963.4	12.5%	$983.1	50.0%	$1002.8	125.0%	$943.8	0%
Consolidated Adjusted Free Cash Flows ($ millions) (2)	$155.0	12.5%	$172.2	50.0%	$189.4	125.0%	$160.0	31.3%

Total		25.0%		100.0%		250.0%		31.3%

(1)	Our performance goals include the non-GAAP financial measure earnings before interest, investment income, income taxes, depreciation, amortization, and rent from continuing operations (“EBITDAR”), as adjusted for certain items as described below (“Consolidated Adjusted EBITDAR”). We believe that income (loss) from continuing operations is the most comparable GAAP measure to Consolidated Adjusted EBITDAR. Our 2016 performance goals and actual comparative results for purposes of the 2016 calculation of Consolidated Adjusted EBITDAR exclude the 2016 Adjustments.

(2)	Our performance goals include the non-GAAP financial measure Consolidated Adjusted Free Cash Flows. We believe net cash flows provided by operating activities is the most comparable GAAP measure to Consolidated Adjusted Free Cash Flows. “Consolidated Adjusted Free Cash Flows” for the year ended December 31, 2016 is calculated by deducting routine capital spending from net income attributable to us, and further adjusted to exclude the impact of the 2016 Adjustments, net of income taxes and the following non-cash expenses: (1) depreciation, (2) amortization of intangible assets, (3) amortization of stock-based compensation and (4) amortization of deferred financing costs. See the 2016 Audited Financials for additional information about net cash flows provided by operating activities.

(3)	The TSR modifier is discussed below for the 2016 Gap Award. For the 2016 Three-Year Award, the TSR modifier will not be known until the end of the three-year performance period.

TSR Modifier—The TSR modifier was based on our total shareholder return for 2016 compared to the results of the Russell 3000 Index. The TSR modifier scale and actual results achieved for 2016 are set forth below.

TSR Modifier Scale
Kindred TSR vs.	TSR Payout	2016 Actual
Russell 3000	Adjustment	Performance
0% - 24%	20% reduction	20% reduction
25% - 74%	No change
75% - 100%	20% increase

A TSR modifier will also be used to decrease or increase the actual award under the 2016 Three-Year Award based on our relative stock performance compared to the Russell 3000 Index during the three-year period ending December 31, 2018.

LTIP Award Calculation—2016 Gap Awards—The Committee awarded the 2016 Gap Awards set forth below based upon the actual results against the pre-established goals then reduced by our TSR performance modifier:

	Base Salary		Target Bonus		% of Target Achieved	Less TSR Performance Modifier		2016 Actual Award
Mr. Breier	$1,049,901	x	75.0%	x	31.3%	20%	=	$197,171
Mr. Farber	$606,029	x	60.0%	x	31.3%	20%	=	$91,050
Mr. Wallace (1)	—	x	—	x	—	—	=	—
Mr. Causby (1)	—	x	—	x	—	—	=	—
Mr. Landenwich	$414,398	x	50.0%	x	31.3%	20%	=	$51,883

(1)	Messrs. Wallace and Causby did not participate in the 2016 Gap Award.

LTIP Award Calculation—2016 Three-Year Awards—No amounts have yet been earned under the 2016 Three-Year Award, as such award is comprised of three single-year performance periods, two of which have yet to be completed, all of which are collectively subject to a three-year TSR modifier, and generally require continued service with us through the payment date. The TSR modifier will be used to decrease or increase the actual award made under the 2016 Three-Year Award based on our relative stock performance compared to the Russell 3000 Index over the three-year performance period ending December 31, 2018. The amounts provided in the table below are intended to approximate that portion of the 2016 Three-Year Award that is based upon our performance during 2016. Actual amounts earned under the 2016 Three-Year Award cannot be calculated until after December 31, 2018, with such amounts paid in a lump sum in the fourth quarter of 2019. The estimate below reflects the actual 2016 results against pre-established goals then reduced by the TSR modifier and the award cap.

	Base Salary (1)		Target Bonus		% of Target Achieved	Less TSR Performance Modifier (2)		Award Cap (3)		Estimated Award – 2016 Performance Period (4)
Mr. Breier	$1,049,901	x	75%	x	31.3%	20%	x	33.3%	=	$65,658
Mr. Farber	$606,029	x	60%	x	31.3%	20%	x	33.3%	=	$30,320
Mr. Wallace	$707,013	x	60%	x	31.3%	20%	x	33.3%	=	$35,372
Mr. Causby	$574,954	x	50%	x	31.3%	20%	x	33.3%	=	$23,971
Mr. Landenwich	$414,398	x	50%	x	31.3%	20%	x	33.3%	=	$17,277

(1)	Award amounts under the 2016 Three-Year Award are calculated based on a participant’s salary at the end of the three-year performance period. As such amounts are not currently known, the named executive officer’s base salaries for 2016 have been used for purposes of this disclosure.

(2)	The TSR modifier for the 2016 Three-Year Award will decrease or increase the actual award made between 80%-120% based upon the three-year performance period ending December 31, 2018. As TSR for such period is not yet known, the TSR modifier for the 12 month period ending December 31, 2016 has been used for purposes of this disclosure.

(3)	Because the 2016 Three-Year Award is comprised of three single-year performance periods, the amount earned for the 2016 performance period is reduced by an award cap of 33.3%.

(4)	No amounts have yet been earned under the 2016 Three-Year Award, as such awards are comprised of three single-year performance periods, two of which have yet to be completed, all of which are collectively subject to a three-year TSR modifier, and generally require continued service with us through the payment date.

Equity-Based Compensation

We use equity-based compensation to provide a direct and long-term link between the results achieved for our shareholders and the total direct compensation provided to the named executive officers. In 2016, the

Committee granted performance-based restricted stock units and service-based restricted stock to our named executive officers. The performance-based restricted stock units reinforce our pay for performance strategies by linking the vesting of the performance-based restricted stock units to our financial performance during the applicable performance period. The Committee believes that service-based restricted stock promotes retention of the named executive officers, while building their ownership stake in the Company.

Policies and Practices Regarding Equity Awards

The named executive officers are generally awarded equity-based compensation below the median level of our peer group. The Committee considers the amount of total cash compensation earned by the named executive officers in the prior year when determining the amount of equity-based compensation to award. While the Committee does not have a set allocation between cash and equity compensation, the Committee generally provides for a greater percentage of cash compensation than members of our peer group since equity awards can have a significant dilutive impact on shareholders given our capital structure. When evaluating equity-based compensation, the Committee considers the limitations imposed by our capital structure as well as the accounting costs associated with the form of equity award and the perceived benefits by management of the awards.

While the Committee does not have a formal policy with respect to the timing of grants of equity-based awards in connection with the release of material non-public information, the Committee considers issues raised by the timing of grants when making such awards. We generally make broad-based equity grants at approximately the same time each year following the release of year-end financial information; however, we may choose to make equity awards outside of the annual broad-based grant for promotions, new hires, retention or outstanding performance.

The amount of equity awarded to each of the named executive officers is based upon a number of factors. First, the Committee assesses our overall performance, the equity granting practices of the companies in our peer group, and the costs related to such awards. The Committee also considers our annual share usage, burn rate and fair value transfer over a three-year period when sizing the equity pool. F.W. Cook assisted us during 2016 to confirm the equity grant processes of our peers, including the relative mix of performance and service based awards, as well as assisted in the calculation of our annual share usage, burn rate and fair value transfer. Based on this analysis, the Committee establishes an aggregate pool of potential equity awards. The Committee then considers benchmarks by position from the peer group in evaluating potential awards to the named executive officers. The Chief Executive Officer also provides an assessment to the Committee of the level of performance for the other named executive officers. The Committee then considers the individual performance of each named executive officer. The assessment of actual and potential contribution is based upon the Committee’s subjective evaluation of each named executive officer in light of various operational and strategic challenges and opportunities facing the named executive officer during the relevant year, and the retention benefits of such awards. The specific equity awards for each named executive officer are also compared to the benchmark analysis of long-term incentives prepared by F.W. Cook.

During 2016, following consultation with F.W. Cook, the Committee took the additional step of recalibrating the relative mix of performance and service based equity awards. Unlike several of its peers, our long-term incentive compensation opportunity consists of a performance-based cash plan (the LTIP) in addition to performance-based and service-based equity awards. The use of a performance-based cash plan, coupled with our prior practice of granting an equal number of performance and service-based equity awards, resulted in the disproportionate weighting of performance-based metrics. Thus, in 2016, the Committee elected to grant a smaller percentage of the annual equity grant in the form of performance-based restricted stock units (42% with respect to Mr. Breier and 40% with respect to the other named executive officers). By doing so, the Committee ensured that the named executive officer’s 2016 long-term incentive compensation opportunity was equally weighted between service and performance-based metrics, which the Committee determined to be the appropriate balance and more consistent with our peers.

2016 Equity Award Levels

In 2016, the Committee granted equity awards to the named executive officers from the aggregate pool as follows:

	2016 Equity Grant
	Performance-Based Restricted Stock Units	Service-Based Restricted Stock
Mr. Breier	205,078	283,203
Mr. Farber	52,000	78,000
Mr. Wallace	40,000	60,000
Mr. Causby	40,000	60,000
Mr. Landenwich	20,000	30,000

The performance-based restricted stock units are divided into three equal annual tranches relating to three consecutive annual performance periods. The service-based restricted stock vests in equal annual installments over three years.

The awards for Mr. Breier reflect his continuing strong performance leading our strategic and operational efforts and placed his total direct compensation opportunity for 2016 slightly below the 50th percentile of our peers (based on grant date fair value and target performance under the LTIP). The awards for Mr. Farber reflect his oversight and leadership of our financial matters, including our capital structure. The awards for Mr. Wallace reflect his operational oversight of each of our respective lines of business. The awards for Mr. Causby reflect his oversight and leadership of our Kindred at Home operations following the Gentiva Merger and his ongoing efforts to ensure a successful integration. The awards for Mr. Landenwich reflect his continuing leadership directing and supervising our legal matters.

Mr. Landenwich also received a grant of 20,000 shares of service-based restricted stock on January 4, 2016 in connection with his promotion to General Counsel and Corporate Secretary, which are not included in the table above.

Performance-Based Restricted Stock Units

During 2016, three tranches of performance-based restricted stock units were eligible for vesting and each was subject to the same 2016 annual performance goals. The following chart depicts the minimum, target and maximum goals established for these tranches, as well as the actual levels achieved. Any performance-based restricted stock units not earned based on actual performance are forfeited.

2016 Performance-Based Restricted Stock Unit Goals

	Minimum		Target		Maximum		Actual Performance Achieved	% of Award Achieved
	Goal	% of Award	Goal	% of Award	Goal	% of Award
Consolidated Adjusted EBITDAR ($ in millions)(1)	$963.4	10.0%	$983.1	50.0%	$1,002.8	67.5%	$943.8	0%
Consolidated Adjusted Free Cash Flows ($ in millions)(2)	$155.0	10.0%	$172.2	50.0%	$189.4	67.5%	$160.0	20%
Overall maximum limitation (3)		—		—		(35.0%)		—

Total		20.0%		100.0%		100.0%		20%

(1)	Our performance goals include the non-GAAP financial measure Consolidated Adjusted EBITDAR. We believe that income (loss) from continuing operations is the most comparable GAAP measure to

Consolidated Adjusted EBITDAR. Our 2016 performance goals and actual comparative results for purposes of the 2016 calculation of Consolidated Adjusted EBITDAR exclude the 2016 Adjustments.

(2)	Our performance goals include the non-GAAP financial measure Consolidated Adjusted Free Cash Flows. We believe net cash flows provided by operating activities is the most comparable GAAP measure to Consolidated Adjusted Free Cash Flows. Consolidated Adjusted Free Cash Flows for the year ended December 31, 2016 is calculated by deducting routine capital spending from net income attributable to us, and further adjusted to exclude the impact of the 2016 Adjustments, net of income taxes and the following non-cash expenses: (1) depreciation, (2) amortization of intangible assets, (3) amortization of stock-based compensation and (4) amortization of deferred financing costs. See the 2016 Audited Financials for additional information about net cash flows provided by operating activities.

(3)	The maximum award level cannot exceed 100% of the target award.

The following chart reflects the performance-based restricted stock units earned based on the achievement of the 2016 performance goals set forth above:

Performance-Based Restricted Stock Units Earned in 2016

	Mr. Breier	Mr. Farber	Mr. Wallace	Mr. Causby	Mr. Landenwich
Shares eligible from 2014 grant	14,167	—	—	—	3,667
Shares eligible from 2015 grant	31,111	10,000	—	5,666	5,833
Shares eligible from 2016 grant	68,360	17,334	13,334	13,334	6,667

Total eligible shares (1)	113,638	27,334	13,334	19,000	16,167
Percent of award achieved	20%	20%	20%	20%	20%

Shares earned	22,727	5,467	2,667	3,800	3,233

(1)	Any shares that are not earned by the named executive officer are forfeited.

Employment Agreements

We maintain employment agreements with our executive officers, including the named executive officers. The Committee recognizes that the retention of highly qualified leadership talent is critical to our performance and to successful succession planning. The Board periodically considers succession candidates for the chief executive officer and other senior leadership positions. In connection with this process, the Board considers the potential retention risk regarding identified succession candidates, the competitive landscape for executive talent and the extent of disruption likely caused by an unplanned exit of a senior executive. Where the Committee believes it is necessary, it will take appropriate actions to support our succession plan and to remain competitive in the marketplace.

The Committee believes that employment agreements are typical in healthcare companies and our peer group, and are important factors in attracting and retaining executive talent. The Committee also believes, based on input from F.W. Cook, that the terms and benefits under the employment agreements with our named executive officers are competitive within the healthcare industry and our peer group.

Each of the employment agreements described below also provide for severance payments if employment is terminated under certain circumstances. The amounts and circumstances giving rise to these severance payments are discussed in further detail under the heading “Potential Payments upon Termination or Change in Control” beginning on page 52. These agreements do not provide for tax gross ups.

Mr. Breier

Since September 2012, we have had an employment agreement with Mr. Breier. In connection with his transition from President and Chief Operating Officer to our President and Chief Executive Officer in October 2014, we entered into a new employment agreement (the “CEO Agreement”) with Mr. Breier (which replaced and superseded his prior agreement), pursuant to which Mr. Breier has served as our President and Chief Executive Officer since March 31, 2015.

The CEO Agreement has a three-year term, which is extended daily by one day and which, in the event we notify Mr. Breier of our intent not to extend the term, would terminate three years after such notification. The CEO Agreement generally provides that Mr. Breier is entitled to an annual base salary, subject to annual review by the Committee for possible increases, and is eligible to participate in our short-term incentive plan, LTIP and other employee benefit plans. Mr. Breier may receive increases in his base salary and target incentive awards as approved by the Committee. Mr. Breier is also eligible to participate in our equity-based compensation plans, and received awards of service-based and performance-based restricted stock in connection with his promotion.

Employment Agreements with other Named Executive Officers

Our employment agreements with Mr. Farber, Mr. Wallace, Mr. Causby and Mr. Landenwich provide for a one-year term which is extended automatically each day by one day unless we notify the executive of our intent not to extend the term. Upon such notification, the employment agreement will terminate in one year. These employment agreements also provide that the executive is entitled to an annual base salary and participation in our short-term incentive plan, LTIP and other equity-based and employee benefit plans. The executive may receive increases in his base salary and target incentive awards as approved by the Committee.

The Committee also entered into an agreement with Mr. Farber in November 2015, pursuant to which Mr. Farber received a one-time payment of $250,000 to offset relocation and other costs incurred in connection with his relocation. Mr. Farber’s employment agreement stipulates that Mr. Farber must repay such amount along with any related attorney’s fees and expenses if he voluntarily terminates his employment with us on or before April 30, 2017.

In addition to the employment agreement terms described above, Mr. Causby’s employment agreement (the “Causby Agreement”) also provided for a $1,000,000 lump sum cash payment within 30 days following its effective date as partial consideration for a $2,035,000 change in control severance payment to which Mr. Causby otherwise was entitled following the Gentiva Merger, and for the confidentiality, non-competition, and non-solicitation covenants imposed on Mr. Causby during the term of his employment agreement and for a one-year period thereafter. His employment agreement also provided for the following performance-based cash bonus awards payable in 2016 based on the achievement of our Kindred at Home division over the 12-month period ending February 2, 2016 as follows: (1) $500,000 for leadership of a successful integration of Gentiva into us; (2) $250,000 for achievement of one-year synergies resulting from the Gentiva Merger; (3) $250,000 for attainment of budgeted targets; and (4) his continued employment in his current capacity through February 2, 2016.

In addition, pursuant to his employment agreement, Mr. Causby received a total of 135,940 service-based restricted stock units in connection with the Gentiva Merger and in satisfaction of certain legacy Gentiva equity and cash benefits to which he otherwise would have been entitled. Mr. Causby’s unvested, in-the money Gentiva stock options, which were scheduled to vest over three years, were exchanged for 25,812 restricted stock units which retained the original three-year vesting schedule; Mr. Causby’s change in control severance benefits with Gentiva were exchanged for 53,077 restricted stock units which vest over three years; and Mr. Causby’s outstanding and unvested Gentiva performance cash awards which were scheduled to vest over two years were exchanged for 57,051 restricted stock units which retain the original two-year vesting schedule.

Retention Agreement

Given his strong performance leading our Kindred at Home division, the increased importance of such division following recent reimbursement and regulatory changes impacting our other businesses, and the strategic need to retain his services to lead such operations, we entered into an Employee Retention Agreement with Mr. Causby in March 2016 pursuant to which Mr. Causby will receive a lump-sum cash payment of $1,000,000 if he remains employed by us in a similar capacity through August 31, 2017.

Change in Control Severance Agreements

For several years, we have been a party to change in control severance agreements with our executive officers, including the named executive officers. The agreements for the named executive officers generally contain substantially similar terms, and provide for the payment of severance benefits under certain circumstances. The amounts and circumstances giving rise to these severance benefits are discussed in further detail under the heading “Potential Payments upon Termination or Change in Control” beginning on page 52. None of these agreements provide for a tax gross up. The Committee has provided change in control severance agreements to its named executive officers because it believes that these arrangements are typical in healthcare companies, protect us and our shareholders by maintaining employee focus and alignment with shareholders during rumored or actual change in control activities and support the retention of key employees during periods of uncertainty.

Section 401(k) Plan and Other Perquisites and Benefits

We maintain a tax-qualified defined contribution retirement plan (the “401(k) Plan”) under which all eligible employees, including the named executive officers, are eligible to contribute the lesser of (1) 50% of their pay or (2) the limit prescribed by the Internal Revenue Service (“IRS”), on a pretax basis.

In addition, the named executive officers may participate in our Deferred Compensation Plan (the “DCP”), which is available to certain employees who are deemed “highly compensated” under the applicable IRS regulations. A participant in the DCP may elect to defer up to 25% of such participant’s base salary and up to 100% of such participant’s award under the short-term incentive plan into the DCP during each plan year. The DCP provides for us to contribute to such participant’s account balance an amount equal to (1) the 401(k) Plan contribution that would be calculated using the contribution formula in effect for such plan year, less (2) the amount such participant would receive during the plan year as a contribution under the 401(k) Plan if such participant had contributed the maximum amount of elective deferral contribution permissible under the administrative provisions of the 401(k) Plan for persons of such participant’s status. The DCP is discussed in further detail under the heading “Non-Qualified Deferred Compensation Table—Fiscal Year 2016” beginning on page 51.

We did not make matching contributions to the 401(k) plan or the DCP during 2016, except for a transitional match for legacy Gentiva employees, including Mr. Causby.

We and the Committee believe that, in order to attract and retain qualified executives and other key employees, the provision of certain perquisites and other personal benefits to such executives and other key employees is reasonable and consistent with our overall executive compensation program. Such benefits provided to the named executive officers include the payment of life insurance premiums, limited personal use of our aircraft and the ability to receive a discounted cash payment in lieu of accumulated paid time off benefits.

Recoupment Provisions

In order to further align management’s interests with the interest of shareholders and to support good governance practices, the Committee has implemented recoupment provisions or “clawbacks” into our short-term incentive plan, the LTIP, and our 2011 Stock Incentive Plan, Amended and Restated (the “2011 Stock Incentive Plan”). These recoupment provisions generally provide that we have the authority to recoup, and a participant in these plans has the obligation to repay, all or any portion of any award paid under such plans that may be required to be recouped under federal or state laws, our policies or listing requirements of any applicable securities exchange.

Stock Ownership Guidelines

The Committee believes that our executive officers will more effectively pursue our long-term interests if their interests are strongly linked to those of our shareholders. Our stock ownership guidelines were developed after considering the stock ownership requirements of peer companies as well as our historic equity grant levels and our expected ability to grant equity in the future. The Committee believes that these guidelines ensure that the named executive officers hold a sufficient amount of our Common Stock to further strengthen the long-term link between the results achieved for our shareholders and the compensation provided to the named executive officers.

In 2016, the stock ownership guidelines for the named executive officers were determined as a multiple of such named executive officer’s base salary as follows:

Multiple of Base Salary
Mr. Breier	3.0x
Mr. Farber	1.5x
Mr. Wallace	2.0x
Mr. Causby	1.5x
Mr. Landenwich	1.5x

The minimum number of shares to be held by each named executive officer is calculated on June 30 of each year based upon the average of the high and low sales prices of our Common Stock on the NYSE on that date. Newly appointed executive officers have five years from the date of appointment to attain the appropriate ownership level. All of the named executive officers are in compliance with this policy.

The named executive officer is required to retain an amount equal to 50% of net shares received under any equity awards until the guideline is met. If the applicable guideline has not been achieved in the required time period, then the named executive officer is required to retain 100% of net shares received under any subsequent equity awards. Our Board of Directors may, at its discretion, waive the stock ownership guidelines if compliance would create a substantial hardship or prevent a named executive officer from complying with a court order.

In determining whether a named executive officer satisfies the required ownership requirement, the calculation includes stock held directly by the named executive officer or owned either jointly with, or separately by, his immediate family members residing in the same household, shares held in trust for the benefit of the named executive officer or his immediate family members and service-based restricted stock. Stock ownership does not include unexercised stock options, stock appreciation rights, or the non-vested portion of any performance-based restricted stock units.

Minimum Holding Period

Regardless of whether the applicable minimum ownership requirement has been met, each director and executive officer is prohibited from selling, assigning, or otherwise transferring all net shares received upon the exercise of any stock option or vesting of a service-based or performance-based restricted stock award for a one-year period beginning on the date the underlying stock option is exercised or the service-based or performance-based restricted stock award vests.

Stock Trading Restrictions

We maintain a securities trading policy which applies to all employees including the named executive officers. As part of the securities trading policy, our employees are prohibited from: (1) buying or selling our Common Stock at any time such employee is in possession of material non-public information; (2) short selling Common Stock; (3) purchasing Common Stock on margin; and (4) entering into hedging transactions involving Common Stock. Named executive officers who violate such prohibitions are subject to disciplinary proceedings, including dismissal.

Executive Compensation Tax Deductibility

Section 162(m) of the Code limits the tax deductibility of annual individual compensation in excess of $1 million paid to named executive officers (other than the chief financial officer) unless the compensation is “performance-based,” as defined in Section 162(m) of the Code. The Committee generally intends, to the extent practicable, to preserve deductibility of compensation paid to our named executive officers while maintaining compensation programs that effectively attract, motivate and retain our executives. However, we reserve the discretion to pay compensation that does not qualify as performance-based compensation under Section 162(m) of the Code in order to maintain the discretion and flexibility to design compensation plans and arrangements that appropriately achieve our objectives.

SUMMARY COMPENSATION TABLE

The following table sets forth certain information regarding compensation for fiscal years 2016, 2015, and 2014 for the Company’s named executive officers. The Company identified five individuals as its named executive officers for 2016, comprised of the President and Chief Executive Officer, the Executive Vice President and Chief Financial Officer, and its three other most highly compensated executive officers serving at the end of 2016. The principal position of each named executive officer is provided as of December 31, 2016.

Name and Principal Position	Year	Salary	Bonus		Stock Awards (1)		Non-Equity Incentive Plan Compensation (2)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (3)	All Other Compensation (4)	Total
Benjamin A. Breier	2016	$1,045,098	—		$4,631,134	(5)	$1,139,982	—	$187,265	$7,003,479	(6)
President and Chief	2015	$880,299	—		$3,132,943		$1,227,624	—	$203,750	$5,444,616	(6)
Executive Officer	2014	$758,230	—		$2,224,916		$591,910	—	$130,141	$3,705,197

Stephen D. Farber	2016	$605,798	—		$1,229,248		$424,608	—	$68,209	$2,327,863
Executive Vice President,	2015	$596,171	$350,000	(8)	$841,680		$616,405	—	$329,332	$2,733,588
Chief Financial Officer (7)	2014	$442,318	—		$979,000		$309,566	—	$158,505	$1,889,389

Kent H. Wallace	2016	$706,743	$50,000	(10)	$855,808		$389,140	—	$30,414	$2,032,105
Executive Vice President and	2015	$619,234	$50,000	(10)	$1,000,005		$515,319	—	$37,666	$2,222,224
Chief Operating Officer (9)	2014	—	—		—		—	—	—	—

David A. Causby	2016	$563,417	$1,000,000	(12)	$921,930		$245,344	$424	$17.328	$2,748,443
Executive Vice President and	2015	$486,551	$1,000,000	(13)	$2,497,356	(14)	$480,162	—	$7,405	$4,471,474
President, Kindred at Home (11)	2014	—	—		—		—	—	—	—

Joseph L. Landenwich	2016	$413,845	—		$775,369		$194,436	$2,761	$13,883	$1,400,294
General Counsel and Corporate
Secretary (15)

(1)	Amounts in this column represent the aggregate grant date fair value for awards of service-based restricted stock and performance-based restricted stock units computed in accordance with FASB ASC Topic 718. The aggregate grant date fair value for awards of service-based restricted stock is calculated using the closing price of the Company’s Common Stock on the date of grant, without regard to when and how the service-based restricted stock vests. With respect to the performance-based restricted stock units granted in 2016, 2015 and 2014, each award consists of three tranches and performance goals are established annually at the beginning of each tranche’s respective single-year performance period. The aggregate grant date fair value for performance-based restricted stock unit awards is calculated for purposes of FASB ASC Topic 718 using the closing price of the Company’s Common Stock on the date of grant for the first tranche of an award and using the closing price of the Company’s Common Stock on the date performance goals are established for each remaining tranche. During 2016, performance goals were established for the first tranche of the 2016 award, the second tranche of the 2015 award and the third tranche of the 2014 award. Accordingly, the amount in this column for fiscal 2016 includes the aggregate grant date fair value of the first tranche of the 2016 award, the second tranche of the 2015 award and the third tranche of the 2014 award based on the probable outcome of the performance conditions at the time of grant, as follows:

Year/Tranche	Mr. Breier	Mr. Farber	Mr. Wallace	Mr. Causby	Mr. Landenwich
2016—Tranche 1	$797,761	$202,288	$155,608	$155,608	$77,804
2015—Tranche 2	$363,065	$116,700	—	$66,122	$68,071
2014—Tranche 3	$165,329	—	—	—	$42,794

The grant date fair value for all performance-based restricted stock units granted to the named executive officers during 2016, assuming for purposes of this disclosure that each of the three tranches could be valued under FASB ASC Topic 718 at the closing price of the Company’s Common Stock on the date of grant ($11.67), is as follows:

Year	Mr. Breier	Mr. Farber	Mr. Wallace	Mr. Causby	Mr. Landenwich
2016	$2,393,260	$606,840	$466,800	$466,800	$233,400

The aggregate grant date fair value for the third tranche of the 2015 award and the second and third tranches of the 2016 award will be calculable and reported in subsequent years, using the closing price of Common Stock on the date performance goals are established for each tranche. The assumptions used in calculating aggregate grant date fair value with respect to fiscal year 2016 are discussed in Note 17 of the 2016 Audited Financials.

(2)	These amounts represent amounts earned under the Company’s short-term incentive plan and LTIP. The named executive officers earned the following amounts under the Company’s short-term incentive plan during 2016, 2015 and 2014:

Year	Mr. Breier	Mr. Farber	Mr. Wallace	Mr. Causby	Mr. Landenwich
2016	$942,811	$333,558	$389,140	$245,344	$142,553
2015	$977,744	$484,335	$515,319	$480,162	—
2014	$547,497	$285,256	—	—	—

The named executive officers earned the following amounts under the Company’s LTIP during 2016, 2015, and 2014:

Year	Mr. Breier	Mr. Farber	Mr. Wallace	Mr. Causby	Mr. Landenwich
2016	$197,171	$91,050	—	—	$51,883
2015	$249,880	$132,070	—	—	—
2014	$44,413	$24,310	—	—	—

For 2016, the amounts earned under the LTIP represent amounts earned under the 2016 Gap Award (payable in the fourth quarter of 2017). A participant generally must be employed at the time payments are due to receive the amount earned. No amounts have yet been earned under the 2016 Three-Year Award, as such award is comprised of three single-year performance periods, two of which have yet to be completed, all of which are collectively subject to a three-year TSR modifier, and generally require continued service with the Company through the payment date. See “LTIP” on page 33 for more information about these awards.

(3)	These amounts represent the above-market interest earned in the DCP during the respective year. Above-market interest equals the amount of interest in excess of 120% of the federal long-term rate as of October 1 of the prior year. The federal long-term rate as of October 1, 2015, 2014, and 2013 was 2.58%, 2.89%, and 3.50%, respectively.

(4)	The amounts in this column include (1) redistributed amounts for the benefit of the named executive officers in the Company’s 401(k) Plan, (2) the taxable value of life insurance premiums paid by the Company, (3) certain transportation-related benefits (“TRB”), and (4) for Mr. Causby, a contribution to his DCP account. These amounts for 2016 were as follows:

	401(k)	Life	TRB (a)	DCP	Total
Mr. Breier	$20	$1,663	$185,582	—	$187,265
Mr. Farber	$20	$969	$67,220	—	$68,209
Mr. Wallace	—	$5,039	$25,375	—	$30,414
Mr. Causby	—	$927	$12,426	$3,975	$17,328
Mr. Landenwich	$20	$974	$12,889	—	$13,883

(a)	For purposes of determining the value of the TRB, the Company bases the calculation on the aggregate incremental cost to the Company for the use of the Company’s aircraft or chartered aircraft by each named executive officer and such named executive officer’s requested occupants. The aggregate incremental cost for the Company’s aircraft is based upon a cost-per-flight-hour charge developed from the annual direct costs to operate the Company’s aircraft. The incremental cost for any chartered aircraft is the actual cost of the chartered aircraft paid by the Company.

(5)	Due to a decline in the Company’s stock price following the grant date, the amount realizable from Mr. Breier’s 2016 service-based restricted stock award declined from a grant date fair value of $3,304,979 to $2,223,144 by the end of 2016 (a reduction of $1,081,835). Due to a decline in the Company’s stock price between the grant and vesting dates, and the Company’s achievement of only 20% of the 2016 annual performance goals, the amount Mr. Breier earned from these performance-based restricted stock awards declined from a grant date fair value of $1,326,155 to $163,634 (a reduction of $1,162,521).

(6)	Mr. Breier was promoted from President and Chief Operating Officer to President and Chief Executive Officer on March 31, 2015. Mr. Breier’s total compensation for the remaining nine months of 2015 and all of 2016 increased as a direct result of this promotion. Further, as set forth in footnote five above, Mr. Breier’s total compensation opportunity has been negatively impacted by over $2 million based on the Company’s 2016 performance and a decline in stock price.

(7)	Mr. Farber began serving as the Company’s Executive Vice President, Chief Financial Officer on February 3, 2014.

(8)	This amount represents a special cash bonus paid to Mr. Farber in 2015 for his efforts in connection with the Gentiva Merger.

(9)	Mr. Wallace began serving as the Company’s Executive Vice President and Chief Operating Officer on February 2, 2015.

(10)	These amounts represent a sign-on bonus paid to Mr. Wallace during 2016 and 2015 to secure his services as Chief Operating Officer.

(11)	Mr. Causby began serving as the Company’s Executive Vice President and President, Kindred at Home on February 2, 2015.

(12)	Represents a performance-based cash bonus paid in February 2016 to Mr. Causby pursuant to the terms of the Causby Agreement, based on the achievement of the Company’s Kindred at Home division over the 12-month period ending February 2, 2016 as follows: (1) $500,000 for leadership of a successful integration of Gentiva into Kindred, (2) $250,000 for achievement of one-year synergies resulting from the Gentiva Merger, (3) $250,000 for attainment of budgeted targets, and (4) his continued employment through February 2, 2016. See “Employment Agreements with other Named Executive Officers” on page 40 for more information about this payment.

(13)	Represents a cash payment in February 2015 to Mr. Causby pursuant to the terms of the Causby Agreement, as partial consideration for a $2,035,000 change in control severance payment to which he was otherwise entitled following the Gentiva Merger, and for the confidentiality, non-competition, and non-solicitation covenants imposed on Mr. Causby during the term of the Causby Agreement and for a one-year period thereafter. See “Employment Agreements with other Named Executive Officers” on page 40 for more information about this payment.

(14)	This amount includes the grant date fair value of 57,051 restricted stock units granted in lieu of outstanding Gentiva performance cash awards, and 53,077 restricted stock units granted as partial consideration for a $2,035,000 change in control severance payment to which Mr. Causby was otherwise entitled following the Gentiva Merger, both of which were granted pursuant to the Causby Agreement. This amount excludes the grant date fair value of 25,812 restricted stock units granted to Mr. Causby in exchange for outstanding and unvested in-the-money Gentiva options pursuant to the Causby Agreement. See “Employment Agreements with other Named Executive Officers” on page 40 for more information about these awards.

(15)	Mr. Landenwich has not previously been identified as a named executive officer. Accordingly, disclosures for periods prior to 2016 have not been provided in the Summary Compensation Table or the accompanying footnotes.

Grants of Plan-Based Awards Table—Fiscal Year 2016

The following table sets forth information regarding grants of awards under incentive compensation programs to the Company’s named executive officers during fiscal year 2016.

Name	Grant Date	Estimated Possible/Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(1)(2)		All Other Stock Awards: Number of Shares of Stock or Units (#)(2)(3)	Grant Date Fair Value of Stock Awards ($)(4)
		Minimum	Target	Maximum	Minimum	Target
Benjamin A. Breier
Short-term incentive plan (5)	N/A	$524,951	$1,312,376	$2,215,291
Long-term incentive plan (6)	N/A	$196,857	$787,426	$1,968,564
Long-term incentive plan (7)	N/A	$65,553	$262,213	$655,532
	3/24/16				20,508	205,078		$797,761	(8)
	3/24/16						283,203	$3,304,979
Stephen D. Farber
Short-term incentive plan (5)	N/A	$193,929	$484,823	$818,382
Long-term incentive plan (6)	N/A	$90,904	$363,617	$909,044
Long-term incentive plan (7)	N/A	$30,271	$121,085	$302,711
	3/24/16				5,200	52,000		$202,288	(8)
	3/24/16						78,000	$910,260
Kent H. Wallace
Short-term incentive plan (5)	N/A	$226,224	$565,610	$954,750
Long-term incentive plan (7)	N/A	$35,315	$141,261	$353,153
	3/24/16				4,000	40,000		$155,608	(8)
	3/24/16						60,000	$700,200
David A. Causby
Short-term incentive plan (5)	N/A	$137,989	$344,972	$582,313
Long-term incentive plan (7)	N/A	$23,923	$95,730	$239,325
	3/24/16				4,000	40,000		$155,608	(8)
	3/24/16						60,000	$700,200
Joseph L. Landenwich
Short-term incentive plan (5)	N/A	$82,880	$207,199	$349,752
Long-term incentive plan (6)	N/A	$51,800	$207,199	$517,998
Long-term incentive plan (7)	N/A	$17,249	$68,997	$172,943
	1/4/16						20,000	$236,600
	3/24/16				2,000	20,000		$77,804	(8)
	3/24/16						30,000	$350,100

(1)

These amounts reflect all performance-based restricted stock units granted during 2016 to the named executive officers, regardless of when, or if, such performance-based restricted stock units vest. These performance-based restricted stock unit grants are divided into three equal tranches corresponding to annual performance periods for 2016, 2017, and 2018. The Committee establishes performance goals annually for the current year’s tranche. If the performance goals are not satisfied in a given performance period, then some or all of the performance-based restricted stock units in the relevant performance period will be forfeited by the named executive officer. See the “Performance-Based Restricted Stock Units Earned in 2016” portion of the Compensation Discussion and Analysis section beginning on page 39 for a description of the minimum, target and maximum goals established for the 2016 performance period for the performance-based restricted stock units granted in 2016. With respect to the first and second tranches of the performance-based restricted stock units granted during 2016, performance above a minimum threshold in respect of one of either of the two relevant goals would result in an award percentage of 10% of such tranche. Further, because a 100% cap has been established as the maximum award level with respect to the first and second tranches of performance-based restricted stock units granted during 2016, the target award payout for the first and second tranches equals the maximum possible payout of 100%. In February 2017, based upon the Company’s performance with respect to the 2016 performance period, each named executive officer earned the following number of shares from the first tranche of the 2016 award: Mr. Breier – 13,672 shares; Mr. Farber – 3,467 shares; Mr. Wallace – 2,667 shares; Mr. Causby – 2,667 shares; and Mr. Landenwich – 1,333 shares. At December 31, 2016, threshold, target, and maximum performance criteria have not yet been established for the second and third tranches of the 2016 performance-based restricted stock units.

(2)	These amounts reflect awards under the 2011 Stock Incentive Plan.

(3)	These amounts reflect all shares of service-based restricted stock granted during 2016 to the named executive officers. All shares of service-based restricted stock granted to the named executive officers during 2016 vest in three equal annual installments, beginning on the first anniversary of the date of grant, provided the named executive officer is employed by the Company on each such date. These service-based restricted stock awards entitle each named executive officer to receive dividends if and when declared by the Board of Directors.

(4)	These amounts represent the grant date fair value calculated in accordance with FASB ASC Topic 718, excluding forfeiture assumptions.

(5)	These amounts reflect potential payouts under the Company’s short-term incentive plan. Actual awards for 2016 have been disclosed in the Summary Compensation Table beginning on page 44 under the column “Non-Equity Incentive Plan Compensation.”

(6)	These amounts reflect potential payouts under the 2016 Gap Award. Messrs. Wallace and Causby did not participate in the 2016 Gap Award. The actual amounts of the 2016 Gap Award for Messrs. Breier, Farber, and Landenwich have been disclosed in the Summary Compensation Table beginning on page 44 under the column “Non-Equity Incentive Plan Compensation.” Amounts earned under the 2016 Gap Award are payable in the fourth quarter of 2017, provided generally that the named executive officer is employed by the Company at the time the payment is due.

(7)	These amounts reflect potential payouts for the 2016 performance period under the 2016 Three-Year Award, prior to adjustment based upon a three-year TSR modifier. The 2016 Three-Year Award is comprised of three single-year performance periods (2016, 2017 and 2018), each of which comprises one-third of the total three-year award. No amounts have yet been earned under the 2016 Three-Year Award, as two of the three single-year performance periods have yet to be completed, all of which are collectively subject to a three-year TSR modifier, and generally require continued service with the Company through the payment date. See “LTIP Award Calculation—2016 Three-Year Awards” on page 36 for the estimated payouts of the 2016 Three-Year Award for the named executive officers. Amounts ultimately earned under the 2016 Three-Year Award are payable in a lump sum during the fourth quarter of 2019, provided generally that the named executive officer is employed by the Company at the time the payment is due.

(8)

These amounts represent the grant date fair value calculated in accordance with FASB ASC Topic 718 for the first tranche of performance-based restricted stock units granted in 2016. As previously disclosed, the 2016 grants of performance-based restricted stock units are divided into three equal tranches corresponding to annual performance periods for 2016, 2017, and 2018. Because performance goals for the second and third tranches of performance-based restricted stock units granted in 2016 were not established during 2016, the grant date fair value for these tranches is not included in these amounts. For purposes of FASB ASC Topic 718, a grant date fair value for the second and third tranches cannot be determined until the date performance goals are established for each tranche. The grant date fair value for all performance-based restricted stock units granted to the named executive officers during 2016, assuming for purposes of this disclosure that each of the three tranches could be valued under FASB ASC Topic 718 at the closing price of the Company’s Common Stock on the date of grant, is set forth in footnote 1 to the Summary Compensation Table beginning on page 44.

Outstanding Equity Awards at End of Fiscal Year 2016

The following table sets forth information regarding outstanding equity awards held by the Company’s named executive officers as of December 31, 2016.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Grant Date	Option Exercise Price	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
	Exercisable	Unexercisable
Benjamin A. Breier	—	—	—	—	—		376,675	$2,956,899	281,467	$2,209,516

Stephen D. Farber	—	—	—	—	—		114,667	$900,136	72,000	$565,200

Kent H. Wallace	—	—	—	—	—		96,590	$758,232	40,000	$314,000

David A. Causby	8,110	—	1/5/07	$19.26	1/5/17	(4)	160,407	$1,259,195
	25,344	—	2/3/09	$26.08	2/3/19	(4)			51,333	$402,964
	9,833	—	1/6/10	$25.27	1/6/17	(4)
	16,828	—	1/5/11	$26.22	1/5/18	(5)

Joseph L. Landenwich	—	—	—	—	—		67,166	$527,253	35,333	$277,364

(1)	These shares represent unvested service-based restricted stock or, as noted below, unvested service-based restricted stock units. The unvested service-based restricted stock and unvested service-based restricted stock units held by each of the named executive officers as of December 31, 2016 will vest as follows:

Vesting Date	Mr. Breier (# of shares)	Mr. Farber (# of shares)	Mr. Wallace (# of shares)	Mr. Causby (# of shares)		Mr. Landenwich (# of shares)
1/4/17	—	—	—	—		6,667
2/2/17	—	—	18,295	17,692	*	—
2/18/17	—	16,667	—	—		—
2/19/17	—	—	—	11,950		—
2/19/17	—	—	—	41,740	*	—
3/24/17	94,401	26,000	20,000	20,000		10,000
3/26/17	41,736	10,000	—	—		8,583
4/7/17	—	—	—	5,666		—
7/29/17	10,000	—	—	—		—
1/4/18	—	—	—	—		6,666
2/2/18	—	—	18,295	17,692	*	—
3/24/18	94,401	26,000	20,000	20,000		10,000
3/26/18	41,736	10,000	—	—		8,583
4/7/18	—	—	—	5,667		—
1/4/19	—	—	—	—		6,667
3/24/19	94,401	26,000	20,000	20,000		10,000

Total	376,675	114,667	96,590	160,407		67,166

*	restricted stock units

(2)	Market value is calculated by multiplying the total number of shares of Common Stock that have not vested as of December 30, 2016 by $7.85, which was the closing price of Common Stock on the NYSE on such date.

(3)	These shares represent all unvested performance-based restricted stock units that may be earned under the third tranche of the 2014 performance-based restricted stock unit award, the second and third tranches of the 2015 performance-based restricted stock unit award, and all three tranches of the 2016 performance-based restricted stock unit award. Each award of performance-based restricted stock units is divided into three equal annual tranches relating to three consecutive annual performance periods. At the beginning of the relevant performance period, the Committee establishes the performance goals for the applicable tranche. If the performance goals are not satisfied in a given year, some or all of the performance-based restricted stock units in such year’s tranche will be forfeited by the named executive officer. In February 2017, based upon the Company’s performance with respect to the 2016 performance period, each named executive officer was awarded a portion of performance-based restricted stock units from the third tranche of the 2014 grant (other than Messrs. Farber, Wallace, and Causby), the second tranche of the 2015 grant (other than Mr. Wallace), and the first tranche of the 2016 grant. A description of these awards is set forth under the “Performance-Based Restricted Stock Units Earned in 2016” section of the Compensation Discussion and Analysis section beginning on page 39.

(4)	These options vested 50% on the second anniversary of the date of grant and 25% per year on the third and fourth anniversaries of the date of grant.

(5)	These options vested in three equal annual installments beginning on the first anniversary of the date of grant.

Options Exercised and Stock Vested Table—Fiscal Year 2016

The following table sets forth information regarding each exercise of stock options and vesting of service-based restricted stock and performance-based restricted stock units during the year ended December 31, 2016.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting (1)		Value Realized on Vesting
Benjamin A. Breier	—	—	141,284		$1,551,210
Stephen D. Farber	—	—	32,666		$320,421
Kent H. Wallace	—	—	18,295		$173,620
David A. Causby	—	—	65,235	(2)	$614,964
Joseph L. Landenwich	—	—	27,222		$295,714

(1)	Except as set forth in footnote 2 with respect to Mr. Causby, these amounts include the following performance-based restricted stock units awarded in February 2016 from the third tranche of the 2013 grant, the second tranche of the 2014 grant, and the first tranche of the 2015 grant based upon the Company’s performance with respect to the 2015 performance period:

	Mr. Breier	Mr. Farber	Mr. Wallace	Mr. Causby	Mr. Landenwich
Shares awarded from 2013 grant	13,500	—	—	—	3,000
Shares awarded from 2014 grant	8,500	—	—	—	2,200
Shares awarded from 2015 grant	18,667	6,000	—	3,400	3,500

Total	40,667	6,000	—	3,400	8,700

See the “Performance-Based Restricted Stock Units Earned in 2016” portion of the Compensation Discussion and Analysis section beginning on page 39 for a description of the performance-based restricted stock units awarded in February 2017 based upon the Company’s performance with respect to the 2016 performance period.

(2)	This amount includes 17,693 restricted stock units that vested on February 2, 2016 and 31,459 restricted stock units that vested on February 19, 2016.

Non-Qualified Deferred Compensation Table—Fiscal Year 2016

Name	Executive Contributions in Last Fiscal Year		Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year (1)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year-End
Benjamin A. Breier (2)	—		—	—	—	—
Stephen D. Farber (2)	—		—	—	—	—
Kent H. Wallace (2)	—		—	—	—	—
David A. Causby	$39,439	(3)	$3,975	$1,011	—	$44,425	(4)
Joseph L. Landenwich	—		—	$6,581	—	$126,843	(5)

(1)	The amount reported in this column includes above-market interest earned in the DCP during 2016 as reported in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column of the Summary Compensation Table beginning on page 44 for Messrs. Causby and Landenwich.

(2)	Messrs. Breier, Farber, and Wallace have elected not to participate in the DCP.

(3)	These amounts are included in the 2016 “Salary” column of the Summary Compensation Table beginning on page 44 for Mr. Causby.

(4)	Mr. Causby did not begin participating in the DCP until 2016. Accordingly, there have been no amounts previously disclosed in the Company’s Summary Compensation Table.

(5)	Mr. Landenwich has not appeared as a named executive officer in any of the Company’s previous proxy statements. Accordingly, there have been no amounts previously disclosed in the Company’s Summary Compensation Table.

The Company maintains the DCP for certain highly compensated employees, including the named executive officers. A participant in the DCP may elect to defer up to 25% of such participant’s base salary and up to 100% of such participant’s award under the short-term incentive plan into the DCP during each plan year. The Company did not make matching contributions to the 401(k) plan or the DCP during 2016, except for a transitional match for legacy Gentiva employees, including Mr. Causby. Amounts credited to a participant’s account will accrue interest at a fixed rate equal to the interest rate published in Moody’s Bond Record under the heading “Moody’s Corporate Bond Yield Baa Average” for the month of October immediately preceding each plan year. The effective interest rate for 2016 was 5.34%.

A participant under the DCP is generally entitled to a distribution from such participant’s account upon (1) the participant’s retirement (defined as any termination of employment on or after a participant attains age 55) or termination of employment (other than as a result of death) prior to retirement, (2) the participant’s death, or (3) the occurrence of an unforeseen financial emergency (but only to the extent such distribution is necessary to relieve the unforeseen financial emergency). Upon retirement, or in the event a participant’s employment is terminated other than as a result of death, a participant will receive 100% of such participant’s account balance, payable in a lump sum or in equal monthly installments over a 5, 10 or 15 year period as selected by the participant when the participant initially enters the DCP. Messrs. Causby and Landenwich have each elected to receive a lump sum payment equal to his account balance upon retirement or termination of employment. In the event a participant dies before retirement or a termination of employment, such participant’s beneficiary will receive 100% of the participant’s account balance in a lump-sum payment.

Potential Payments upon Termination or Change in Control

As more fully described below, the following contracts generally provide for payments and other benefits to certain of the named executive officers upon the occurrence of various employment termination or change in control events:

•	Employment Agreements—in the event of death, Disability, or an Involuntary Termination;

•	Change in Control Severance Agreements—in connection with a termination of employment following a Change in Control;

•	Equity Plans—in the event of death, Disability, or a Change in Control; and

•	LTIP—in the event of death, Disability, Retirement, termination of employment without Cause, or following a Change in Control.

In addition to the foregoing, termination and change in control payments are payable under the DCP in certain circumstances. See the “Non-Qualified Deferred Compensation Table—Fiscal Year 2016” beginning on page 51 for details regarding the triggering events and amounts payable under the DCP.

In lieu of any payment each named executive officer would otherwise be entitled to under the terms and conditions of the short-term incentive plan, each named executive officer’s employment and change in control severance agreements expressly provide for a payment under the short-term incentive plan following an Involuntary Termination or Change in Control, respectively.

Definitions

Unless otherwise noted, the term “Disability” means the named executive officer shall be unable, or fail, to perform the essential functions of such named executive officer’s position for any period of 90 days or more.

Unless otherwise noted, the term “Cause” means such named executive officer’s: (1) conviction of or plea of nolo contendere to a crime involving moral turpitude, or (2) willful and material breach of such named executive officer’s duties and responsibilities, which is committed in bad faith or without reasonable belief that such conduct is in the best interests of the Company and its affiliates.

Unless otherwise noted, for purposes of each named executive officer’s employment agreement, “Good Reason” means, without the named executive officer’s written consent, (1) a material adverse change in the named executive officer’s authority, duties or responsibilities, (2) a material reduction in the base salary or the annual bonus opportunity of the named executive officer (materiality is set at 5% or greater for Mr. Breier), (3) the Company requiring the named executive officer to relocate such named executive officer’s principal business office more than 30 miles from its current location, or (4) a material breach of the Company’s obligation to (i) allow the named executive officer to participate in the Company’s employee benefit plans, (ii) require any successor to all or substantially all of the business and/or assets of the Company to assume the named executive officer’s employment agreement, and (iii) with respect to Mr. Breier, allow Mr. Breier to participate in the bonus, stock option or other compensation plans of the Company and provide liability, life and disability insurance.

Unless otherwise noted, for purposes of each named executive officer’s change in control severance agreement, “Good Reason” means (1) the named executive officer’s title, duties, responsibilities or authority is reduced or diminished without such named executive officer’s written consent, (2) the named executive officer’s compensation is reduced, (3) the named executive officer’s benefits are reduced, other than pursuant to a uniform reduction applicable to all managers of the Company, or (4) the named executive officer is asked to relocate such named executive officer’s office to a place more than 30 miles from its location on a change in control date.

Unless otherwise noted, the term “Involuntary Termination” means the Company terminates such named executive officer’s employment other than for Cause, and for each named executive officer, the named executive officer terminates such named executive officer’s employment for Good Reason.

Unless otherwise noted, the term “Retirement” means the voluntary termination of a named executive officer’s employment after the age of 55, or, solely with respect to the 2011 Stock Incentive Plan, the voluntary termination of a named executive officer’s employment (1) after the age of 55 and the completion of five year’s service, or (2) after the age of 65.

Unless otherwise noted, the term “Change in Control” means any of the following events:

(1) an acquisition (other than directly from the Company) of any voting securities of the Company by any person immediately after which such person has beneficial ownership of 20% or more of the combined voting power of the Company’s then outstanding voting securities (excluding acquisitions of voting securities by the Company or any of its subsidiaries, or an employee benefit plan maintained by the Company or any of its subsidiaries);

(2) the individuals who constituted the Board of Directors at the start date of such agreement cease for any reason to constitute over 50% of the Board of Directors; provided, however, that if the election, or nomination for election by the Company’s shareholders, of any new director was approved by a vote of over 50% of the Board of Directors, such new director shall be treated as a member of the original Board of Directors, unless such individual initially assumed office as a result of either an actual or threatened election or proxy contest;

(3) consummation of a merger, consolidation or reorganization involving the Company, unless (a) the shareholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, over 50% of the combined voting power of all voting securities of the corporation resulting from such merger, consolidation or reorganization over which any person has beneficial ownership in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization; (b) the individuals who were members of the Board of Directors immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute over 50% of the members of the board of directors of the surviving company; and (c) no person (other than the Company, any of its subsidiaries, any employee benefit plan maintained by the Company, the surviving company or any person who, immediately prior to such merger, consolidation or reorganization had beneficial ownership of 20% or more of the then outstanding voting securities) has beneficial ownership of 20% or more of the combined voting power of the surviving company’s then outstanding voting securities;

(4) approval by the Company’s shareholders of a complete liquidation or dissolution of the Company;

(5) approval by the Company’s shareholders of an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any person (other than a transfer to a subsidiary of the Company); or

(6) any other event that the Board of Directors shall determine constitutes an effective change in control of the Company.

Employment Agreement—Mr. Breier

On March 31, 2015, Mr. Breier became President and Chief Executive Officer in accordance with the CEO Agreement. Mr. Breier’s CEO Agreement provides for specified payments and benefits in the event of the termination of his employment under certain circumstances. If Mr. Breier’s employment is terminated by the Company other than for Cause, or by Mr. Breier for Good Reason, subject to his execution of a general release of claims, Mr. Breier will be eligible to receive (1) a cash severance payment equal to two and one-half times the sum of his base salary and short-term incentive target bonus for the year of termination, (2) prorated awards under the Company’s short-term incentive plan and LTIP (based upon actual performance) and (3) continued coverage for him and his eligible dependents under the Company’s employee benefit plans for the 30-month period following his date of termination (such period, the “Benefit Continuation Period”). In addition, Mr. Breier’s outstanding equity awards (other than awards of service-based restricted stock) will continue to vest (and in the case of stock options, remain exercisable) in accordance with the terms of such awards (including the achievement of performance measures) for the Benefit Continuation Period, and any awards of service-based restricted stock that would have vested during the Benefit Continuation Period will vest on his date of termination. If his employment is terminated by reason of death or Disability, Mr. Breier is entitled to a prorated portion of his short-term incentive target award in the year of termination. If Mr. Breier’s employment is terminated by the Company for Cause, no additional payments are made under the CEO Agreement.

Employment Agreements—Other Named Executive Officers

Each of the other named executive officers’ employment agreements provides for severance payments under certain circumstances. Following termination for any reason, such other named executive officer is entitled to receive accrued wages through the date of termination, as well as any amounts owed to such named executive officer pursuant to the terms and conditions of the benefit plans and programs of the Company. In addition, subject to the execution of a general release of claims satisfactory to the Company (except in the event of death or Disability), such named executive officer is entitled to the following additional payments. If employment is terminated by reason of death or Disability, such named executive officer is entitled to a prorated portion of such named executive officer’s short-term incentive target award (based upon actual performance) in the year of termination. If such named executive officer’s employment is terminated for Good Reason, or other than for Cause, such named executive officer’s employment agreement provides for a cash severance payment equal to the prorated portion of the short-term incentive award earned (based upon actual performance) in the year of termination plus one and one-half times base salary and short-term incentive target award in the year of termination. In addition, for an 18-month period following such named executive officer’s termination date, such named executive officer would be entitled to continued coverage under the Company’s employee benefit plans, additional vesting of service-based restricted stock, service-based restricted stock units (in the case of Mr. Causby), and performance-based restricted stock units and stock options, and the opportunity to exercise the options within such time period (but in no event beyond the expiration of the original term of such options). If such named executive officer’s employment is terminated by the Company for Cause, no additional payments are made under such named executive officer’s employment agreement.

Change in Control Severance Agreements

As of December 31, 2016, the Company had a change in control severance agreement in place with each of its named executive officers. The change in control severance agreements provide for the payment of severance benefits under certain circumstances. These benefits become payable at any time within two years after a Change in Control of the Company if: (1) the Company terminates the executive’s employment without Cause; or (2) the executive terminates employment with the Company for Good Reason. The benefits to be afforded the named executive officers include: (i) a lump sum cash severance payment equal to three times (or 2.99 times with respect to Mr. Wallace and 2.9 times with respect to Mr. Causby) base salary and short-term incentive target award as of the termination of employment or Change in Control date, whichever is greater; (ii) continuation of health, dental, life and disability insurance coverage for three years; and (iii) for Messrs. Breier, Farber, and Landenwich, reimbursement of up to $5,000 for legal and accounting fees incurred as a result of the Change in Control.

The Company’s Corporate Governance Guidelines requires shareholder approval or ratification of amended or future change in control severance agreements that provide for payments in excess of 2.99 times base salary and target bonus under the Company’s short term incentive plan. All change in control severance agreements entered into after the date of this amendment expressly stipulate that all benefits payable thereunder will be reduced in order to comply with any executive severance policy the Company has adopted from time to time.

Non-Solicitation and Non-Competition Covenants

Each of the named executive officers is subject to a non-solicitation covenant set forth in such named executive officer’s employment agreement and change in control severance agreement. These non-solicitation covenants provide that during the term and for a one-year period thereafter, the named executive officer will not aid, endeavor to solicit or induce any of the Company’s or its affiliates’ employees to leave their employment with the Company or such affiliate in order to accept employment with the named executive officer or any other person or entity.

Messrs. Breier and Causby are also currently subject to non-compete covenants under their employment agreements. These non-compete covenants provide that during the term and for a one-year period thereafter, such named executive officer will not, without the prior written approval of the Board of Directors become an officer, employee, agent, partner or director of, or otherwise provide services to any other business in direct competition with the Company, or solicit or attempt to take away any customer of the Company.

2011 Stock Incentive Plan

Pursuant to the 2011 Stock Incentive Plan, upon death or Disability, any service-based restricted stock awards outstanding as of such date immediately vest, all outstanding options immediately become fully vested and exercisable (for a two-year period for non-qualified options and a one-year period for incentive options but not past their original expiration date), and all performance-based restricted stock units outstanding will be prorated for that portion of the performance period that such person was employed, assuming target performance was achieved. Upon Retirement, to the extent exercisable, all options will remain exercisable for a two-year period with respect to non-qualified options and a 90-day period with respect to incentive options (but not past their original expiration date). Regarding a Change in Control, the Company amended the 2011 Incentive Plan during 2014 to provide that outstanding equity awards accelerate only upon a qualifying termination of employment within 18 months of a Change in Control. Thus, following a Change in Control (1) all service-based restricted stock awards, performance-based restricted stock units and options granted before May 22, 2014 will immediately vest and, with respect to the options, become fully exercisable, and (2) all service-based restricted stock awards, performance-based restricted stock units and options granted after May 22, 2014 will also immediately vest and, with respect to the options, become fully exercisable, but only if employment is terminated by the employee for Good Reason or by the Company without Cause within an 18-month period following such Change in Control.

LTIP

Pursuant to the LTIP, if during a performance period a participating named executive officer is terminated without Cause, or upon Retirement, such named executive officer will receive an award for such performance period (which may be prorated) based upon actual achievement of performance goals, payable as if such named executive officer remained employed by the Company. Upon death or Disability during a performance period, such named executive officer (or such named executive officer’s beneficiary) shall be entitled to receive such named executive officer’s target award under the LTIP for such performance period, which award may be prorated and paid within thirty days of death or Disability. Also pursuant to the LTIP, in the event of a Change in Control, the Company or a successor will either assume or continue all outstanding awards, or, in lieu thereof, each participant, including any participating named executive officer, will receive a lump-sum payment equal to the target award available for such named executive officer for the performance period in which the Change in Control occurs, without proration.

Summary of Potential Payments upon Termination or Change in Control

The following table sets forth the dollar amount of payments and benefits that each named executive officer would receive in various circumstances triggering payments under such named executive officer’s employment agreement or change in control severance agreement, as well as the Company’s 2011 Stock Incentive Plan and LTIP as of December 31, 2016.

	Involuntary Termination		Change in Control		Death/ Disability		Retirement
Benjamin A. Breier
Cash payments	$6,848,504	(1)	$7,086,831	(2)	$1,312,376	(3)	—
Extended employee benefits	32,745	(4)	39,294	(5)	—		—
Equity awards	5,166,415	(6)	5,166,415	(7)	3,848,957	(8)	—
LTIP	459,384	(9)	1,574,852	(10)	1,049,639	(11)	—	(12)
Reimbursement of legal/accounting fees	—		5,000		—		—

Total	$12,507,048		$13,872,392		$6,210,972		—

Stephen D. Farber
Cash payments	$1,969,837	(13)	$3,272,556	(2)	$484,823	(3)	—
Extended employee benefits	17,207	(14)	34,413	(5)	—		—
Equity awards	1,125,172	(15)	1,465,336	(7)	1,114,708	(8)	—
LTIP	212,135	(9)	727,234	(10)	484,702	(11)	—	(12)
Reimbursement of legal/accounting fees	—		5,000		—		—

Total	$3,324,351		$5,504,539		$2,084,233		—

Kent H. Wallace
Cash payments	$2,298,075	(13)	$3,805,143	(16)	$565,610	(3)	—
Extended employee benefits	15,057	(14)	30,114	(5)	—		—
Equity awards	810,568	(15)	1,072,232	(7)	862,904	(8)	—
LTIP	141,261	(9)	424,208	(10)	141,261	(11)	$35,372	(12)

Total	$3,264,961		$5,331,697		$1,569,775		$35,372

David A. Causby
Cash payments	$1,625,233	(13)	$2,667,786	(17)	$344,972	(3)	—
Extended employee benefits	20,945	(14)	41,889	(5)	—		—
Equity awards	1,400,495	(15)	1,662,159	(7)	1,408,345	(8)	—
LTIP	95,730	(9)	287,477	(10)	95,730	(11)	—	(12)

Total	$3,142,403		$4,659,311		$1,849,047		—

Joseph L. Landenwich
Cash payments	$1,074,949	(13)	$1,864,791	(2)	$207,199	(3)	—
Extended employee benefits	18,549	(14)	37,098	(5)	—		—
Equity awards	621,445	(15)	804,617	(7)	654,164	(8)	—
LTIP	120,880	(9)	414,398	(10)	276,196	(11)	—	(12)
Reimbursement of legal/accounting fees	—		5,000		—		—

Total	$1,835,823		$3,125,904		$1,137,559		—

(1)	This amount represents (1) two and one-half times the sum of Mr. Breier’s base salary and target award under the short-term incentive plan in the year of termination, payable within 14 days of termination, and (2) the prorated award earned by Mr. Breier under the short-term incentive plan in the year of termination, payable on such date as if Mr. Breier was still employed by the Company.

(2)	These amounts represent three times the sum of such named executive officer’s base salary and target award under the short-term incentive plan in the year of termination, payable upon the effective date of termination.

(3)	These amounts represent a prorated portion of such named executive officer’s target award under the short-term incentive plan in the year of death or Disability, payable on the same date as if such named executive officer was still employed by the Company.

(4)	This amount represents the Company’s cost to provide health, dental, life, and short-term and long-term disability benefits for a 30-month period based upon Mr. Breier’s coverage as of December 31, 2016.

(5)	These amounts represent the Company’s cost to provide health, dental, life and short-term and long-term disability benefits for a three-year period based upon such named executive officer’s coverage as of December 31, 2016.

(6)	This amount represents the fair value of 30 months of additional vesting of outstanding stock options, service-based restricted stock and performance-based restricted stock units calculated using the December 30, 2016 closing price of the Company’s Common Stock on the NYSE of $7.85.

(7)	These amounts represent the fair value of full vesting for all outstanding stock options, service-based restricted stock and performance-based restricted stock units calculated using the December 30, 2016 closing price of the Company’s Common Stock on the NYSE of $7.85.

(8)	These amounts represent the fair value of full vesting for all outstanding stock options and service-based restricted stock awards, and the prorated vesting of all performance-based restricted stock units outstanding (assuming target performance was achieved), calculated using the December 30, 2016 closing price of the Company’s Common Stock on the NYSE of $7.85.

(9)	These amounts represent the prorated portion of the actual award such named executive officer would have received under the 2016 Gap Award and the 2016 Three-Year Award (assuming target performance) under the LTIP in the year of termination without Cause, payable on the same dates as if such named executive officer was still employed by the Company.

(10)	These amounts, payable in a lump sum under the LTIP, represent such named executive officer’s target award under the LTIP in the year of termination, assuming that such named executive officer was terminated without Cause during the same performance period in which the Change in Control occurred. In lieu of paying these amounts following a Change in Control, the Company or a successor could instead elect to continue or assume all outstanding awards.

(11)	These amounts represent the prorated portion of such named executive officer’s target 2016 Gap Award and the 2016 Three-Year Award under the LTIP in the year of death or Disability, payable in a lump sum within 30 days of such death or Disability.

(12)	Retirement awards are not payable under the LTIP until age 55. As such, Messrs. Breier, Farber, Causby and Landenwich would not be eligible to receive a retirement benefit under the LTIP if they retired as of December 31, 2016. With respect to Mr. Wallace, this amount represents the prorated portion of the actual award he would have received under the 2016 Three-Year Award of the LTIP upon Retirement.

(13)	These amounts represent (1) one and one-half times the sum of such named executive officer’s base salary and target award under the short-term incentive plan in the year of termination, payable within 14 days of termination, and (2) the prorated award earned by such named executive officer under the short-term incentive plan in the year of termination, payable on such date as if such named executive officer was still employed by the Company.

(14)	These amounts represent the Company’s cost to provide health, dental, life and short-term and long-term disability benefits for an 18-month period based upon such named executive officer’s coverage on December 31, 2016.

(15)	These amounts represent the fair value of 18 months of additional vesting of outstanding stock options, service-based restricted stock, performance-based restricted stock units, and, with respect to Mr. Causby, restricted stock units, calculated using the December 30, 2016 closing price of the Company’s Common Stock on the NYSE of $7.85.

(16)	This amount represents 2.99 times the sum of Mr. Wallace’s base salary and target award under the short-term incentive plan in the year of termination, payable upon the effective date of termination.

(17)	This amount represents 2.9 times the sum of Mr. Causby’s base salary and target award under the short-term incentive plan in the year of termination, payable upon the effective date of termination.

DIRECTOR COMPENSATION

For 2016, non-employee directors received: (1) a quarterly cash retainer of $25,000; (2) an additional $5,000 quarterly retainer for the Audit Committee chair; (3) an additional $3,750 retainer for the Executive Compensation Committee chair; and (4) an additional $2,500 quarterly retainer for the other committee chairs. In addition, the Chair of the Board received an additional quarterly retainer of $25,000 during 2016.

On May 25, 2016, the Company issued to each non-employee director (other than Dr. Simon) 12,356 shares of restricted Common Stock. The Company granted Dr. Simon 17,242 shares of restricted Common Stock on November 2, 2016 in connection with her appointment to the Board of Directors. All of these shares vest in full on the first anniversary of their grant date. All of these shares were issued under the 2012 Equity Plan for Non-Employee Directors (the “2012 Directors Plan”).

Under the 2012 Directors Plan, the Committee has the authority to grant stock options or restricted shares at its discretion to non-employee directors of the Company. Unless otherwise provided in the underlying award agreement (1) each stock option awarded under either plan will have an exercise price equal to the fair market value of the Common Stock on the date such option is granted, will vest in four equal annual installments beginning on the first anniversary of the date of grant, except in the event of a change in control, in which case all shares subject to the stock option shall immediately vest, and will have a ten-year term, and (2) each award of restricted shares will vest in four equal annual installments, beginning on the first anniversary of the date of grant, except in the event of a change in control, in which case all unvested restricted shares shall immediately vest. The 2012 Directors Plan expressly prohibits the Company from lowering the exercise price of previously awarded stock options, except as necessary to prevent dilution or enlargement of the rights of non-employee directors under such plan in the event of a merger, reorganization, consolidation, recapitalization, spin-off or similar change in corporate structure.

Pursuant to the Company’s stock ownership guidelines that apply to its non-employee directors, each non-employee director is required to own shares of the Company’s Common Stock valued at five times the annual cash retainer. The Company’s annual cash retainer for its non-employee directors was $100,000 in 2016. If the applicable ownership guideline is not achieved in any year following an annual calculation, the director is required to retain an amount equal to one hundred percent of net shares received under any equity award subsequently issued to such director until the ownership guideline is met. Each of the Company’s directors is in compliance with this policy.

DIRECTOR COMPENSATION TABLE

The following table sets forth information regarding the fiscal 2016 compensation for all persons who served as a director of the Company during 2016. Dr. Simon was appointed to the Board of Directors in November 2016.

Name	Fees Earned or Paid in Cash	Stock Awards (1)(2)		Option Awards (3)	All Other Compensation		Total
Joel Ackerman	$110,000	$150,002		—	—		$260,002
Jonathan D. Blum	$100,000	$150,002		—	—		$250,502
Benjamin A. Breier (4)	—	—		—	—		—
Thomas P. Cooper, M.D.	$110,000	$150,002		—	—		$260,002
Paul J. Diaz (5)	$75,000	$674,067	(6)	—	$163,470	(7)	$912,537
Heyward R. Donigan	$100,000	$150,002		—	—		$250,002
Richard Goodman	$120,000	$150,002		—	—		$270,002
Christopher T. Hjelm	$100,000	$150,002		—	—		$250,002
Frederick J. Kleisner	$115,000	$150,002		—	—		$265,002
Sharad Mansukani, M.D.	$100,000	$150,002		—	—		$250,002
Lynn Simon, M.D.	$25,000	$150,005		—	—		$175,005
Phyllis R. Yale	$200,000	$150,002		—	—		$350,002

(1)	For all individuals other than Dr. Simon, this amount represents the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of 12,356 shares of restricted Common Stock granted on May 25, 2016, which shares vest in full on the first anniversary of their date of grant. Except for the award to Dr. Simon, grant date fair value is calculated using the May 25, 2016 closing price of the Company’s Common Stock on the NYSE of $12.14. For Dr. Simon, this amount represents the aggregate grant date fair value of 17,242 shares of restricted Common Stock granted on November 2, 2016, which shares vest in full on the first anniversary of their date of grant. For the award to Dr. Simon, grant date fair value is calculated using the November 2, 2016 closing price of the Company’s Common Stock on the NYSE of $8.70.

(2)	As of December 31, 2016, each non-employee director held 12,356 unvested shares of restricted stock other than Dr. Simon, who held 17,242 unvested shares.

(3)	There were no option awards granted during 2016. As of December 31, 2016, the following non-employee directors held the number of outstanding, unexercised stock options as follows: Mr. Ackerman – 15,000; Mr. Blum – 15,000; Dr. Cooper – 6,542; and Mr. Kleisner – 15,000.

(4)	Mr. Breier was compensated as an employee of the Company during 2016 and did not receive any additional compensation for serving as a director of the Company. See the Summary Compensation Table beginning on page 44.

(5)	Mr. Diaz was compensated as an employee of the Company until March 31, 2016, and as a non-employee director of the Company for the remainder of 2016. Additional details about Mr. Diaz’s compensation arrangement are set forth below.

(6)	This amount also includes the aggregate grant date fair value of 44,907 previously-granted performance-based restricted stock units computed in accordance with FASB ASC Topic 718 to which Mr. Diaz remained entitled pursuant to the terms of his Vice Chairman Agreement (as defined and discussed below). Due to a decline in the Company’s stock price between the grant and vesting dates, and the Company’s achievement of only 20% of the 2016 annual performance goals, the amount Mr. Diaz earned from these performance-based restricted stock awards declined from a grant date fair value of $524,065 to $64,663 (a reduction of $459,402).

(7)	This amount includes compensation awarded to Mr. Diaz pursuant to the terms of his Vice Chairman Agreement with the Company (as defined and discussed below), and includes base salary, the taxable value of life insurance premiums paid by the Company, and cash payments in lieu of accumulated paid time off benefits (“PTO”), as follows:

Base Salary	Life	PTO	Total
$142,311	$582	$20,577	$163,470

In connection with the Company’s succession planning efforts, the Company entered into a new employment agreement with Mr. Diaz in October 2014, which provided for the terms of his remaining service as Chief Executive Officer through March 31, 2015, and as Executive Vice Chairman of the Board of Directors from April 1, 2015 through March 31, 2016 (the “Vice Chairman Agreement”). During Mr. Diaz’s tenure as Executive Vice Chairman, he was entitled to an annual base salary of $500,000 and continued participation in the Company’s employee benefit and equity compensation programs. The Vice Chairman Agreement expired on March 31, 2016 with Mr. Diaz ceasing to be an employee of the Company on such date. Beginning April 1, 2016, Mr. Diaz is compensated similarly to the other non-employee members of the Company’s Board of Directors.

COMPENSATION COMMITTEE REPORT

The Executive Compensation Committee of the Board is composed entirely of independent directors satisfying the requirements of the NYSE listing standards. The Executive Compensation Committee is composed of Mr. Frederick J. Kleisner (Chair), Mr. Jonathan D. Blum, Ms. Heyward R. Donigan, and Sharad Mansukani, M.D. Ms. Phyllis R. Yale served on the Executive Compensation Committee until she voluntarily resigned from the committee on March 28, 2016. The Executive Compensation Committee is responsible for establishing and administering the policies and programs that govern both annual cash compensation and equity-based incentive compensation plans for the executive officers of the Company.

The Executive Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section with management. Based upon the foregoing review and discussion with management, the Executive Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in this Proxy Statement.

All members of the Executive Compensation Committee of the Company listed below submit the foregoing report.

EXECUTIVE COMPENSATION COMMITTEE

Frederick J. Kleisner, Chair
Jonathan D. Blum
Heyward R. Donigan Sharad Mansukani, M.D.

Executive Compensation Committee Interlocks and Insider Participation

Mr. Frederick J. Kleisner served as a member and Chair of the Executive Compensation Committee, and Mr. Jonathan Blum, and Ms. Heyward Donigan served on the Executive Compensation Committee of the Board of Directors for all of 2016. Ms. Phyllis R. Yale served until she voluntarily resigned from the Executive Compensation Committee on March 28, 2016, while Sharad Mansukani, M.D. was appointed to the Executive Compensation Committee on May 25, 2016. None of the persons who served on the Executive Compensation Committee during the last completed fiscal year is, or has been, an employee or officer of the Company or had any relationship requiring disclosure under Item 404 of Regulation S-K. In addition, none of the Company’s executive officers serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee of any other entity that has, or has had, one or more of its executive officers serving as a member of the Company’s Board of Directors.

AUDIT COMMITTEE REPORT

The Audit Committee reports to and acts on behalf of the Board of Directors. It is composed solely of directors who satisfy the independence, financial literacy, and other requirements set forth in the listing standards of the NYSE and applicable securities law. The Audit Committee is composed of five directors and operates under a written charter adopted by the Audit Committee, which sets forth the Audit Committee’s duties and responsibilities and is available on the Company’s website at www.kindredhealthcare.com. The Audit Committee reviews and assesses its charter at least annually and last updated it in August 2016. Mr. Richard Goodman (Chair), Mr. Joel Ackerman, Thomas P. Cooper, M.D., and Mr. Christopher T. Hjelm each served on the Audit Committee for all of 2016. Sharad Mansukani, M.D. served on the Audit Committee until May 25, 2016. Lynn Simon, M.D. began serving on the Audit Committee on November 2, 2016 in connection with her appointment as a member of the Company’s Board of Directors. Messrs. Goodman and Ackerman each qualify as an “audit committee financial expert” as defined by the SEC. The Audit Committee held seven meetings during 2016.

The Audit Committee’s purpose is to assist the Board in monitoring (1) the integrity of the Company’s financial statements and the adequacy of the Company’s system of internal controls, accounting policies, and financial reporting practices; (2) the independent registered public accounting firm’s qualifications and independence; (3) the performance of the Company’s internal audit function and independent registered public accounting firm; (4) the Company’s compliance with legal and regulatory requirements; and (5) other matters identified in the Audit Committee charter.

The Audit Committee relies on the expertise and knowledge of management, the internal auditors, and the independent registered public accounting firm in carrying out its responsibilities. Management is responsible for the Company’s consolidated financial statements and the underlying financial reporting processes, including the system of internal controls. The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), is responsible for auditing the Company’s financial statements, expressing an opinion on the conformity of such audited consolidated financial statements with United States generally accepted accounting principles, and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting based on criteria established in 2013 by the Committee of Sponsoring Organizations of the Treadway Commission.

During the year ended December 31, 2016, the Audit Committee fulfilled its duties and responsibilities as outlined in its charter. Specifically, the Audit Committee, among other actions:

•

Reviewed and discussed with management and the independent registered public accounting firm, the Company’s earnings press releases, consolidated financial statements, and related periodic reports filed with the SEC.

•

Reviewed with the Company’s independent registered public accounting firm and its internal auditors, the audit scope, plans, and activities of both the independent registered public accounting firm and the Company’s internal auditors.

•	Reviewed with management, the independent registered public accounting firm, and the internal auditor, the effectiveness of the Company’s internal control over financial reporting.

•	Met, both with and without management present, the independent registered public accounting firm and the Company’s internal auditors to discuss their evaluations of the Company’s internal controls.

•

Reviewed and pre-approved all fees paid to PwC (please refer to page 84 of this Proxy Statement for a detailed discussion of such fees) and considered whether PwC’s provision of non-audit services to the Company was compatible with the independence of the independent registered public accounting firm.

•

Received the written disclosure and the annual letter from PwC provided to us pursuant to Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, concerning their independence and discussed their independence with PwC.

The Audit Committee has reviewed and discussed with the Company’s management and the independent registered public accounting firm, the Company’s audited consolidated financial statements, related footnotes, and the independent registered public accounting firm’s report with respect to those financial statements as well as its report assessing the Company’s internal control over financial reporting.

The Audit Committee discussed with PwC the matters required to be discussed with the Committee, including Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board. The Auditing Standard No. 16 communications include, among other items, matters relating to the conduct of an audit of the Company’s consolidated financial statements under the standards of the Public Company Accounting Oversight Board. This review included a discussion with management and the independent registered public accounting firm about the quality (and not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s financial statements, including the disclosures relating to critical accounting policies. The Audit Committee discussed with PwC the matters required to be discussed by Public Company Accounting Oversight Board AU 380, Communication with Audit Committees.

As noted above, the Audit Committee assists the Board’s oversight of the independent registered public accounting firm’s qualifications, independence, and performance. The Audit Committee is responsible for appointing, compensating, and overseeing the work of the Company’s independent registered public accounting firm. The Audit Committee recognizes the importance of maintaining the independence of the Company’s independent registered public accounting firm, both in fact and in appearance. In 2016, the Audit Committee received and reviewed the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding their communications with the Company concerning the independent registered public accounting firm’s independence, and discussed with PwC the firm’s independence from the Company and management. These discussions included, among other things, a review of fees paid to PwC for non-audit services. As discussed on page 85 of this Proxy Statement, the Audit Committee pre-approves all fees paid to PwC. The Audit Committee concurred with PwC’s conclusion that they are independent from the Company and its management.

The Audit Committee periodically reviews and evaluates the performance of the lead audit partner responsible for the Company’s audit, oversees the required rotation of the lead audit partner, and considers whether, to assure independence, there should be a rotation of the independent registered public accounting firm. The Audit Committee considered a number of factors in deciding whether to re-engage PwC as the Company’s independent registered public accounting firm, including the length of time PwC has served as the Company’s independent registered public accounting firm, PwC’s capability in handling the breadth and complexity of the Company’s business and the resulting demands placed on its auditing personnel in terms of expertise in the Company’s business, and the quantity and quality of the independent registered public accounting firm’s staff. As a result of the foregoing, the Audit Committee has retained PwC as the Company’s independent registered public accounting firm for fiscal year 2017 (taking into account the vote on shareholder ratification). The Audit Committee and the Board believe that the continued retention of PwC to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders and have recommended that shareholders ratify the appointment of PwC as the Company’s independent registered public accounting firm for fiscal year 2017.

Based on, and in reliance on, the reviews and discussions described above and the report on the independent registered public accounting firm with respect to the audited consolidated financial statements, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC.

All members of the Audit Committee of the Company listed below submit the foregoing report.

AUDIT COMMITTEE

Richard Goodman, Chair
Joel Ackerman
Thomas P. Cooper, M.D.
Christopher T. Hjelm
Lynn Simon, M.D.

The information contained in the above report will not be deemed to be “soliciting material” or “filed” with the SEC, nor will this information be incorporated into any future filing under the Securities Act, or the Exchange Act except to the extent the Company specifically incorporates such report by reference.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table represents aggregate equity compensation plan information as of December 31, 2016 with respect to equity plans that were approved by the Company’s shareholders. As of December 31, 2016, all outstanding equity awards were granted under equity plans that have been approved by the Company’s shareholders. Set forth on the following page are updated totals as of March 29, 2017.

Equity Compensation Plan Information

(as of December 31, 2016)

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	67,897	$14.96	1,410,752	(2)
Equity compensation plans not approved by security holders (3)	986,184	$24.17	—

Total	1,054,081	$23.58	1,410,752

(1)	The Company’s 2001 Stock Incentive Plan, Amended and Restated (the “2001 Stock Incentive Plan”), 2011 Stock Incentive Plan, 2001 Equity Plan for Non-Employee Directors, Amended and Restated (the “2001 Directors Plan”), and the 2012 Directors Plan have each been approved by the Company’s shareholders and are included in these totals.

(2)	Restricted Common Stock and other forms of equity awards may be issued pursuant to the 2011 Stock Incentive Plan (1,242,230 shares available, 167,836 of which were assumed as part of the Gentiva Merger and remain subject to a 2:1 counting provision on full value awards), the 2001 Directors Plan (37,833 shares available) and the 2012 Directors Plan (130,689 shares available). Pursuant to its terms, no equity awards remain available for issuance under the 2001 Stock Incentive Plan.

(3)	The Gentiva 2004 Equity Incentive Plan, Amended and Restated (the “2004 Gentiva Equity Plan”) has not been approved by the Company’s shareholders but was approved by Gentiva’s shareholders prior to the Gentiva Merger. The Company assumed these options as part of the Gentiva Merger. No awards are eligible for future grant under the 2004 Gentiva Equity Plan.

Since the beginning of 2017, there has been activity in the Company’s equity compensation plans. The following supplemental table updates the aggregate equity compensation plan information as of March 29, 2017. The Company has a total of 3,509,336 service-based and performance-based restricted stock awards and restricted stock units outstanding as of March 29, 2017.

Equity Compensation Plan Information

(as of March 29, 2017)

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	45,000	$12.71		390,727	(2)
Equity compensation plans not approved by security holders (3)	676,191	$25.08		—

Total	721,191	$24.30	(4)	390,727

(1)	The 2001 Stock Incentive Plan, 2011 Stock Incentive Plan, 2001 Directors Plan, and the 2012 Directors Plan have each been approved by the Company’s shareholders and are included in these totals.

(2)	Restricted Common Stock and other forms of equity awards may be issued pursuant to the 2011 Stock Incentive Plan (199,308 shares available, 22,202 of which were assumed as part of the Gentiva Merger and remain subject to a 2:1 counting provision on full value awards), the 2001 Directors Plan (60,730 shares available) and the 2012 Directors Plan (130,689 shares available). Pursuant to its terms, no equity awards remain available for issuance under the 2001 Stock Incentive Plan.

(3)	The 2004 Gentiva Equity Plan has not been approved by the Company’s shareholders but was approved by Gentiva’s shareholders prior to the Gentiva Merger. The Company assumed these options as part of the Gentiva Merger. No awards are eligible for future grant under the 2004 Gentiva Equity Plan.

(4)	These shares have a weighted average remaining term of 1.7 years.

PROPOSAL 2.    ADVISORY VOTE ON THE

COMPANY’S EXECUTIVE COMPENSATION PROGRAM

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act entitle the Company’s shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the SEC’s rules.

As described in detail in this Proxy Statement under the heading “Compensation Discussion and Analysis” beginning on page 18, the Company’s executive compensation programs are designed to attract, motivate, and retain the Company’s executive officers, who are critical to the Company’s success. Under these programs, the Company’s executive officers are rewarded for the achievement of specific annual, long-term, financial, quality, strategic and operational goals, and the realization of increased shareholder value. Please see the “Compensation Discussion and Analysis” beginning on page 18 for additional details about the Company’s executive compensation program, including information about the fiscal year 2016 compensation of the Company’s named executive officers.

The Executive Compensation Committee regularly reviews the compensation program for the Company’s executive officers to ensure it achieves the desired goals of aligning the Company’s executive compensation program with its shareholders’ interests and current market practices. The Company also has several governance policies in place to align executive compensation with shareholder interests and mitigate risks in its compensation plans, including stock ownership guidelines, limited perquisites, and a prohibition against hedging.

The Company is asking its shareholders to indicate their support for the named executive officer compensation as disclosed in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to express their views on the Company’s executive compensation program. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, the Company will ask its shareholders to vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Executive Compensation Committee, or the Board of Directors. The Board of Directors and the Executive Compensation Committee value the opinions of the Company’s shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, the Company will consider its shareholders’ concerns and the Executive Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors unanimously recommends that the Company’s shareholders vote FOR the approval, on an advisory basis, of the Company’s executive compensation program

PROPOSAL 3.    ADVISORY VOTE ON THE FREQUENCY

OF SHAREHOLDER ADVISORY VOTES ON THE

COMPANY’S EXECUTIVE COMPENSATION PROGRAM

Pursuant to the Dodd-Frank Act and Section 14A of the Exchange Act, the Company’s shareholders are being provided with the opportunity to cast an advisory vote on how often the Company should include an advisory vote on executive compensation in its annual proxy statement. By voting on this proposal 3, the Company’s shareholders may indicate whether they would prefer to have an advisory vote on executive compensation every year, every two years or every three years.

After careful consideration of this proposal, the Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company, and therefore the Board of Directors recommends that the Company’s shareholders vote for the choice of “every year” for the advisory vote on executive compensation.

In formulating its recommendation, the Board of Directors considered that an annual advisory vote on executive compensation will allow the Company’s shareholders to provide the Company with their direct input on the Company’s compensation philosophy, policies and practices as disclosed in the proxy statement every year. The Company understands that its shareholders may have different views as to what is the best approach for the Company, and the Company looks forward to hearing from its shareholders on this proposal.

The Company’s shareholders may cast their votes on the preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when voting in response to this proposal 3. The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. However, because this vote is advisory and not binding on the Company or its Board of Directors in any way, the Board of Directors may decide that it is in the best interests of its shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the preferred frequency selected by its shareholders.

The Board of Directors unanimously recommends that the Company’s shareholders vote for an ANNUAL advisory vote to approve the Company’s executive compensation program

PROPOSAL 4.    PROPOSAL TO APPROVE

THE KINDRED HEALTHCARE, INC.

STOCK INCENTIVE PLAN, AMENDED AND RESTATED

The Board of Directors has approved, subject to shareholder approval, an amendment and restatement of the Kindred Healthcare, Inc. 2011 Stock Incentive Plan (the “Amended & Restated Plan”) which would (i) increase the number of shares of our Common Stock reserved for issuance under the plan by an additional 5,000,000 shares, (ii) require that at least 95% of awards granted under the Amended & Restated Plan have a minimum vesting period of at least one year, and (iii) provide for certain other administrative amendments, including amending the name of the 2011 Stock Incentive Plan so that, as amended, it will be titled the “Kindred Healthcare, Inc., Stock Incentive Plan, Amended and Restated”.

You are being asked to approve the Amended & Restated Plan. The Board initially adopted an amendment and restatement of the 2011 Stock Incentive Plan on March 26, 2014, and the approval of the shareholders of the Company was obtained on May 22, 2014. On February 1, 2015, in connection with the consummation of the Gentiva Merger, the Board adopted a second amendment and restatement of the 2011 Stock Incentive Plan, pursuant to which 1,414,132 unallocated shares of Common Stock previously available for issuance under the Gentiva 2004 Equity Plan were assumed by the Company in accordance with the rules of the NYSE Listed Company Manual. The Board adopted the proposed Amended & Restated Plan on March 23, 2017, and directed that the Amended & Restated Plan be submitted to the shareholders of the Company for their approval. If shareholders approve the Amended & Restated Plan, it will become effective, on its amended and restated terms, as of the date of such shareholder approval. If shareholders do not approve the Amended & Restated Plan, we will continue to grant equity awards under the terms of the 2011 Stock Incentive Plan as currently in effect and subject to existing terms and conditions, including existing authorized share limits (referred to herein as the “Current Plan”).

In addition, the Amended & Restated Plan has been structured in a manner such that awards granted under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Code, however, there can be no guarantee that amounts payable under the Amended & Restated Plan will be treated as qualified “performance-based” compensation under Section 162(m). In general, under Section 162(m), in order for the Company to be able to deduct compensation in excess of $1,000,000 paid in any one year to the Company’s chief executive officer or any of the Company’s three other most highly compensated executive officers (other than the Company’s chief financial officer), such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company’s shareholders every five years. For purposes of Section 162(m), the material terms include (i) the individuals eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based, and (iii) the maximum amount of compensation that can be paid to an individual under the performance goal. Each of these aspects is discussed below, and shareholder approval of the Amended & Restated Plan will be deemed to constitute approval of each of these aspects of the Amended & Restated Plan for purposes of the approval requirements of Section 162(m).

Summary of Material Amendments

Increase in Shares Available for Incentive Awards

The Amended & Restated Plan promotes the interests of the Company by providing the Company’s employees, who are largely responsible for the management, growth and protection of the business of the Company, with incentives and rewards to encourage them to continue in their employment and to improve the Company’s growth. The availability of an adequate number of shares available for issuance under the Amended & Restated Plan is an important factor in fulfilling these purposes. The Board of Directors believes that the current number of shares available for grants will not be sufficient to meet the Company’s anticipated need going forward. Therefore, with the purpose of providing the Company with sufficient equity incentive opportunities for its key employees, the Board of Directors approved, subject to shareholder approval, an increase in the number of shares of Common Stock available for issuance under the Amended & Restated Plan from 7,114,132 to 12,114,132. As of March 29, 2017, of the 7,114,132 shares of Common Stock authorized for issuance under the Current Plan, only 199,308 shares of Common Stock remained available for issuance under the Current Plan in the form of new grants. See page 66 for a summary of equity compensation plan information as of March 29, 2017. The proposed amendment would increase the number of shares available for future issuance under the Amended & Restated Plan by 5,000,000, and further provide that, in any calendar year, no participant may be granted awards with respect to more than 850,000 shares. When determining the number of shares authorized for issuance under the Amended & Restated Plan, the Board and the Executive Compensation Committee carefully considered the potential dilution to our current shareholders as measured by our “burn rate,” potential economic dilution and projected future share usage.

Historical Burn Rate. The Company is committed to managing the use of its equity incentives prudently to balance the benefits equity compensation brings to its compensation program with the dilution it causes our shareholders. As part of the Company’s analysis when considering the proposed share increase, the Company considered the Amended & Restated Plan’s “burn rate,” calculated as the target number of shares subject to equity awards granted under the Amended & Restated Plan, divided by the basic weighted average number of shares outstanding for that period. The Company’s average burn rate for the three years ending December 31, 2016 was 1.9%. Since the Amended & Restated Plan was adopted, the Company has sought to provide equity compensation to its employees who the Company believes are important to its organization in furthering its business strategy. In addition, the Company made equity grants from the Amended & Restated Plan in connection with new hires and promotions to advance its strategy.

Potential Economic Dilution Analysis. When evaluating the appropriate number of shares to increase the share reserve under the Amended & Restated Plan, the Company reviewed the potential dilution of the proposed increase, calculated as the number of available shares and plan awards as a percentage of its common shares outstanding. The total potential dilution resulting from issuing all shares authorized under the Company’s equity plans as of December 31, 2016 is about 6.5%. The Company believes that its burn rate and potential dilution levels are reasonable for its industry and market conditions.

Expected Duration. The Company expects that the shares available for future awards, including the additional shares if this proposal is approved by its shareholders, will be sufficient for currently-anticipated awards under the Amended & Restated Plan for the next two years. Expectations regarding future share usage could be impacted by a number of factors such as the future performance of the Company’s stock price; hiring and promotion activity at the executive level; the rate at which shares are returned to the Amended & Restated Plan reserve upon awards’ expiration, forfeiture or cash settlement; consequences of acquiring other companies; and other factors. While the Company believes that the assumptions it used are reasonable, future share usage may differ from current expectations.

Minimum Vesting Period

The proposed amendment to the Amended & Restated Plan would require that at least 95% of the shares awarded prospectively under the Amended & Restated Plan must have a minimum vesting period of at least one-year. Adoption of this amendment would provide an additional safeguard to shareholders that awards made under the Amended & Restated Plan are intended as long-term compensation.

Key Corporate Governance Features

The Amended & Restated Plan contains a number of provisions that the Board of Directors believes are consistent with the interests of shareholders and sound corporate governance practices. Some of the key features of the Amended & Restated Plan that reflect the Board of Director’s commitment to effective management of incentive compensation are set forth below and are described more fully under the heading “Description of Principal Features of the Amended & Restated Plan.”

•

Double Trigger Acceleration. Options and shares of restricted stock granted under Amended & Restated Plan do not automatically vest upon a change in control of the Company. Instead, these awards will remain outstanding subject to “double trigger” vesting in the event that the participant’s employment is terminated by the Company without Cause or by the participant for Good Reason, in either case within the 18 months following the change in control.

•

Clawback. The Amended & Restated Plan provides that the Company may recoup any compensation paid to a participant under the Amended & Restated Plan to the extent permitted or required by applicable law, listing exchange policy, or Company policy.

•

No Discount Stock Options. The Amended & Restated Plan generally prohibits the granting of stock options with an exercise price of less than the fair market value of the Company’s Common Stock at the time of the grant.

•	No Stock Option Repricing. The Amended & Restated Plan prohibits the repricing of stock options, stock appreciation rights or other purchase rights without the approval of shareholders.

•

Share Recycling Restrictions. The Amended & Restated Plan prohibits the recycling of shares withheld in connection with the exercise or settlement of a stock option or stock appreciation right, including shares withheld in respect of the exercise price.

•	Vesting Period Restrictions. The Amended & Restated Plan requires that at least 95% of the shares authorized for issuance have a minimum vesting period of at least one year.

•	No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Executive Compensation Committee.

•	No Evergreen Provision. There is no “evergreen” feature pursuant to which the shares authorized for issuance under the Amended & Restated Plan can be automatically replenished.

•	No Automatic Grants. The Amended & Restated Plan does not provide for “reload” or other automatic grants to participants.

•	No Tax Gross-Ups. The Amended & Restated Plan does not provide for any tax gross-ups.

Description of Principal Features of the Amended & Restated Plan

The following is a summary of the material features of the Amended & Restated Plan. This summary is subject in all respects to the complete text of the Amended & Restated Plan, which is attached as Annex A.

In General

The Amended & Restated Plan provides for the grant of several specific types of stock-based awards to the Company’s employees and to employees of its affiliates: incentive stock options (which we refer to as “ISOs”) and non-qualified stock options (which we refer to as “NQSOs” and together with ISOs, as “Options”); restricted shares; and other equity-based or equity-related awards, each of which is described in detail below. The Amended & Restated Plan allows the Company’s Executive Compensation Committee to determine the terms and conditions of various types of equity awards on a case-by-case basis.

The Amended & Restated Plan will be administered by a committee of the Company’s Board of Directors, typically the Executive Compensation Committee (previously defined as the “Committee”), which is comprised of two or more non-employee directors, each of whom must be an “independent” director as required by the listing standards of the NYSE or any other exchange on which the Company’s Common Stock is listed. Under the Amended & Restated Plan, the Committee has the authority to select the employees who may be granted incentive awards (“participants”), the number and type(s) of such awards granted, and, within certain limitations contained in the Plan, all other terms and conditions of the awards (which are to be contained in and evidenced by a “grant agreement”), as described in more detail below. The Committee may also delegate this authority to a subcommittee, or to one or more employees of the Company (including the Chief Executive Officer) who may grant awards to persons who are not “executive officers” within the meaning of Rule 16a-1 of the Exchange Act. Employees eligible to receive awards are those who are largely responsible for the management, growth or protection of the Company, which is, as of the date of this filing, approximately 220 employees.

Subject to adjustment as described below, awards under the Amended & Restated Plan may be granted with respect to no more than 12,114,132 shares of Common Stock (“Plan Shares”) in the aggregate. As of March 29, 2017, of the 7,114,132 shares of Common Stock authorized for issuance under the Current Plan, only 199,308 shares of Common Stock remained available for issuance in the form of new grants. In any calendar year, no participant may be granted awards with respect to more than 850,000 shares. The Amended & Restated Plan does not restrict the number of Plan Shares with respect to specific types of awards, but does require that at least 95% of the awards granted thereunder have a minimum one-year vesting period.

Adjustments in the Number of Shares Subject to the Amended & Restated Plan

Any Plan Shares that are withheld to pay tax withholding obligations relating to the vesting or settlement of full value awards (such as restricted shares or restricted stock units) are available for issuance in connection with awards under the Amended & Restated Plan. In addition, awards which, by their terms, may be settled only in cash, or awards which are in fact paid or settled in cash, will not reduce the number of Plan Shares with respect to which awards may be issued. However, any shares which are (1) exchanged or withheld by the Company in payment or settlement of an exercise price or tax withholding obligation relating to an Option or a stock appreciation right, (2) not delivered pursuant to the net settlement of a stock appreciation right, or (3) purchased on the open market with the proceeds of an exercise price, may not be again available for issuance under the Amended & Restated Plan. Plan Shares related to awards that are assumed, replaced, converted or adjusted in the context of a corporate acquisition or merger will not reduce the number available for award under the Amended & Restated Plan.

In other events in which an outstanding award under the Amended & Restated Plan expires, terminates or is cancelled for any reason, including awards which fail to vest in whole or in part as a result of a failure to achieve any applicable performance goal, the Plan Shares subject to the unexercised, unvested or unpaid portion of such award will again be available for award under the Amended & Restated Plan.

The Amended & Restated Plan provides for an appropriate adjustment in the number of Plan Shares available to be issued under the Amended & Restated Plan and under outstanding awards, in the related exercise price for outstanding awards, upon a change in the capitalization of the Company, a stock dividend or split, a merger or combination of Plan Shares and certain other similar events, in a manner deemed equitable by the Committee.

Restricted Shares

Restricted shares granted under the Amended & Restated Plan may not be transferred, pledged, assigned or otherwise encumbered and remain subject to forfeiture until they vest according to the vesting schedule set forth in the individual grant agreement. The Committee shall impose such other conditions and/or restrictions on any restricted shares granted under the Amended & Restated Plan as it deems advisable, including vesting based on the achievement of specific performance goals (over a performance period of at least 12 months), in addition to or in lieu of vesting based on continued service with the Company. Individual grant agreements may also provide for any other conditions or limitations deemed advisable by the Committee.

Unless otherwise specified by the terms of the individual grant agreement or other agreement, if a participant’s employment terminates prior to the service-based vesting dates of restricted shares for any reason other than death or disability, restricted shares awarded to such participant that have not yet vested will be forfeited on the date of termination without payment of any consideration therefore. If employment of a participant ends on account of death or disability prior to the expiration of any service-based vesting period, restricted shares awarded to such participant will immediately vest. If such a participant held performance-based vesting restricted shares at death or disability, a portion of the Plan Shares will vest, pro rata, based on the portion of the performance period that has elapsed before employment terminated, assuming target performance was achieved.

Unless otherwise specified by the terms of the individual grant agreement, upon the occurrence of a change in control of the Company (as defined in the Amended & Restated Plan), each restricted share granted under the Amended & Restated Plan prior to May 22, 2014 and outstanding at such time will immediately vest as if the service or performance required for vesting were achieved, and will become fully transferable. With respect to each restricted share granted under the Amended & Restated Plan following May 22, 2014, unless otherwise specified by the terms of the individual grant agreement, such restricted share will vest and become freely transferable as if the service or target performance required for vesting were achieved in the event that the participant’s employment is terminated by the Company without cause, or by the participant for good reason (as such terms are defined in the Amended & Restated Plan), in each case within the 18-month period immediately following such change in control.

Options

Each Option will entitle the holder to purchase a specified number of Plan Shares. The exercise price and vesting schedule of each Option will be determined by the Committee or an officer of the Company with appropriate authority on the date of grant of such Option and will be set forth in the grant agreement. No Option will be exercisable after the expiration of ten years from the date such Option is granted or provide for rights to dividends or dividend equivalents. The exercise price will not be less than the fair market value of a Plan Share on the date of grant, provided that an NQSO may be granted with an exercise price lower than such fair market value if granted pursuant to an assumption or substitution for another option in a manner satisfying Section 409A of the Code. The exercise price will be paid in cash or in shares of Common Stock (owned for at least six months) valued at their fair market value on the date of exercise, or a combination of the two. In addition, Options may be exercised through a registered broker-dealer pursuant to cashless exercise, through the Company pursuant to net settlement, in either case pursuant to procedures which are, from time to time, deemed acceptable by the Company, or pursuant to any other procedure approved by the Committee from time to time.

Unless otherwise specified by the terms of the individual grant agreement, in the event that the employment of a participant terminates (1) for any reason other than disability, retirement, cause (as such terms are defined in the Amended & Restated Plan) or death, Options granted to such participant, to the extent that they were exercisable at the time of termination, will remain exercisable for 90 days after such termination, and those not exercisable at such time will expire at such time; (2) on account of the retirement of the participant, Options granted to such participant, to the extent that they were exercisable at the time of termination, will remain exercisable for two years from termination (in the case of NQSOs) or for 90 days after termination (in the case of ISOs), and those not exercisable at such time will expire at such time; (3) on account of the disability or death of the participant, Options granted to such participant will become immediately exercisable and will remain exercisable by such participant or his designated beneficiary, respectively, for two years after termination (in the case of NQSOs) or for one year after termination (in the case of ISOs); and (4) for cause, all outstanding Options granted to such participant (whether or not then exercisable) will expire at the commencement of business on the date of such termination. However, no Option may be exercised after the expiration of its term.

Unless otherwise specified by the terms of the individual grant agreement, upon the occurrence of a change in control of the Company (as defined in the Amended & Restated Plan), each Option granted under the Amended & Restated Plan prior to May 22, 2014 and outstanding at such time will become fully and immediately exercisable and will remain exercisable until its expiration or cancellation under the Amended &

Restated Plan. With respect to each Option granted under the Amended & Restated Plan following May 22, 2014, unless otherwise specified by the terms of the individual grant agreement, such Option will become fully and immediately exercisable, in the event that the participant’s employment is terminated by the Company without cause, or by the participant for good reason (as such terms are defined in the Amended & Restated Plan), in each case within the 18 month period immediately following such change in control.

Other Stock-Based Awards

Other equity-based or equity-related incentive awards, such as stock appreciation rights, phantom stock, restricted stock units, performance shares, deferred share units, stock bonuses or share-denominated performance units may be granted by the Committee under the Amended & Restated Plan and will be evidenced by individual grant agreements specifying the terms of the award. Such awards may provide for the transfer of actual Plan Shares to the participant or the payment of cash amounts that are based on the value of Plan Shares. Any awards that provide for payment strictly in cash and in no event may result in the transfer of actual Plan Shares to the participant do not reduce the number of Plan Shares available for issuance under the Amended & Restated Plan. Equity-based or equity-related awards may, in the discretion of the Committee, provide for an immediate transfer or payment to the participant or be subject to performance-based or service-based vesting conditions.

Performance-Based Awards; Approval of Performance Measures

Compensation of persons who are “covered employees” of the Company is subject to the tax deduction limits of Section 162(m) of the Code. Awards that qualify as “performance-based” compensation are exempt from Section 162(m), thus allowing the Company the full federal tax deduction for such compensation. The Amended & Restated Plan allows, but does not require, the Committee to grant awards that will be exempt from the deduction limits of Section 162(m) based on performance criteria approved by shareholders. All stock options issued under the Amended & Restated Plan will generally be exempt because the exercise price will typically never be less than the fair market value on the date of grant. However, there can be no guarantee that amounts payable under the Amended & Restated Plan intended to qualify as “performance-based” compensation will be treated as qualified “performance-based” compensation under Section 162(m) of the Code.

If the Committee desires that an award be exempt from Section 162(m) of the Code, the performance goals must relate to one of the following performance measures: (i) net income or operating net income (before or after taxes, interest, depreciation, amortization, and/or nonrecurring/unusual items), (ii) return on assets, return on capital, return on equity, return on economic capital, return on other measures of capital, return on sales or other financial criteria, (iii) revenue or net sales, (iv) pre-tax profit, gross profit or operating gross profit, (v) cash flow measures, (vi) productivity or efficiency ratios, (vii) share price or total shareholder return, (viii) earnings per share, (ix) budget and expense management, (x) customer and product measures, including market share, high value client growth, and customer growth, (xi) working capital turnover and targets, (xii) margins, (xiii) account receivable collection days, (xiv) EBIT, EBITDA, EBITM, EBITDAR, EBITDARM (each as defined in the Amended & Restated Plan) and any derivative thereof, (xv) economic value added or other value added measurements, (xvi) individual management, performance or quality objectives or (xvii) any combination of the foregoing. Any performance measure(s) may be used to measure the performance of the Company or a subsidiary as a whole or any business unit of the Company or any subsidiary or any combination thereof, as the Committee may deem appropriate, or any of the above performance measures as compared to the performance of a group of comparator companies, or a published or special index that the Committee, in its sole discretion, deems appropriate.

The measurement of any performance measure(s) may exclude the impact of charges for asset write downs, litigation or claim judgments or settlements, restructurings, discontinued operations, mergers, acquisitions, divestitures, foreign exchange gains and losses, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of changes in tax laws, accounting principles or regulations, or other laws or provisions affecting reporting results, each as defined by generally accepted accounting principles and as identified in the Company’s audited financial statements, including the notes thereto.

To satisfy the requirements that apply to performance-based compensation, these performance goals must be approved by the Company’s shareholders.

The Committee generally retains the discretion to reduce or eliminate the amount payable to any participant with respect to an award that is intended to qualify as “performance-based” compensation, although for any award which is to be settled in shares, this right must be explicitly reserved in the relevant grant agreement. In no event may the Committee increase the amount of any such award as calculated in accordance with the pre-established performance targets and schedule.

General Plan Provisions

The Committee may accelerate the date on which an award becomes vested, exercisable, or transferrable; extend the term of an award (but not beyond 10 years in the case of Options); waive conditions related to vesting, exercisability, or transferability of an award, or provide for the payment of dividends or dividend equivalents with respect to awards (other than Options and unvested performance-based awards).

During the lifetime of a participant, each incentive award granted to a participant is only exercisable by or payable to the participant. No award is transferable or assignable other than by will or the laws of descent and distribution.

By accepting an award under the Amended & Restated Plan, each participant agrees that the Company may request or demand repayment by the participant of compensation paid under the Amended & Restated Plan (in kind, as paid by the Company under the Amended & Restated Plan) to the extent permitted or required by applicable law, the Company’s policy, or an exchange on which Plan Shares are traded.

Change in control is defined under the Amended & Restated Plan to include the acquisition of a 50% controlling interest in the Company, a change in the majority of the Company’s board of directors members over a two-year period (unless replacements were elected by or at the recommendation of two-thirds of the prior directors), or the consummation of a corporate transaction which results in liquidation of the Company, sale of all or substantially all of its assets or other transaction in which the prior shareholders no longer own at least 50% of the Company.

Amendment or Termination of the Amended & Restated Plan

The Board of Directors may amend the provisions of the Amended & Restated Plan at any time and from time to time, but no amendment may be made that would impair the rights of a participant under a previously granted award without the participant’s consent, or that, without the approval of the Company’s shareholders, would increase the total number of Plan Shares reserved for the purpose of the Amended & Restated Plan or would reduce the exercise price for Options or other purchase rights by repricing or cancelling and replacing such awards.

Benefits to Named Executive Officers and Others

Since the incentive awards granted under the Amended & Restated Plan are discretionary, no data can be provided regarding planned future grants. Therefore, the following table sets forth information pertaining to shares of restricted Common Stock and share performance units which were granted in 2016 pursuant to the Current Plan to the persons or groups named below. The closing trading price of the Common Stock as reported on the NYSE on March 29, 2017 was $8.70 per share.

Kindred Healthcare, Inc. 2011 Stock Incentive Plan

Name and Position	Total Number of Restricted Shares	Dollar Value (1)	Total Number of Performance Units	Dollar Value (1)
Benjamin A. Breier, President and Chief Executive Officer	283,203	$2,223,144	205,078	$1,609,862
Stephen D. Farber, Executive Vice President and Chief Financial Officer	78,000	$612,300	52,000	$408,200
Kent H. Wallace, Executive Vice President and Chief Operating Officer	60,000	$471,000	40,000	$314,000
David A. Causby, Executive Vice President and President, Kindred at Home	60,000	$471,000	40,000	$314,000
Joseph L. Landenwich, General Counsel and Corporate Secretary	50,000	$392,500	20,000	$157,000
All current executive officers as a group (2)	644,328	$5,057,975	441,453	$3,465,406
All employees, including all current officers who are not executive officers, as a group	1,567,818	$12,307,371	677,015	$5,314,568

(1)	These values are calculated by multiplying the closing price of $7.85 reported on the NYSE for the Common Stock on December 30, 2016, and multiplying that figure by the number of restricted shares and performance units granted in 2016.

(2)	These amounts include awards made to the Named Executive Officers.

Tax Treatment of Awards

The following is a summary of the principal U.S. federal income tax consequences generally applicable to the Company and to participants upon the grant and exercise of the most common types of awards expected to be issued under the Amended & Restated Plan under the now applicable provisions of the Code and the regulations thereunder.

Restricted Stock. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time stock that is subject to a “substantial risk of forfeiture” within the meaning of the Code is granted, unless the participant makes an election to accelerate recognition of the income to the date of grant as described below. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the Common Stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time. If the participant files an election under Section 83(b) of the Code within 30 days after the date of grant of restricted stock, the participant will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time. Any appreciation in the stock after the tax date will be taxable to the participant upon disposition at capital gains rates if the holding period for such rates is met.

Other Stock-Based Awards. The tax consequences of other stock-based awards will depend on the awards’ terms. In general, stock appreciation rights are taxed like NQSOs and restricted stock unit or performance shares are taxed much like Restricted Stock, except that, if there is no transfer of property at grant, an election to accelerate gain to the date of grant under Section 83(b) of the Code is not available.

Incentive Stock Options. A participant is not deemed to have received regular taxable income upon grant or exercise of any ISO. Upon exercise of an ISO, the spread between the fair market value of the Plan Shares received and the exercise price will be an item of adjustment for purposes of the alternative minimum tax, unless the participant disposes of the Plan Shares in the same tax year as the ISO is exercised. If a participant disposes of such Plan Shares within one year after the date of exercise and two years after the date of grant (which we refer to as the “ISO holding period”) (such disposition we refer to as a “disqualifying disposition”), any gain on such disqualifying disposition, up to the amount of the spread on exercise, will be ordinary income, with the balance being capital gain. In such event, the Company would be entitled to a corresponding income tax deduction equal to the amount recognized as ordinary income by the recipient. All other gains upon dispositions of Plan Shares received upon exercise of an ISO will be capital gain in an amount equal to the excess of the proceeds received over the exercise price, and the Company will not get a tax deduction either upon grant nor for any spread between the exercise price and fair market value at exercise.

If the participant surrenders previously-owned Plan Shares acquired upon the exercise of an ISO which have not satisfied the ISO holding period in payment of any or all of the exercise price of an ISO, such surrender is a disqualifying disposition of the surrendered Plan Shares that will result in the recognition of ordinary income (although not of capital gain) as described in the immediately preceding paragraph. The number of Plan Shares received upon exercise of the ISO equal in number to the previously-owned shares of the Company’s Common Stock so surrendered would have the tax basis, increased by the amount of ordinary income recognized upon the disqualifying disposition, and capital gain holding period applicable to such surrendered Plan Shares. The additional Plan Shares received upon exercise of the ISO would have a tax basis equal to the cash paid on exercise (if any) and a new capital gain holding period commencing on the date following the date of exercise. The ISO holding period with respect to all the Plan Shares acquired pursuant to the ISO would start on the date of exercise.

If the participant surrenders previously-owned Plan Shares (other than any Plan Shares acquired upon the exercise of an ISO which has not satisfied the ISO holding period) in payment of any or all of the exercise price of an ISO, the Plan Shares received upon exercise of the ISO equal in number to the previously-owned Plan Shares so surrendered would have the tax basis and capital gain holding period applicable to such surrendered Plan Shares. The additional Plan Shares received upon exercise of the ISO would have a tax basis equal to the cash paid on exercise (if any) and a new capital gain holding period commencing on the date following the date of exercise. The ISO holding period with respect to all the Plan Shares acquired pursuant to the ISO would start on the date of exercise.

Non-Qualified Stock Options. A participant is not taxed upon grant of an NQSO. Generally, a participant will have ordinary income upon exercise of an NQSO in an amount equal to the excess of the fair market value on the date of exercise of the Plan Shares purchased over the exercise price paid upon exercise. Such excess is also subject to applicable income and employment tax withholding. The Company will be allowed a federal income tax deduction for the amount recognized as ordinary income by the participant upon the participant’s exercise of the option.

If the participant surrenders previously-owned shares of Common Stock in payment of any or all of the exercise price of an NQSO, the Plan Shares received upon exercise of such NQSO equal in number to the previously-owned Plan Shares so surrendered would have the tax basis and capital gain holding period applicable to such surrendered Plan Shares. The additional Plan Shares received upon exercise would have a tax basis equal to the amount taxable as ordinary income upon such exercise (as described in the immediately preceding paragraph) plus the cash paid on exercise (if any) and a new capital gain holding period commencing on the date following the date of exercise.

In addition, according to proposed regulations issued by the U.S. Treasury Department, the surrender of previously-owned shares of Common Stock acquired upon the exercise of an ISO which have not satisfied the ISO holding period in payment of any or all of the exercise price of an NQSO would not be a disqualifying disposition of the surrendered Plan Shares that would result in the recognition of ordinary income. Rather, if the participant surrenders previously-owned shares of Common Stock acquired upon the exercise of an ISO in payment of any or all of the exercise price of an NQSO, a number of Plan Shares received upon exercise of the

NQSO equal to the number of previously-owned shares of Common Stock surrendered would be treated as Plan Shares received upon the exercise of the ISO and only the additional Plan Shares received upon exercise of the NQSO would be treated as such.

The Board of Directors unanimously recommends that the Company’s shareholders vote FOR the approval of the Kindred Stock Incentive Plan, Amended and Restated

PROPOSAL 5.    PROPOSAL TO APPROVE

THE KINDRED HEALTHCARE, INC.

EQUITY PLAN FOR NON-EMPLOYEE DIRECTORS,

AMENDED AND RESTATED

The Kindred Healthcare, Inc. 2012 Equity Plan for Non-Employee Directors (previously defined as the “2012 Directors Plan”) is intended to enable the Company to attract and retain highly qualified non-employee directors by permitting them to obtain or increase their proprietary interest in the Company. The Board of Directors initially adopted the 2012 Directors Plan on March 27, 2012, and the 2012 Directors Plan was approved by the shareholders of the Company on May 17, 2012. The Board of Directors approved an amendment and restatement of the 2012 Directors Plan on March 26, 2015, which was approved by the shareholders of the Company on May 27, 2015. It is now proposed that the 2012 Directors Plan be amended and restated to make the following changes:

•

Amend the name of the 2012 Directors Plan so that, as amended, it will be titled the “Kindred Healthcare, Inc., Equity Plan for Non-Employee Directors, Amended and Restated” (the “Amended Directors Plan”);

•

Increase the number of shares of Common Stock available for issuance from the 400,000 shares currently available under the 2012 Directors Plan to 1,200,000 shares available under the Amended Directors Plan (an increase of 800,000 shares);

•	Provide for the grant of restricted stock units in respect of shares of Common Stock (“RSUs”); and

•	Implement miscellaneous technical amendments to reflect the adoption of the Amended Directors Plan.

On March 23, 2017, the Board of Directors approved the Amended Directors Plan, subject to its approval by the Company’s shareholders. The material terms of the Amended Directors Plan are summarized below. The summary is subject in all respects to the complete text of the Amended Directors Plan, which is attached as Annex B to this proxy statement.

In General

The Amended Directors Plan provides for the discretionary grant of stock options (which we refer to as “Options”), restricted shares of Common Stock (which we refer to as “Restricted Shares”) and RSUs to non-employee directors, both of which are described in more detail below. Of the date of this filing, there are 11 non-employee directors eligible to receive such awards, which will change to reflect changes in the size of the Board of Directors.

The Amended Directors Plan will be administered by a committee of the Board of Directors, typically the Executive Compensation Committee (previously defined as the “Committee”), which is comprised of two or more non-employee directors, each of whom must be an independent director as required by the listing standards of the NYSE or any other exchange on which the Common Stock is listed. Under the Amended Directors Plan, the Committee has the authority to select the non-employee directors who may be granted awards of Options, Restricted Shares and/or RSUs (who we refer to as “Grantees”), the number and type(s) of such awards granted, and, within certain limitations contained in the Amended Directors Plan, all other terms and conditions of the awards (which are to be contained in and evidenced by an “Option Agreement,” a “Restricted Share Agreement” or a “RSU Agreement,” as the case may be), as described in more detail below.

Subject to adjustment as described below, awards under the Amended Directors Plan may be granted with respect to no more than 1,200,000 shares of the Company’s Common Stock (which we refer to as “Plan Shares”) in the aggregate. This represents an increase of 800,000 from the 400,000 aggregate Plan Shares that were available under the 2012 Directors Plan. As of March 29, 2017, of the 400,000 aggregate Plan Shares authorized under the 2012 Directors Plan, only 130,689 Plan Shares remain available for issuance in the form of new grants.

In addition, as of March 29, 2017, only 60,730 shares of the Company’s Common Stock remain available for issuance in the form of new grants under the 2001 Directors Plan, which was the prior equity compensation plan for Non-Employee Directors that was succeeded by the 2012 Directors Plan. The Company may continue to make grants to Non-Employee Directors under the 2001 Directors Plan until May 31, 2017, and under the 2012 Directors Plan until the earlier of May 24, 2027 or the date shares available under such plan are exhausted, but after that the Company will not be able to grant equity awards to Non-Employee Directors unless the Amended Directors Plan is approved. See page 66 for a summary of equity compensation plan information as of March 29, 2017.

The Amended Directors Plan provides that, during any one calendar year, any one Non-Employee Director may receive awards under the Amended Directors Plan covering Plan Shares with an aggregate fair market value of no more than $500,000, with the fair market value of the Plan Shares underlying each award being determined as of the date on which such award is granted.

Adjustments in the Number of Shares Subject to the Amended Directors Plan

Plan Shares that are not delivered under an award of an Option, Restricted Shares or RSUs for any reason before the exercise of the Option, the vesting of the Restricted Shares or the settlement of the RSUs, respectively, will become available again for future awards of Options, Restricted Shares or RSUs under the Amended Directors Plan. Plan Shares related to awards that are assumed, replaced, converted or adjusted in the context of a corporate acquisition or merger will not reduce the number of shares available for awards under the Amended Directors Plan.

The Amended Directors Plan provides for an appropriate adjustment in the number of Plan Shares available to be issued under the Amended Directors Plan and under outstanding awards, and in the related exercise price for outstanding options, upon a change in the capitalization of the Company, a stock dividend or split, a merger or combination of the Common Stock and certain other similar events, in a manner deemed equitable by the Committee.

Options

Each Option will entitle the Grantee to purchase a specified number of shares of Common Stock. In all cases, the exercise price will not be less than the fair market value of the Common Stock on the date of grant of the Option and in no event will an Option become exercisable in full before the third anniversary of that date. Unless the Committee decides otherwise and the Option Agreement so provides: (1) no Option will be exercisable after the expiration of ten years from the date such Option is granted; (2) except as described below, the Option will vest and become exercisable in four equal annual installments; (3) no Option will provide for rights to dividends or dividend equivalents; and (4) Options are exercisable in whole or in part at the Grantee’s discretion. Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures which are, from time to time, deemed acceptable by the Committee or through such other procedures as the Committee may establish from time to time.

During the lifetime of the Grantee, each Option may only be exercised by that Grantee and the Option is not transferrable or assignable and may not be pledged or otherwise encumbered.

Unless otherwise specified by the terms of the individual Option Agreement, in the event that the Grantee ceases to be a member of the Board of Directors: (1) for any reason other than failure to be nominated by the Board of Directors for re-election, disability or removal for cause (as such terms are defined in the Amended Directors Plan) or death, Options granted to such Grantee, to the extent that they were exercisable at the time the Grantee ceased to be a member of the Board of Directors, will remain exercisable for three months thereafter, and those not exercisable at such time will expire immediately; (2) on account of the disability or death of the Grantee while serving as a Director or on account of the Grantee’s death within three months after the Grantee ceases to be a Director (except by reason of removal for cause), all Options granted to such Grantee will become immediately exercisable and will remain exercisable by such Grantee or his or her designated beneficiary until the Option’s expiration date; (3) as a result of failure to be nominated for re-election, all vested Options terminate on the Option’s original expiration date and are exercisable until that date only with respect to the number of shares of Common Stock which were exercisable on the day before the Grantee ceased to be a Director and all unvested Options on that date expire on that date; and (4) as a result of removal for cause, all outstanding Options granted to such participant (whether or not then exercisable) will immediately expire. No Option may be exercised after the expiration of its term.

Unless otherwise specified by the terms of the individual Option Agreement, upon the occurrence of a change in control of the Company (as defined in the Amended Directors Plan), each Option granted under the Amended Directors Plan and outstanding at such time will become fully and immediately exercisable and will remain exercisable until its expiration or cancellation under the Amended Directors Plan.

Restricted Shares and RSUs

Unless otherwise provided in a Restricted Share Agreement or RSU Agreement, as applicable, any dividends paid with respect to the Common Stock will be paid to Grantees of Restricted Shares and RSUs even if such Restricted Shares or RSUs, as applicable, have not yet vested. Also, each Grantee of Restricted Shares will have full voting rights with respect to those Restricted Shares even if they have not yet vested.

During the lifetime of the Grantee, each award of Restricted Shares or RSUs granted under the Amended Directors Plan is not transferrable or assignable and may not be pledged or otherwise encumbered.

Unless otherwise provided in a Restricted Share Agreement or RSU Agreement, as applicable, Restricted Shares and RSUs will vest on the first anniversary of such grant. Grantees may choose to defer settlement of their RSUs pursuant to such procedures as the Committee may establish from time to time. Upon a change of control of the Company, all Restricted Shares vest immediately and all RSUs vest and settle immediately.

Unless otherwise specified by the terms of the individual Restricted Share Agreement or RSU Agreement, as applicable, in the event that the Grantee ceases to be a member of the Board of Directors: (1) for any reason other than failure to be nominated by the Board of Directors for re-election, disability or removal for cause (as such terms are defined in the Amended Directors Plan) or death, all unvested Restricted Shares and RSUs will be immediately cancelled and forfeited; (2) on account of the disability or death of the Grantee while serving as a Director or on account of the Grantee’s death within three months after the Grantee ceases to be a Director (except by reason of removal for cause), Restricted Shares and RSUs granted to such Grantee will immediately vest in full; (3) as a result of failure to be nominated for re-election, all unvested Restricted Shares and RSUs will be cancelled and forfeited on the day before the Grantee ceases to be a Director; and (4) as a result of removal for cause, all unvested Restricted Shares and RSUs will be immediately cancelled and forfeited.

General Plan Provisions

No Option, Restricted Share or RSU is transferable or assignable other than by will or the laws of descent and distribution, except that the Committee may, in its sole discretion, permit the transfer of an Option, Restricted Shares or RSUs to (1) a family trust for estate planning purposes, or (2) to another person if a director was nominated or chosen to serve on the Board pursuant to an arrangement with such person.

Change in control is defined under the Amended Directors Plan to include the acquisition of a 50% controlling interest in the Company, a change in the majority of members of the Board of Directors over a two-year period (unless replacements were elected by or at the recommendation of two-thirds of the prior directors), or the consummation of a corporate transaction which results in liquidation of the Company, sale of all or substantially all of its assets or other transaction in which the prior shareholders no longer own at least 50% of the Company.

Amendment or Termination of the Amended Directors Plan

The Board of Directors may amend the provisions of the Amended Directors Plan at any time and from time to time, but no amendment may be made that would: (1) impair the rights of a Grantee under a previously granted Option, Restricted Share or RSU award, without the participant’s consent; or (2) reduce the exercise price for Options. In addition, no amendment which requires the approval of the Company’s shareholders under applicable law or the rules of the NYSE or any other exchange on which the Common Stock is listed shall be effective unless so approved by the shareholders. No grants or awards of Options, Restricted Shares or RSUs may be made under the Amended Directors Plan after the date that is ten years after the date the Amended Directors Plan is approved by the Company’s shareholders.

New Amended Directors Plan Benefits

Because future awards of Restricted Shares, Options and RSUs under the Amended Directors Plan are discretionary, no data can be provided regarding future grants. Therefore, the following table sets forth information pertaining to shares of restricted Common Stock which were granted in 2016 pursuant to the 2012 Directors Plan to the non-employee directors named below. No other shares of restricted Common Stock and no options were granted in 2016 under either the 2012 Directors Plan or the 2001 Directors Plan. The closing trading price of the Company’s Common Stock as reported on the NYSE on March 29, 2017 was $8.70 per share.

Name of Non-Employee Director (1)	Total Number of Restricted Shares	Dollar Value (2)
Joel Ackerman	12,356	$96,995
Jonathan D. Blum	12,356	$96,995
Thomas P. Cooper, M.D.	12,356	$96,995
Paul J. Diaz	12,356	$96,995
Heyward R. Donigan	12,356	$96,995
Richard Goodman	12,356	$96,995
Christopher T. Hjelm	12,356	$96,995
Frederick J. Kleisner	12,356	$96,995
Sharad Mansukani, M.D.	12,356	$96,995
Lynn Simon, M.D.	17,242	$135,350
Phyllis R. Yale	12,356	$96,995
Non-Employee Directors as a group	140,802	$1,105,300

(1)	Only non-employee directors of the Company are eligible to receive awards under the 2012 Directors Plan and 2001 Directors Plan.

(2)	Values for the Restricted Shares issued during 2016 under the 2012 Directors Plan are calculated by multiplying the closing price of $7.85 reported on the NYSE for the Common Stock on December 30, 2016, and the number of Restricted Shares. The aggregate grant date fair value (computed in accordance with FASB ASC Topic 718) for Restricted Shares issued during 2016 has been disclosed in the Director Compensation Table beginning on page 59 under the column “Stock Awards.”

Shareholder approval of the Amended Directors Plan is being sought as required by the rules of the NYSE. If such approval is not obtained, the Amended Directors Plan will not take effect and the 2012 Directors Plan will remain in effect without amendment.

Tax Treatment of Awards

The following is a summary of the principal U.S. federal income tax consequences generally applicable to the Company and to Grantees upon the grant and exercise of Options, Restricted Shares and RSUs under the Amended Directors Plan under the now applicable provisions of the Code and the regulations thereunder.

Options. A participant is not taxed upon grant of an Option. Generally, a participant will have ordinary income upon exercise of an Option in an amount equal to the excess of the fair market value on the date of exercise of the Plan Shares purchased over the exercise price paid upon exercise. The Company will be allowed a federal income tax deduction for the amount recognized as ordinary income by the Grantee upon the Grantee’s exercise of the Option.

If the Grantee surrenders previously-owned shares of Common Stock in payment of any or all of the exercise price of an Option, the Common Stock received upon exercise of such Option equal to the number of previously-owned shares of Common Stock so surrendered would have the tax basis and capital gain holding period applicable to such surrendered Common Stock. The additional Common Stock received upon exercise would have a tax basis equal to the amount taxable as ordinary income upon such exercise (as described in the immediately preceding paragraph) plus the cash paid on exercise (if any) and a new capital gain holding period commencing on the date following the date of exercise.

Restricted Shares. Upon the vesting of Restricted Shares, a Grantee will have ordinary income in an amount equal to the fair market value of the Restricted Shares on the vesting date. Upon the sale of any Restricted Shares with respect to which restrictions have lapsed, the Grantee will have a long-term or short-term capital gain or loss, depending on the holding period for such Restricted Shares, based on the difference between the sales proceeds and the amount of ordinary income so recognized at vesting. The holding period for purposes of determining the rate applicable to any such capital gains will commence on the vesting date.

A Grantee may elect to recognize ordinary income at the time that the Restricted Share award is made, instead of at the time that it vests, by filing an election under Section 83(b) of the Code, not later than 30 days after the date the Restricted Share award is made to the Grantee. The amount of income required to be recognized would be equal to the value of the Restricted Shares at the time of the award. Any such election must be included with the Grantee’s income tax return for that year and filed with the IRS service center where the Grantee’s tax return is filed. A copy of the election must also be given to the Company. Upon the sale of Restricted Shares as to which such an election has been made, the Grantee will have a long-term or short-term capital gain or loss, depending upon the holding period for such Restricted Shares, based on the difference between the sales proceeds and the amount of ordinary income so recognized. If an election under Section 83(b) is made, the holding period for purposes of determining the rate applicable to any such capital gains will commence on the date the Restricted Share award is made. However, if a Grantee makes such an election, and recognizes income and pays income tax in the year that the Restricted Share award is made, the Grantee will not be entitled to any refund of the tax if the Restricted Shares are later forfeited.

At the time a Grantee recognizes ordinary income with respect to Restricted Shares, either upon vesting or, if a Section 83(b) election is made, upon grant, the Company will be entitled to a U.S. federal income tax deduction in an amount equal to the amount of such ordinary income.

RSUs. The tax consequences of RSUs will depend on the awards’ terms. In general, RSUs are taxed much like Restricted Shares, except that, if there is no transfer of property at grant, an election to accelerate gain to the date of grant under Section 83(b) of the Code is not available.

The Board of Directors unanimously recommends that the Company’s shareholders vote FOR the approval of the Kindred Healthcare, Inc., Equity Plan for Non-Employee Directors, Amended and Restated

PROPOSAL 6.    PROPOSAL TO RATIFY THE APPOINTMENT OF

PRICEWATERHOUSECOOPERS LLP

AS THE COMPANY’S INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2017

The firm of PricewaterhouseCoopers LLP (previously defined as “PwC”) has been retained as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the 2017 fiscal year and to audit the Company’s internal control over financial reporting as of December 31, 2017.

Although the Company’s bylaws do not require that the Company’s shareholders ratify the appointment of PwC as the Company’s independent registered public accounting firm, the Board of Directors is submitting the appointment of PwC to the Company’s shareholders for ratification as a matter of good corporate governance. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PwC.

Representatives of PwC will be present at the Annual Meeting and will be afforded the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Fees Paid to PwC

The following information presents the fees for services rendered by PricewaterhouseCoopers LLP for the years ended December 31, 2016 and 2015. The Audit Committee approved all services required to be so approved related to the fees set forth below.

Audit Fees

The aggregate fees billed by PwC for professional services rendered for the audits of the consolidated financial statements of the Company, audits of the Company’s internal control over financial reporting as of December 31, 2016 and 2015, review of interim financial statements included in the Company’s Quarterly Reports on Form 10-Q and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements were $4,788,300 and $5,167,440 for the years ended December 31, 2016 and 2015, respectively.

Audit-Related Fees

The aggregate fees billed by PwC for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not included in the audit fees listed above were $102,853 and $585,000 for the years ended December 31, 2016 and 2015, respectively. For 2016, all of these fees related to employee benefit plan audits. For 2015, $500,000 of these fees related to audit services rendered in connection with the Company’s acquisition of Centerre, which was completed on January 1, 2015; and the remaining fees of $85,000 were related to employee benefit plan audits.

Tax Fees

There were no fees billed by PwC for the years ended December 31, 2016 or 2015 for tax compliance, tax advice or tax planning services.

All Other Fees

PwC billed the Company $332,300 and $289,000 for the years ended December 31, 2016 and 2015, respectively, in connection with survey matters involving the Company’s employees, and $1,800 for each of the years ended December 31, 2016 and 2015 for the license of research software used by the Company. Such fees are not otherwise included in the sections captioned “Audit Fees,” “Audit-Related Fees,” or “Tax Fees” set forth above.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independent registered public accounting firm’s independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, evaluating and replacing the independent registered public accounting firm, setting compensation and overseeing the services rendered by the independent registered public accounting firm. The Audit Committee has established a policy requiring pre-approval of all audit engagement fees and terms and all permissible non-audit engagements with the independent registered public accounting firm. Such services may be approved at a meeting of the Audit Committee or the Audit Committee may delegate to one or more of its members the pre-approval of audit engagements and permissible non-audit services provided that any pre-approval by such member or members shall be presented to the Audit Committee at each of its scheduled meetings. All of the services described in the sections captioned “Audit Fees,” “Audit-Related Fees” and “All Other Fees” were approved by the Audit Committee in accordance with this policy.

The Board of Directors unanimously recommends that the Company’s shareholders vote FOR the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2017

Shareholder Proposals and Director Nominations

The Company must receive any shareholder proposal intended to be presented at the Company’s 2018 Annual Meeting of shareholders by December 8, 2017 in order to be considered for inclusion in the Company’s proxy materials for such meeting, unless the date of the Company’s 2018 annual meeting is changed by more than 30 days from May 24, 2018, in which case the proposal must be received a reasonable time before the Company begins to print and mail its proxy materials.

Under the Company’s advance notice provisions in its bylaws, if a shareholder wants to submit a proposal for the Company’s 2018 Annual Meeting for presentation at the meeting pursuant to Delaware corporate law (as opposed to inclusion in the proxy materials), or intends to submit a director candidate for consideration by the Nominating and Governance Committee, the shareholder can submit the proposal or nomination between February 23, 2018 and the close of business on March 23, 2018, which is between 60 days and 90 days before the anniversary of the date of the 2017 Annual Meeting. In the event the date of the 2018 Annual Meeting is changed by more than 30 days from the anniversary of the date of the 2017 Annual Meeting, the shareholder can submit the proposal or nomination by the close of business on the date that is the later of the 60th day prior to the Company’s 2018 Annual Meeting or the 10th day following the day on which the date for the Company’s 2018 Annual Meeting is first announced or disclosed. If a shareholder wants to utilize Proxy Access as described above, the shareholder must submit notice to the Company between November 8, 2017 and December 8, 2017, which is between 150 and 120 days before the anniversary of the mailing of this Proxy Statement and related proxy card.

Shareholder and Other Communications

The Company welcomes communications to the Board of Directors and/or individual directors. Shareholders or other interested parties who wish to communicate with the Board of Directors or an individual director should send their communications to the Board of Directors or an individual director, care of the Corporate Secretary, at the Company’s principal office. All such communications will be forwarded to the Board of Directors or the individual director as appropriate.

Additional Information

Copies of the exhibits to the Company’s Annual Report on Form 10-K will be provided to any requesting shareholder if such shareholder agrees to reimburse the Company for reasonable fees related to providing such exhibits.

By Order of the Board of Directors

Benjamin A. Breier

President and Chief Executive Officer

ANNEX A

KINDRED STOCK INCENTIVE PLAN, AMENDED AND RESTATED

1. Purpose of the Plan

This Kindred Healthcare, Inc. Stock Incentive Plan, Amended and Restated (the “Plan”) is intended to promote the interests of the Company by providing the employees of the Company, who are largely responsible for the management, growth and protection of the business of the Company, with incentives and rewards to encourage them to continue in the employ of the Company.

2. Definitions

As used in the Plan, the following definitions apply to the terms indicated below:

(a) “Affiliates” shall mean with respect to any person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the first person.

(b) “Board of Directors” shall mean the Board of Directors of Kindred.

(c) “Cause,” when used in connection with the termination of a Participant’s employment, shall mean (i) dishonesty; (ii) deliberate and continual refusal to perform employment duties on substantially a full-time basis; (iii) failure to act in accordance with any specific lawful instructions given to the Participant in connection with the performance of his duties for the Company, unless the Participant has an existing Disability; (iv) deliberate misconduct that is reasonably likely to be materially damaging to the Company without a reasonable good faith belief by the Participant that such conduct was in the best interests of the Company; or (v) conviction of or plea of nolo contendere to a crime involving moral turpitude.

(d) “Change in Control” shall mean any one of the following events:

        (i) any Person (as this term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1)(i) thereunder) (an “Acquiring Person”) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act (a “Beneficial Owner”), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, other than beneficial ownership by a Participant, the Company, any employee benefit plan of the Company or any Person organized, appointed or established pursuant to the terms of any such benefit plan;

        (ii) during any two-year period, individuals who at the date on which the period commences constitute a majority of the Board of Directors (the “Incumbent Directors”) cease to constitute a majority thereof for any reason; provided, however, that a director who was not an Incumbent Director shall be deemed to be an Incumbent Director if such director was elected by, or on the recommendation of, at least two-thirds of the Incumbent Directors (either actually or by prior operation of this provision), other than any director who is so approved in connection with any actual or threatened contest for election to positions on the Board of Directors; or

        (iii) The consummation of:

        (A) A merger, consolidation, reorganization or similar transaction with or into the Company or in which securities of the Company are issued, as a result of which the holders of Voting Securities immediately before such event own, directly or indirectly, immediately after such event less than 50% of the combined voting power of the outstanding voting securities of the parent corporation resulting from, or issuing its voting securities as part of, such event;

        (B) A complete liquidation or dissolution of the Company; or

        (C) The sale or other disposition of all or substantially all of the assets of the Company (on a consolidated basis) to any Person other than the Company or an employee benefit plan (or a trust forming a part thereof) maintained by the Company or by a Person which, immediately thereafter, will have all its voting securities owned by the holders of the Voting Securities immediately prior thereto, in substantially the same proportions.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur as a result of any event or transaction to the extent that treating such event or transaction as a Change in Control would cause any tax to become due under Section 409A of the Code.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(f) “Committee” shall have the meaning given to such term in Section 4.

(g) “Common Stock” shall mean Kindred’s common stock, $.25 par value per share.

(h) “Company” shall mean Kindred together with its Affiliates.

(i) “Covered Employee” means a Participant who at the time of reference is a “covered employee” as defined in Section 162(m) of the Code.

(j) “Disability” shall mean a physical or mental condition that entitles the Participant to benefits under the Company’s long-term disability plan. For purposes of this Plan, a Participant’s employment shall be deemed to have terminated as a result of Disability on the date as of which he is first entitled to receive disability benefits under such policy.

(k) “EBIT” shall mean earnings before interest and taxes.

(l) “EBITDA” shall mean earnings before interest, taxes, depreciation and amortization.

(m) “EBITM” shall mean earnings before interest, taxes and corporate overhead or management fees.

(n) “EBITDAR” shall mean earnings before interest, taxes, depreciation, amortization and rent.

(o) “EBITDARM” shall mean earnings before interest, taxes, depreciation, amortization, rent and corporate overhead or management fees.

(p) “ “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(q) the “Fair Market Value” of a Share with respect to any day shall be (i) the closing sales price on such day of a Share as reported on the principal securities exchange on which Shares are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on such day as reported on the National Association of Securities Dealers Automated Quotation System or (iii) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee. In the event that the price of a Share shall not be so reported, the Fair Market Value of a Share shall be determined by the Committee in its absolute discretion.

(r) “Good Reason” shall exist upon the occurrence, without the Participant’s express written consent, of any of the following events: (i) a material adverse change in the Participant’s authority, duties or responsibilities (other than any such change directly attributable to the fact that the Company is no longer publicly owned); (ii) the Company shall materially reduce the Base Salary or annual target bonus opportunity of the Participant; (iii) the Company shall require the Participant to relocate the Participant’s principal business office more than 30 miles, or (iv) if applicable, a material breach by the Company of the terms of a Participant’s employment agreement, where such breach constitutes “Good Reason” under such employment agreement. For purposes of this Plan, “Good Reason” as defined above shall not exist until after the Participant has given the Company notice of the applicable event within 90 days of the initial occurrence of such event and which is not remedied within 30 days after receipt of written notice from the Participant specifically delineating such claimed event and setting forth the Participant’s intention to terminate employment if not remedied; provided, that if the specified event cannot reasonably be remedied within such 30-day period and the Company commences reasonable steps within such 30-day period to remedy such event and diligently continues such steps thereafter until a remedy is effected, such event shall not constitute “Good Reason” provided that such event is remedied within 60 days after receipt of such written notice. If the Company fails to cure such grounds within the applicable cure period, the Participant may voluntarily cease to provide services to the Company for Good Reason at any time during the 30-day period following the end of the cure period, after which time the applicable event shall cease to constitute Good Reason.

(s) “Incentive Award” shall mean any award granted pursuant to the terms of the Plan.

(t) “Incentive Stock Option” shall mean an Option which is an “incentive stock option” within the meaning of Section 422 of the Code and which is identified as an Incentive Stock Option in the agreement by which it is evidenced.

(u) “Kindred” shall mean Kindred Healthcare, Inc., a Delaware corporation, and its successors.

(v) “Legacy Gentiva Shares” shall mean 1,414,132 Shares, which is equal to the product of (A) 1,394,904 and (B) a fraction, the numerator of which is the sum of the (1) the product of 0.257 multiplied by the average closing price per share of a Share on the New York Stock Exchange for the ten consecutive trading day period ending on the trading day immediately prior to February 2, 2015 (the “Company Closing Price”) and (2) $14.50, and the denominator of which is the Company Closing Price (such ratio, the “Exchange Ratio”), rounded down to the nearest whole share.

(w) “Non-Qualified Stock Option” shall mean an Option which is not an Incentive Stock Option and which is identified as a Non-Qualified Stock Option in the agreement by which it is evidenced.

(x) “Option” shall mean an option to purchase Shares granted pursuant to Section 6 hereof. Each Option shall be identified as either an Incentive Stock Option or a Non-Qualified Stock Option in the agreement by which it is evidenced.

(y) “Other Stock-Based Award” means an award granted to a Participant pursuant to Section 8.

(z) “Participant” shall mean an employee of the Company to whom an Incentive Award is granted pursuant to the Plan, and upon his death, his successors, heirs, executors and administrators, as the case may be.

(aa) “Performance-Based Compensation” means compensation that satisfies the requirements of Section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.

(bb) “Performance Measures” means such measures as are described in Section 10 on which performance goals are based in order to qualify certain awards granted hereunder as Performance-Based Compensation.

(cc) “Performance Percentage” means the factor determined pursuant to a Performance Schedule that is to be applied to a Target Award and that reflects actual performance compared to the Performance Target.

(dd) “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Incentive Award that is intended to qualify as Performance-Based Compensation. Performance Periods may be overlapping.

(ee) “Performance Schedule” means a schedule or other objective method for determining the applicable Performance Percentage to be applied to each Target Award.

(ff) “Performance Target” means performance goals and objectives with respect to a Performance Period.

(gg) “Person” shall mean a “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act.

(hh) “Plan” shall mean this Kindred Healthcare, Inc. Stock Incentive Plan, Amended and Restated, as it may be further amended from time to time.

(ii) “Post-Amendment Option” shall mean any Option granted after May 22, 2014.

(jj) “Post-Amendment Restricted Share” shall mean any Restricted Share granted after May 22, 2014.

(kk) “Pre-Amendment Option” shall mean any Option granted prior to May 22, 2014.

(ll) “Pre-Amendment Restricted Share” shall mean any Restricted Share granted prior to May 22, 2014.

(mm) “Restricted Share” shall mean a Share of restricted stock granted pursuant to Section 8 hereof.

(nn) “Retirement” shall mean the termination of the employment of a Participant with the Company on or after (i) the first date on which the Participant has both attained age 55 and completed 5 years of service with the Company or (ii) the date on which the Participant attains age 65.

(oo) “Securities Act” shall mean the Securities Act of 1933, as amended.

(pp) “Share” shall mean a share of Common Stock.

(qq) “Target Award” means the target value (as expressed in any manner deemed appropriate by the Committee) of an Incentive Award intended to qualify as Performance-Based Compensation, determined by the Committee in accordance with Section 10.

(rr) “Voting Securities” shall mean, at any time, Kindred’s then outstanding voting securities.

3. Stock Subject to the Plan

Subject to adjustment as provided in Section 10 hereof, the Committee may grant Incentive Awards with respect to a number of Shares that in the aggregate does not exceed the sum of (i) 5,700,000 Shares (previously approved by the Company’s shareholders at its annual meeting of shareholders held on May 26, 2011 and May 22, 2014, respectively), (ii) subject to Exhibit A attached hereto, the Legacy Gentiva Shares, and (iii) subject to approval by the Company’s shareholders at its annual meeting of shareholders held in calendar year 2017, an additional 5,000,000 shares. Shares issued under the Plan may be either newly issued shares or treasury shares, at the discretion of the Committee. All Shares issued under the Plan may be available to be granted as Incentive Stock Options. In the event a Restricted Share award, restricted stock unit or other full value Incentive Award is granted in respect of the Legacy Gentiva Shares, two (2) Shares shall be charged against the Legacy Gentiva Shares available for issuance under the Plan for each Legacy Gentiva Share subject to such award.

To the extent that any Shares subject to an Incentive Award are forfeited, cancelled, exchanged or surrendered or if an Incentive Award otherwise terminates or expires without a distribution of Shares to the Participant, including, without limitation, Incentive Awards that fail to vest in whole or in part as a result of a failure to achieve any performance goals applicable to such Incentive Awards, the Shares with respect to such Incentive Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Incentive Awards under the Plan; provided that each Legacy Gentiva Share in respect of any Restricted Share award, restricted stock unit or other full value Incentive Award that again becomes available for issuance under the Plan shall count as two (2) Legacy Gentiva Shares toward the number of Legacy Gentiva Shares available for issuance hereunder. Notwithstanding the foregoing, (i) Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with the exercise or settlement of an Option or stock appreciation right granted under the Plan, including the satisfaction of the tax withholding obligations related to such exercise or settlement of any Option or stock appreciation right, shall not be available for subsequent Incentive Awards under the Plan, (ii) notwithstanding that a stock appreciation right is settled by the delivery of a net number of Shares, the full number of Shares underlying such stock appreciation right shall not be available for subsequent Incentive Awards under the Plan, and (iii) Shares repurchased on the open market with the proceeds of an exercise price shall not again be made available for issuance under the Plan. In addition, (x) Shares withheld by the Company to satisfy the tax withholding obligations related to the vesting or settlement of any restricted shares, phantom stock, restricted stock units, performance shares, deferred share units, stock bonuses, share-denominated performance units or other full value award (exclusive of any such award that is granted in respect of Legacy Gentiva Shares) shall again be available for grants of Incentive Awards pursuant to the Plan, (y) to the extent an Incentive Award is paid or settled in cash, the number of Shares with respect to which such payment or settlement is made shall again be available for grants of Incentive Awards pursuant to the Plan, and (z) Shares underlying Incentive Awards that can only be settled in cash shall not be counted against the aggregate number of Shares available for Incentive Awards under the Plan. Shares covered by Incentive Awards granted pursuant to the Plan in connection with the assumption, replacement, conversion, or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger (within the meaning of Section 303A.08 of the New York Stock Exchange Listed Company Manual) as provided in the Plan shall not count as used under the Plan for purposes of this Section 3.

Subject to adjustment as provided in Section 10, the maximum number of Shares that may be covered by Incentive Awards granted under the Plan to any single Participant in any calendar year shall not exceed 850,000 Shares. To the extent that Incentive Awards terminate, expire or are cancelled without having been exercised, vested or paid, the Shares covered thereby shall continue to count against the annual maximum number of Shares with respect to which Incentive Awards may be granted to a Participant.

Notwithstanding anything set forth herein to the contrary, at least 95% of the Shares covered by Incentive Awards granted under the Plan must have a minimum vesting period of at least one year.

4. Administration of the Plan

The Plan shall be administered by a committee of the Board (the “Committee”) consisting of two or more persons, each of whom shall be a (i) “non-employee director” within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act (ii) an “outside director” within the meaning of Treasury Regulation section 1.162-27(e)(3) promulgated under Section 162(m) of the Code and (iii) an “independent” director as required by the New York Stock Exchange or any security exchange on which the Common Stock is listed. The Committee shall from time to time designate the employees of the Company who shall be granted Incentive Awards. All of the powers and responsibilities of the Committee under the Plan may be delegated by the Committee, in writing, to any subcommittee thereof, in which case the acts of such subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may also from time to time authorize a subcommittee consisting of one or more members of the Board of Directors (including members who are employees of the Company) or employees of the Company to grant Incentive Awards to persons who are not “executive officers” of the Company (within the meaning of Rule 16a-1 under the Exchange Act), subject to such restrictions and limitations as the Committee may specify and to the requirements of Section 157 of the Delaware General Corporation Law.

The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Incentive Award issued under it and to adopt such rules and regulations for administering the Plan as it may deem necessary. Decisions of the Committee shall be final and binding on all parties.

The Committee may delegate the administration of the Plan to one or more officers or employees of the Company, and such administrator(s) may have the authority to execute and distribute Incentive Awards, to maintain records relating to Incentive Awards, to process or oversee the issuance of Shares under Incentive Awards, to interpret and administer the terms of Incentive Awards, and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Incentive Awards under the Plan, provided that in no case shall any such administrator be authorized (i) to grant Incentive Awards under the Plan (except in connection with any delegation made by the Committee pursuant to the first paragraph of this Section 4), (ii) to take any action that would cause Incentive Awards intended to qualify as Performance-Based Compensation to fail to so qualify, (iii) to take any action inconsistent with Section 409A of the Code or Section 16 of the Securities Exchange Act of 1934, or (iv) to take any action inconsistent with applicable provisions of the Delaware General Corporation Law. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in this Plan to the Committee shall include any such administrator. The Committee and, to the extent it so provides, any subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the Committee shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval, or modification by the Committee.

On or after the date of grant of an Incentive Award under the Plan, the Committee may (i) accelerate the date on which any such Incentive Award becomes vested, exercisable or transferable, as the case may be, (ii) subject to Sections 6(c)(i), extend the term of any such Incentive Award, including, without limitation, extending the period following a termination of a Participant’s employment during which any such Incentive Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability, or transferability, as the case may be, of any such Incentive Award or (iv) provide for the payment of dividends or dividend equivalents with respect to any such Incentive Award (other than with respect to Options or unvested performance-based Incentive Awards); provided, that the Committee shall not have any such authority to the extent that the grant of such authority would cause any tax to become due under Section 409A of the Code in respect of any Incentive Award. In addition, the Committee may modify, any Incentive Award to make it consistent with other agreements approved by the Committee, provided, however, that if such modification would impair the rights of a Participant under an outstanding Incentive Award, such modification may not be made without the consent of such Participant.

Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Committee; provided that, no payment shall be made with respect to any Incentive Award that is subject to Section 409A of the Code as a result of any such authorized leave of absence or absence in military or government service unless such authorized leave or absence constitutes a separation from service for purposes of Section 409A of the Code and the regulations promulgated thereunder.

Neither the Committee nor any member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5. Eligibility

The persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be such employees of the Company who are largely responsible for the management, growth and protection of the business of the Company (including officers of the Company, whether or not they are directors of the Company)

as the Committee shall select from time to time; provided that awards in respect of Legacy Gentiva Shares may only be granted as set forth in Exhibit A hereto.

6. Options

The Committee may grant Options pursuant to the Plan which Options shall be evidenced by agreements in such form as the Committee shall from time to time approve. Options shall comply with and be subject to the following terms and conditions:

(a) Identification of Options

All Options granted under the Plan shall be clearly identified in the agreement evidencing such Options as either Incentive Stock Options or Non-Qualified Stock Options.

(b) Exercise Price

The exercise price of any Option granted under the Plan shall be not less than 100% of the Fair Market Value of a Share on the date on which such Option is granted. Notwithstanding the foregoing, a Non-Qualified Stock Option may be granted with an exercise price lower than set forth in the preceding sentence, provided that such Non-Qualified Stock Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code.

(c) Term and Exercise of Options

        (i) Each Option shall be exercisable on such date or dates, during such period and for such number of Shares as shall be determined by the Committee on the day on which such Option is granted and set forth in the agreement evidencing such Option; provided, however, that no Option shall be exercisable after the expiration of ten years from the date such Option was granted; and, provided, further, that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan or in the agreement evidencing such Option. No Option shall provide for rights to dividends or dividend equivalents.

        (ii) Each Option shall be exercisable in whole or in part. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

        (iii) Each Option shall be exercised through such procedures as the Committee may establish from time to time that are consistent with the Plan. Payment for Shares purchased upon the exercise of an Option shall be made on the effective date of such exercise (i) in cash, by certified check, bank cashier’s check or wire transfer, (ii) in Shares previously owned by the Participant for at least six months and valued at their Fair Market Value on the effective date of such exercise, or (iii) partly in Shares described in clause (ii) with the balance in cash, by certified check, bank cashier’s check or wire transfer. In addition, Options may be exercised (a) through a registered broker-dealer or (b) through the Company, in each case pursuant to cashless exercise or net settlement procedures which are, from time to time, deemed acceptable by the Company, or (c) through any other procedure approved by the Committee from time to time. Any payment in Shares shall be effected by the delivery of such Shares to the Corporate Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Corporate Secretary of the Company shall require from time to time.

        (iv) Certificates for Shares purchased upon the exercise of an Option shall be issued in the name of the Participant and delivered to the Participant as soon as practicable following the effective date on which the Option is exercised.

        (v) During the lifetime of a Participant, each Option granted to him shall be exercisable only by him. No Option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution.

(d) Limitations on Grant of Incentive Stock Options

        (i) The aggregate Fair Market Value of Shares with respect to which “incentive stock options” (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company (or any “subsidiary” of the Company as such term is defined in Section 424(f) of the Code) shall not exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such incentive stock option is granted. In the event that the aggregate Fair Market Value of Shares with respect to such incentive stock options exceeds $100,000, then Incentive Stock Options granted hereunder to such Participant shall, to the extent and in the order required by regulations promulgated under the Code (or any other authority having the force of regulations), automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged. In the absence of such regulations (and authority), or in the event such regulations (or authority) require or permit a designation of the options which shall cease to constitute incentive stock options, Incentive Stock Options shall, to the extent of such excess and in the order in which they were granted, automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged.

        (ii) No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than ten percent of the total combined voting power of all classes of stock of Kindred or any of its “subsidiaries” (within the meaning of Section 424(f) of the Code), unless (i) the exercise price per Share of such Incentive Stock Option is at least one hundred and ten percent of the Fair Market Value of a Share at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(e) Effect of Termination of Employment

        (i) Unless otherwise specified in an individual grant agreement, in the event that the employment of a Participant with the Company shall terminate for any reason other than Disability, Retirement, Cause or death (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable for 90 days after such termination, at which time they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the commencement of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.

        (ii) Unless otherwise specified in an individual grant agreement, in the event that the employment of a Participant with the Company shall terminate on account of the Retirement of the Participant, (A) such Participant shall be entitled to exercise Options granted to him hereunder to the extent that such Options were exercisable at the time of such termination (x) in the case of Non-Qualified Stock Options, for two years after the date of Retirement and (y) in the case of Incentive Stock Options, for 90 days after Retirement, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the commencement of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.

        (iii) Unless otherwise specified in an individual grant agreement, in the event that the employment of a Participant with the Company shall terminate on account of the Disability or death of the Participant, all then outstanding Options of such Participant shall become immediately exercisable and such Participant shall be entitled to exercise Options granted to him hereunder (x) in the case of Non-Qualified Stock Options, at any time within two years after the date of death or the determination of Disability, and (y) in the case of Incentive Stock Options, at any time within one year after the date of death or determination of Disability; provided, however, that no Option shall be exercisable after the expiration of its term.

        (iv) Unless otherwise specified in an individual grant agreement, in the event of the termination of a Participant’s employment for Cause, all outstanding Options granted to such Participant (whether or not then exercisable) shall expire at the commencement of business on the date of such termination.

(f) Consequences of a Change in Control

        (i) Pre-Amendment Options. Unless otherwise specified in an individual grant agreement, upon the occurrence of a Change in Control, each Pre-Amendment Option granted under the Plan and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan.

        (ii) Post-Amendment Options. Unless otherwise specified in an individual grant agreement, in the event that the employment of a Participant with the Company shall terminate on account of the Participant’s termination by the Company other than for Cause, or by the Participant for Good Reason, in either case within the 18-month period immediately following a Change in Control, each outstanding Post-Amendment Option granted to such Participant shall become fully vested and immediately exercisable as of the date of such termination.

7. Restricted Shares

The Committee may grant Restricted Shares pursuant to the Plan, which Restricted Shares shall be evidenced by agreements in such form as the Committee shall from time to time approve. Restricted Shares shall comply with and be subject to the following terms and conditions:

(a) Vesting

Subject to the provisions of Section 7(b) hereof, the Restricted Shares granted to a Participant shall not be transferred, pledged, assigned or otherwise encumbered and shall be subject to forfeiture until such Restricted Shares vest and become fully transferable without restriction according to the vesting schedule set forth in the agreement evidencing such Restricted Shares. The Committee shall impose such other conditions and/or restrictions on any Restricted Shares granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions based upon the achievement of specific performance goals, service-based restrictions on vesting following the attainment of the performance goals, service-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Shares. Any Awards of Restricted Shares providing for vesting upon the attainment of performance goals shall provide for a performance period of at least twelve (12) months.

(b) Effect of Termination of Employment

        (i) Unless otherwise specified in an individual grant agreement, if employment of a Participant with the Company shall terminate prior to the scheduled vesting dates of any Restricted Shares (whether service-based or performance-based) for any reason other than death or Disability, all Restricted Shares awarded to such Participant that have not vested shall be forfeited on the date of such termination without payment of any consideration therefor.

        (ii) Unless otherwise specified in an individual grant agreement, in the event that the employment of a Participant with the Company shall terminate on account of the Disability or death of the Participant prior to the expiration of any applicable service or performance-based vesting period, (i) with respect to Restricted Shares subject to service-based vesting requirements, all such Restricted Shares awarded to such Participant shall immediately vest and (ii) with respect to Restricted Shares subject to performance-based vesting, such Restricted Shares shall vest on a prorated basis to reflect the portion of the applicable performance period during which the Participant was actually employed, assuming target performance was achieved.

(c) Consequences of a Change in Control

        (i) Pre-Amendment Restricted Shares. Unless otherwise specified in an individual grant agreement, upon a Change in Control, each Pre-Amendment Restricted Share granted under the Plan and outstanding at such time shall vest and become fully transferable; provided that any Pre-Amendment

Restricted Shares subject to performance-based vesting shall be deemed to vest as if target performance was achieved.

        (ii) Post-Amendment Restricted Shares. Unless otherwise specified in an individual grant agreement, in the event that the employment of a Participant with the Company shall terminate on account of the Participant’s termination by the Company other than for Cause, or by the Participant for Good Reason, in either case within the 18-month period immediately following a Change in Control, each outstanding Post-Amendment Restricted Share granted to such Participant shall vest and become fully transferable as of the date of such termination, provided, any Post-Amendment Restricted Shares subject to performance-based vesting shall be deemed to vest as if target performance was achieved.

8. Other Stock-Based Awards

The Committee may grant equity-based or equity-related awards not otherwise described herein in such amounts and subject to such terms and conditions as the Committee shall determine (“Other Stock-Based Awards”), which such Other Stock-Based Awards shall be evidenced by agreements in such form as the Committee shall from time to time approve. Without limiting the generality of the preceding sentence, each such Other Stock-Based Award may (i) involve the transfer of actual Shares to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of Shares, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of stock appreciation rights, phantom stock, restricted stock units, performance shares, deferred share units, stock bonuses or share-denominated performance units, and (iv) be designed to qualify as Performance-Based Compensation; provided, that each Other Stock-Based Award shall be denominated in, or shall have a value determined by reference to, a number of Shares that is specified at the time of the grant of such award; provided further that to the extent that any such Other Stock-Based Award is subject to Section 409A of the Code, the agreement evidencing the grant of such Other Stock-Based Award shall contain terms and conditions (including, without limitation, deferral and payment provisions), that comply with Section 409A of the Code and the regulations promulgated thereunder.

9. Performance-Based Compensation

The Committee may grant Incentive Awards intended to qualify as Performance-Based Compensation pursuant to the Plan which shall comply with and be subject to the following terms and conditions:

(a) Establishment of Certain Conditions

Within 90 days after the beginning of a Performance Period, and in any case before 25% of the Performance Period has elapsed, the Committee shall establish (a) Performance Targets for such Performance Period, (b) Target Awards for each Participant, and (c) Performance Schedules for such Performance Period. The Committee shall also determine the length of the Performance Period with respect to each Incentive Award that is intended to be Performance-Based Compensation; provided that in no event shall such Performance Period be shorter than twelve (12) months.

(b) Performance Measures

The performance goals upon which the payment or vesting of any Incentive Award (other than Options and stock appreciation rights) to a Covered Employee that is intended to qualify as Performance-Based Compensation depends shall (a) be objective business criteria and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain,” and (b) relate to one or more of the following Performance Measures: (i) net income or operating net income (before or after taxes, interest, depreciation, amortization, and/or nonrecurring/unusual items), (ii) return on assets, return on capital, return on equity, return on economic capital, return on other measures of capital, return on sales or other financial criteria, (iii) revenue or net sales, (iv) pre-tax profit, gross profit or operating gross profit, (v) cash flow measures, (vi) productivity or efficiency ratios, (vii) share price or total shareholder return, (viii) earnings per share, (ix) budget and expense management, (x) customer and product measures, including market share, high value client growth, and customer growth, (xi) working capital turnover and targets, (xii) margins, (xiii) account receivable collection days, (xiv) EBIT, EBITDA, EBITM, EBITDAR, EBITDARM and any derivative thereof, (xv) economic value added or other value added measurements, (xvi) individual management, performance or quality objectives or (xvii) any combination of the foregoing. Any Performance Measure(s) may be used to measure the performance of the Company or a subsidiary as a whole or any business unit of the Company or any subsidiary or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or a published or special index that the Committee, in its sole discretion, deems appropriate.

The measurement of any Performance Measure(s) may exclude the impact of charges for asset write-downs, litigation or claim judgments or settlements, restructurings, discontinued operations, mergers, acquisitions, divestitures, foreign exchange gains and losses, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of changes in tax laws, accounting principles or regulations, or other laws or provisions affecting reporting results, each as defined by generally accepted accounting principles and as identified in the Company’s audited financial statements, including the notes thereto.

(c) Calculation and Written Determinations

The amount payable with respect to an Incentive Award that is intended to qualify as Performance-Based Compensation shall be determined in any manner permitted by Section 162(m) of the Code. Determinations by the Committee as to the establishment of Performance Measures, the level of actual achievement of performance goals, and the amount payable with respect to an Incentive Award intended to qualify as Performance-Based Compensation under Section 162(m) of the Code shall be recorded in writing. Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m) of the Code, prior to settlement of each such Incentive Award granted to a Covered Employee, that the performance goals and other material terms upon which settlement of the Incentive Award was conditioned have been satisfied.

(d) Discretionary Reduction

The Committee may, in its discretion, reduce or eliminate the amount payable to any Participant with respect to an Incentive Award that is intended to qualify as Performance-Based Compensation, based on such factors as the Committee may deem relevant, but the Committee may not increase any such amount above the amount established in accordance with the relevant Performance Schedule. For purposes of clarity, the Committee may exercise the discretion provided for by the foregoing sentence in a non-uniform manner among Participants. The foregoing notwithstanding, with respect to any Incentive Award intended to qualify as Performance-Based Compensation that is to be settled in Shares, the Committee shall not have the discretion to reduce or eliminate the amount payable to any Participant with respect to such Incentive Award unless the Committee expressly reserves the right to exercise such discretion in the agreement evidencing the grant of such Incentive Award.

(e) General

Nothing in this Section 9 is intended to limit the Committee’s discretion to adopt conditions with respect to any Incentive Award that is not intended to qualify as Performance-Based Compensation that relate to performance other than the Performance Measures. In addition, the Committee may, subject to the terms of the Plan, amend previously granted Incentive Awards in a way that disqualifies them as Performance-Based Compensation. In the event that the requirements of Section 162(m) of the Code and the regulations thereunder change to permit Committee discretion to alter the Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

10. Adjustment Upon Changes in Common Stock

(a) Shares Available for Grants

In the event of any change in the number of Shares outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum number and classes of Shares and limits on Incentive Awards with respect to which the Committee may grant Incentive Awards shall be appropriately adjusted by the Committee. In the event of any change in the number of Shares outstanding by reason of any other similar event or transaction, the Committee shall make equitable adjustments in the number and class of Shares with respect to which Incentive Awards may be granted.

(b) Increase or Decrease in Issued Shares Without Consideration

Subject to any required action by the shareholders of the Company, in the event of any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only on the Shares), or any other increase or decrease in the number of such Shares effected without receipt or payment of consideration by the Company, the Committee shall, to the extent deemed appropriate by the Committee, adjust the number of Shares subject to each outstanding Incentive Award and the exercise price per Share of each such Incentive Award.

(c) Adjustments to Outstanding Incentive Awards

        (i) In the event of any change in the capitalization of the Company or other corporate change or transaction involving the Company or its securities, the Committee shall, to the extent it deems appropriate, make equitable adjustments in the number and class of shares subject to Incentive Awards outstanding on the date on which such change occurs and in the exercise price of any such Incentive Awards. In the event of the occurrence of any transaction or event that has a substantial impact on the achievement of performance goals, the Committee shall, to the extent it deems appropriate, make equitable adjustments it deems appropriate to any such performance goals with respect to any then-current performance period.

        (ii) In the event of (w) a dissolution or liquidation of the Company, (x) a sale of all or substantially all of the Company’s assets, (y) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (z) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of Shares receive securities of another corporation and/or other property, including cash, the Committee shall, subject to Section 409A of the Code to the extent applicable, either:

        (A) cancel each Incentive Award outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Incentive Award was granted an amount in cash, in respect of each Share subject to such Incentive Award, equal to (x) the value of the property (including cash), as determined by the Committee in its reasonable discretion, received by the holder of a Share as a result of such event over (y) to the extent applicable, the per Share exercise price of such Incentive Award; or

        (B) provide for the exchange of each Incentive Award outstanding immediately prior to such event (whether or not then vested or exercisable) for an option, a stock appreciation right or a share of restricted stock with respect to, as appropriate, some or all of the property which a holder of the number of Shares subject to such Incentive Award would have received in such transaction and, incident thereto, make an equitable adjustment, in accordance with U.S. Department of Treasury Regulation §1.409A-1(b)(5)(v)(D), in the exercise price of the option or stock appreciation right, and/or the number of shares or amount of property subject to the option, stock appreciation right or share of restricted stock, or, if appropriate, provide for a cash payment to the Participant to whom such Incentive Award was granted in partial consideration for the exchange of such Incentive Award.

(d) No Other Rights

Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to an Incentive Award or the exercise price, as applicable, of any Incentive Award.

11. Rights as a Stockholder

No person shall have any rights as a stockholder with respect to any Shares covered by or relating to any Incentive Award granted pursuant to this Plan until the date of the issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 10 hereof, no adjustment to any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

12. No Special Employment Rights; No Right to Incentive Award; Sale of a Division or Affiliate

(a) Nothing contained in the Plan or any Incentive Award shall confer upon any Participant any right with respect to the continuation of his employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment or other agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award.

(b) No person shall have any claim or right to receive an Incentive Award hereunder. The Committee’s granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant an Incentive Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

(c) For all purposes of this Plan, the employment of a Participant with the Company shall be deemed to have terminated without Cause upon a sale or other disposition by Kindred, directly or indirectly, of an Affiliate or any division or business unit of the Company to which such Participant is allocated by the Committee, unless the Committee, in its sole discretion, determines otherwise.

13. Securities Matters

(a) The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any Shares to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Shares pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(b) The exercise of any Incentive Award (including, without limitation, any Option) granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Shares pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded. The Company may, in its sole discretion, defer the effectiveness of any exercise of an Incentive Award granted hereunder in order to allow the issuance of Shares pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Incentive Award granted hereunder. During the period that the effectiveness of the exercise of an Incentive Award has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

14. Withholding Taxes

(a) Cash Remittance

When Shares are to be issued upon the exercise, vesting, payment or grant of an Incentive Award, as applicable, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such exercise, vesting, payment or grant prior to the delivery of any certificate or certificates for such Shares. In addition, the Company shall have the right to withhold from any cash payment made in settlement of an Incentive Award an amount sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such settlement.

(b) Stock Remittance

At the prior written election of the Participant, when Shares are to be issued upon the exercise, vesting, payment or grant of an Incentive Award, as applicable, the Participant may tender to the Company a number of Shares previously held by such Participant for at least six months determined by such Participant, the Fair Market Value of which at the tender date the Company determines to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise, vesting, payment or grant and not greater than the Participant’s required federal, state and local tax obligations associated with such exercise, vesting, payment or grant. Such election shall satisfy the Participant’s obligations under Paragraph 14(a) hereof, if any.

(c) Stock Withholding

At the prior written election of the Participant, when Shares are to be issued upon the exercise, vesting, payment or grant of an Incentive Award, as applicable, the Company shall withhold a number of such Shares determined by such Participant, the Fair Market Value of which at the exercise, vesting, payment or grant date the Company determines to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise, vesting, payment or grant and is not greater than the Participant’s statutory minimum required federal, state and local tax obligations associated with such exercise or grant. Such election shall satisfy the Participant’s obligations under Paragraph 14(a) hereof, if any.

15. Amendment of the Plan

The Board of Directors may amend, alter or discontinue the Plan or any Award granted thereunder, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under an Award theretofore granted without the Participant’s consent. In addition, except as otherwise provided in Section 10 of the Plan, (i) increasing the total number of Shares reserved for the purpose of the Plan, and (ii) repricing of Options, stock appreciation rights and other purchase rights, such that the exercise price of any such award is reduced, whether through amendment, cancellation or replacement in exchange for another Incentive Award or cash payment, is prohibited unless such increase or repricing is approved by the Company’s stockholders.

16. No Obligation to Exercise

The grant to a Participant of an Incentive Award shall impose no obligation upon such Participant to exercise such Incentive Award, as applicable.

17. Transfers Upon Death

Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised or paid only by the executors or administrators of the Participant’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Incentive Award, or the right to exercise any Incentive Award, shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Incentive Award.

18. Expenses and Receipts

The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Incentive Award will be used for general corporate purposes.

19. Failure to Comply

In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or the agreement executed by such Participant evidencing an Incentive Award, unless such failure is remedied by such Participant within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

20. Effective Date and Term of Plan

The Plan was initially adopted by the Board of Directors on March 21, 2011 and approved by the Company’s shareholders on May 26, 2011. The Plan was amended and restated in its entirety effective as of May 22, 2014, and as of February 1, 2015. An additional amendment and restatement of the Plan was adopted by the Board on March 23, 2017 and is subject to shareholder approval at the 2017 Annual Meeting of Shareholders. No grants may be made under the Plan after May 24, 2027.

21. Governing Law

The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of the State of Kentucky without regard to its conflict of law principles.

22. Code Section 409A

The Company intends that the Plan and each Incentive Award granted hereunder shall comply with, or be exempt from, Section 409A of the Code and any regulations thereunder and that the Plan shall be interpreted, operated and administered accordingly. Any reservation of rights by the Company (including, without limitation, the rights of the Committee under Section 10(c)(ii) hereof) affecting the timing of payment of any Incentive Award subject to Section 409A of the Code will only be as broad as is permitted by Section 409A of the Code and any regulations thereunder.

23. Clawback Policies

Notwithstanding anything in the Plan to the contrary, the Company will be entitled, to the extent permitted or required by applicable law, Company policy and/or the requirements of an exchange on which the Company’s shares are listed for trading, in each case, as in effect from time to time, to recoup compensation of whatever kind paid by the Company or any of its Affiliates at any time to a Participant under this Plan and each Participant, by accepting an Incentive Award pursuant to this Plan, agrees to comply with any Company request or demand for such recoupment.

Exhibit A

1. Issuance of Legacy Gentiva Shares

On or after February 2, 2015, pursuant to the New York Stock Exchange Listed Company Manual and interpretive guidance thereunder, including Rule 303A.08 (the “NYSE Rules”), the Company shall be able to issue the Legacy Gentiva Shares under the Plan in satisfaction of the vesting, exercise or settlement of Incentive Awards that may be granted under the Plan to Gentiva Eligible Persons (as defined below).

2. Awards in Respect of Legacy Gentiva Shares

Notwithstanding anything in Section 3 of the Plan to the contrary, in accordance with the NYSE Rules, (i) Incentive Awards in respect of Legacy Gentiva Shares granted on or after February 2, 2015 may be granted to persons other than any individuals who were employed by the Company prior to February 2, 2015 (the “Gentiva Eligible Persons”) and (ii) the time during which the Legacy Gentiva Shares are available for grant under the Plan will not be extended beyond the period when they would have been available for grant under the Gentiva 2004 Equity Incentive Plan, which is March 16, 2021.

ANNEX B

KINDRED HEALTHCARE, INC.

EQUITY PLAN FOR

NON-EMPLOYEE DIRECTORS, AMENDED AND RESTATED

ARTICLE 1. PURPOSE

The purpose of this Kindred Healthcare, Inc. Equity Plan for Non-Employee Directors, Amended and Restated, is to promote the interests of Kindred Healthcare, Inc., its subsidiaries and shareholders, by allowing the Company to attract and retain highly qualified non-employee directors by permitting them to obtain or increase their proprietary interest in the Company.

ARTICLE 2. DEFINITIONS AND CONSTRUCTION

2.1 Definitions. As used in the Plan, defined terms shall have the respective meanings provided by such definitions, and the terms set forth below shall have the following meanings:

(a) “Affiliates” shall mean with respect to any person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the first person.

(b) “Award” shall mean an Option, Restricted Shares or RSUs, as the context may require.

(c) “Award Agreement” shall mean an Option Agreement, a Restricted Share Agreement or an RSU Agreement, as the context may require.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Cause” shall mean, unless otherwise defined in an Award Agreement, a felony conviction of a Non-Employee Director or the failure of a Non-Employee Director to contest prosecution for a felony, or a Non-Employee Director’s willful misconduct or dishonesty, any of which is determined by the Committee to be directly and materially harmful to the business or reputation of the Company or its Affiliates.

(f) “Change in Control” shall mean any of the following events:

(i) any Person (as this term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(i) thereunder) (an “Acquiring Person”) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (a “Beneficial Owner”), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, other than beneficial ownership by the Company, any employee benefit plan of the Company or any Person organized, appointed or established pursuant to the terms of any such benefit plan;

(ii) during any two-year period, individuals who at the date on which the period commences constitute a majority of the Board (the “Incumbent Directors”) cease to constitute a majority thereof for any reason; provided, however, that a Director who was not an Incumbent Director shall be deemed to be an Incumbent Director if such Director was elected by, or on the recommendation of, at least two-thirds of the Incumbent Directors (either actually or by prior operation of this provision), other than any Director who is so approved in connection with any actual or threatened contest for election to positions on the Board; or

(iii) the consummation of: (A) a merger, consolidation, reorganization or similar transaction with or into the Company or in which securities of the Company are issued, as a result of which the holders of the Company’s voting securities immediately before such event own, directly or indirectly, immediately after such event less than 50% of the combined voting power of the outstanding voting securities of the parent corporation resulting from, or issuing its voting securities as part of, such event; (B) a complete liquidation or dissolution of the Company; or (C) the sale or other disposition of all or substantially all of the assets of the Company (on a consolidated basis) to any Person other than the Company or an employee benefit plan (or a trust forming a part thereof) maintained by the Company or by a Person which, immediately thereafter, will have all its voting securities owned by the holders of the Company’s voting securities immediately prior thereto, in substantially the same proportions.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur as a result of any event or transaction to the extent that treating such event or transaction as a Change in Control would cause any tax to become due under Section 409A of the Code.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, any regulations promulgated thereunder and any successor thereto.

(h) “Committee” shall mean the Executive Compensation Committee of the Board or such other committee as the Board shall designate from time to time.

(i) “Company” shall mean Kindred Healthcare, Inc., a Delaware corporation, together with its Affiliates.

(j) “Director” shall mean a member of the Board.

(k) “Disability” shall mean a physical or mental condition that would make the Non-Employee Director unable to perform such Director’s duties for a continuous period of not less than six months. For purposes of this Plan, a Non-Employee Director shall be deemed to have ceased to be a Director as a result of a Disability for purposes of this Plan on the date as of which the Non-Employee Director is determined to have the Disability by the Board.

(l) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(m) the “Fair Market Value” of a Share with respect to any day shall be (i) the closing sales price on such day of a Share as reported on the principal securities exchange on which Shares are then listed or admitted to trading, or (ii) if not so reported, the average of the closing bid and ask prices on such day as reported on the National Association of Securities Dealers Automated Quotation System or (iii) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee. In the event that the price of a Share shall not be so reported, the Fair Market Value of a Share shall be determined by the Committee in its absolute discretion.

(n) “Grantee” shall mean a Non-Employee Director who has been granted an Option, Restricted Shares or RSUs, or the personal representative, heir or legatee of a Grantee who has the right to exercise the Option or receive the Restricted Shares or Shares underlying RSUs upon the death of the Non-Employee Director.

(o) “Non-Employee Director” shall mean a member of the Board who is not an employee of the Company or any of its Affiliates.

(p) “Option” shall mean an option to purchase Shares granted to a Grantee pursuant to the Plan.

(q) “Option Agreement” shall mean a written agreement between the Company and a Grantee evidencing the granting of an Option and containing terms and conditions concerning such Option.

(r) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d).

(s) “Plan” shall mean this Kindred Healthcare, Inc. Equity Plan for Non-Employee Directors, Amended and Restated, as the same may be amended from time to time.

(t) “Restricted Share Agreement” shall mean a written agreement between the Company and a Grantee evidencing the granting of Restricted Shares and containing terms and conditions concerning such Restricted Shares.

(u) “Restricted Shares” shall mean restricted Shares of the Company granted to a Grantee pursuant to the Plan.

(v) “RSUs” shall mean restricted stock units pertaining to Shares of the Company. Except as otherwise designated in an RSU Agreement, each RSU granted to a Grantee pursuant to the Plan shall represent the right to receive one Share on the applicable settlement date of the RSU, subject to adjustment pursuant to Article 6 of the Plan.

(w) “RSU Agreement” shall mean a written agreement between the Company and a Grantee evidencing the grant of RSUs and containing terms and conditions concerning such RSUs.

(x) “Shares” shall mean the shares of the Company’s common stock, par value $.25 per share.

2.2 Gender and Number. Except where otherwise indicated by the context, reference to the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

2.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3. SHARES SUBJECT TO THE PLAN

The common stock to be offered under the Plan shall be the Shares, which Shares may be unissued Shares or treasury Shares. Subject to the adjustments provided for in Section 6, the aggregate number of Shares that may be covered by Awards granted under the Plan shall not exceed 1,200,000 Shares, inclusive of all Shares subject to Awards granted under the Plan since its adoption in 2012. Shares subject to, but not delivered under, an Award terminating or expiring for any reason prior to its exercise, in the case of an Option, vesting, in the case of Restricted Shares or settlement in the case of RSUs, in full shall be deemed available for Awards to be granted thereafter during the term of the Plan. Shares covered by Awards granted pursuant to the Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger (within the meaning of Section 303A.08 of the New York Stock Exchange Listed Company Manual) as provided in the Plan shall not count as used under the Plan for purposes of this Article 3.

ARTICLE 4. GRANTS OF AWARDS

4.1 Grants. Subject to shareholder approval of this Plan at the 2017 Annual Meeting of the Shareholders, the Committee shall have the sole authority to grant Awards at its discretion to Non-Employee Directors pursuant to this Plan. During any one calendar year, any one Non-Employee Director may receive Awards covering Shares with an aggregate Fair Market Value of no more than $500,000, with the Fair Market Value of the Shares underlying each Award being determined as of the date on which such Award is granted.

4.2 Terms and Conditions.

(a) In no event shall the exercise price of any Option granted under the Plan (the “Option Exercise Price”) be less than 100% of the Fair Market Value of a Share on the date on which such Option is granted. Unless otherwise provided in the applicable Award Agreement, each Award of an Option granted under the Plan shall have the following additional terms and conditions:

(i) The term of the Option shall be ten years from the date of grant unless sooner terminated as provided herein.

(ii) Subject to Section 4.3, the Option shall become exercisable in four equal annual installments, with the first installment becoming exercisable on the first anniversary of the date of grant of the Option. In no event shall any Option become exercisable in full prior to the third anniversary of the date of grant of such Option. Notwithstanding the preceding sentence or anything else in this Section 4 to the contrary, upon a Change in Control, the Grantee shall have the right to exercise the Option in full as to all Shares subject to the Option.

(iii) No Option shall provide for rights to dividends or dividend equivalents.

(iv) Each Option shall be exercisable in whole or in part. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(v) Certificates for Shares purchased upon the exercise of an Option shall be issued in the name of the Grantee and delivered to the Grantee as soon as practicable following the effective date on which the Option is exercised.

(b) Unless otherwise provided in the applicable Award Agreement, each Award of Restricted Shares granted under the Plan shall have the following terms and conditions:

(i) Any dividends paid with respect to Shares will be paid to holders of Restricted Shares granted, but not yet vested or forfeited, promptly without condition. In addition, a Director who holds Restricted Shares pursuant to the Plan shall have the right to exercise full voting rights with respect thereto.

(ii) Subject to Section 4.3, the Restricted Shares shall vest on the first anniversary of the date of grant of the Restricted Shares. Notwithstanding anything in this Section 4 to the contrary, upon a Change in Control, all Restricted Shares shall immediately vest.

(c) Unless otherwise provided in the applicable Award Agreement, each Award of RSUs granted under the Plan shall have the following terms and conditions:

(i) Any dividends paid with respect to Shares will be paid to holders of RSUs granted, but not yet forfeited, as dividend equivalents promptly without condition.

(ii) Subject to Section 4.3, the RSUs shall vest on the first anniversary of the date of grant of the RSUs. Except as otherwise determined by the Committee and specified in an Award Agreement, or in connection with the timely deferral of RSUs pursuant to such procedures as the Committee may establish from time to time, settlement of any vested RSUs granted hereunder will be made in the form of Shares on the first business day immediately following the date effective as of which the Grantee ceases to be a Director. Notwithstanding anything in this Section 4 to the contrary, upon a Change in Control, all RSUs shall immediately vest and be settled.

(iii) A Grantee shall have no rights as a stockholder of the Company with respect to any Shares covered by or relating to the RSUs until the date of issuance to the Grantee of a certificate or other evidence of ownership representing such Shares in settlement thereof. For purposes of clarification, except as set forth in Section 4.2(c)(i), the Grantee shall not have any voting or dividend rights with respect to the Shares underlying the RSUs prior to the applicable settlement date.

4.3 Termination of Award. Unless otherwise provided in the applicable Award Agreement, each Award granted under the Plan shall be subject to the following termination provisions:

(i) If the Grantee ceases to be a Director of the Company for any reason other than failure to be nominated by the Board for re-election, death, Disability or removal for Cause: (A) all vested Options shall terminate three months after the Grantee ceases to be a Director of the Company (unless the Grantee dies during such period), or on the Option’s original expiration date, if earlier, and shall be exercisable during such three-month period only with respect to the number of Shares which the Grantee was entitled to purchase on the day preceding the day on which the Grantee ceased to be a Director, and (B) all unvested Options, unvested Restricted Shares and unvested RSUs shall be immediately cancelled and forfeited.

(ii) If the Grantee ceases to be a Director of the Company because of removal for Cause, all Options (regardless of whether vested or unvested) and all unvested Restricted Shares and RSUs shall be immediately cancelled and forfeited on the date of the Grantee’s removal.

(iii) If the Grantee ceases to be a Director of the Company because of failure to be nominated by the Board for re-election: (A) vested Options shall terminate on the Option’s original expiration date and shall be exercisable until the Option’s expiration date only with respect to the number of Shares as to which the Option shall have been exercisable on the date preceding the day on which the Grantee ceased to be a Director, and (B) all unvested Options, unvested Restricted Shares and unvested RSUs shall be immediately cancelled and forfeited.

(iv) In the event of the Grantee’s Disability or death while serving as a Director of the Company, or the Grantee’s death within three months after the Grantee ceases to be a Director (other than by reason of removal for Cause), all Options, Restricted Shares and RSUs shall immediately vest in full and Options shall be exercisable until the Options’ expiration date. In the event of the Grantee’s death, Options may be exercised or paid only by the executors or administrators of the Grantee’s estate or by any person who shall have acquired the right to exercise or pay the Option by will or by the laws of descent and distribution.

4.4 Restrictions on Transferability of Awards. During the lifetime of the Grantee, each Option shall be exercisable only by the Grantee and an Award is non-transferable and will not be subject in any manner to sale, transfer, alienation, pledge, encumbrance or charge; provided, however, that (i) the Committee may, in its sole discretion, permit the transfer of an Award to a family trust for estate planning purposes and (ii) in the event a Non-Employee Director eligible to receive an Award was nominated to or chosen to serve on the Board pursuant to an arrangement between the Company and another Person, such Non-Employee Director may, upon notice in writing to the Board, direct the initial issuance of the Award (and any subsequent issuances of any Awards) to such other Person or transfer his Award to such other Person (following an issuance or transfer under such circumstances, such other Person shall be a “Permitted Transferee”).

4.5 Award Agreement. Each Award shall be evidenced by an Award Agreement, which shall set forth the number of Shares for which the Award was granted, the provisions set forth in this Article 4 relating to the Award and such other terms and conditions approved by the Committee that are consistent with the Plan.

4.6 Exercise of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall approve at the time of grant, which need not be the same for each grant or for each Non-Employee Director. Options shall be exercised through a registered broker-dealer pursuant to such cashless exercise procedures which are, from time to time, deemed acceptable by the Company or through such other procedures as the Committee may establish from time to time that are consistent with the Plan. The grant to a Grantee of an Option shall impose no duty upon the Grantee to exercise such Option in whole or in part.

4.7 Payment of Option Exercise Price. The Option Exercise Price for Shares as to which an Option, or portion thereof, is exercised shall be paid to the Company in full at the time of exercise either (a) in cash or other cash equivalent acceptable to the Company, (b) by tendering Shares [previously] owned by the Grantee [for at least six months, if permitted by the Committee,]having a Fair Market Value (determined as of the close of the business day immediately preceding the day on which the Option is exercised) equal to the Option Exercise Price, (c) by a combination of (a) and (b) or any other reasonable consideration that the Committee may deem appropriate, or (d) pursuant to the cashless exercise provision set forth in Section 4.6.

4.8 Delivery of Restricted Shares. When restrictions lapse or are satisfied with respect to Restricted Shares, either such Restricted Shares shall be issued via book entry or a stock certificate for the number of such Restricted Shares shall be delivered to the Grantee holding those Restricted Shares. The Company shall not be required to deliver any fractional Share but may pay to such Grantee, in lieu thereof, the Fair Market Value (measured on the date the restrictions lapse) of such fractional Share.

4.9 Settlement of RSUs. Upon settlement of vested RSUs, either Shares underlying such RSUs shall be issued via book entry or a stock certificate for the number of such Shares shall be delivered to the Grantee holding those RSUs. The Company shall not be required to deliver any fractional Share but may pay to the Grantee, in lieu thereof, the Fair Market Value (measured on the date the underlying RSUs vested) of such fractional Share.

ARTICLE 5. ADMINISTRATION

5.1 The Committee. The Committee shall have full authority to administer the Plan, including the authority to interpret and construe any provision of the Plan and the terms of any Award issued under it and to adopt such rules and regulations for administering the Plan as it may deem necessary or appropriate. Decisions of the Committee shall be final and binding on all parties.

5.2 Section 16 Compliance. It is the intention of the Company that the Plan and the administration of the Plan comply in all respects with Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder. If any Plan provision, or any aspect of the administration of the Plan, is found not to be in compliance with Section 16(b) of the Exchange Act, the provision or administration shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 promulgated under the Exchange Act.

5.3 Section 409A Compliance. In the event any of the compensation or benefits provided to a Grantee pursuant to this Plan would result in a violation of Section 409A of the Code (including any regulations promulgated thereunder), the Company will use its reasonable best efforts to amend the Plan in the least restrictive manner necessary in order, where applicable (i) to ensure that such compensation is not considered “nonqualified deferred compensation” for purposes of Section 409A of the Code, or (ii) to comply with the provisions of Section 409A, in each case, where possible, without any diminution in the value of the compensation or benefits to be paid or provided to the Grantee pursuant to this Plan; provided, that nothing in this Agreement shall require the Company to provide any gross-up or other tax reimbursement to the Grantee in connection with any violation of Section 409A or otherwise.

ARTICLE 6. ADJUSTMENTS UPON CHANGE IN CAPITALIZATION

Notwithstanding the limitations set forth in Article 3, in the event of a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, stock dividend, stock split, reverse stock split, property dividend, share repurchase, share combination, share exchange, issuance of warrants, rights or debentures or other change in corporate structure of the Company affecting the Shares, the Committee shall, subject to any required action by the shareholders of the Company, make an appropriate and equitable adjustment in the maximum number of Shares available under the Plan and in the number, class and the Option Exercise Price of Shares subject to Awards granted under the Plan to prevent dilution or enlargement of the rights of Non-Employee Directors under the Plan and outstanding Awards; provided, that the number of Shares subject to any Award shall always be a whole number.

Restricted Shares shall be treated as outstanding Shares for the purpose of any transaction listed above. But unless otherwise provided herein or in any Award Agreement, such transaction shall not affect the restrictions applicable to the Restricted Shares.

ARTICLE 7. AMENDMENTS AND DISCONTINUANCE

7.1 In General. Except as provided in Sections 7.2, the Board may discontinue, amend, modify or terminate the Plan at any time.

7.2 Awards Previously Granted. No amendment, modification or termination of the Plan shall in any manner adversely affect any outstanding Award without the written consent of the Grantee holding such Award.

7.3 Shareholder Approval. No amendment to the Plan shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy the requirements of applicable law or any New York Stock Exchange or securities exchange listing requirements.

7.4 No Option Repricing or Similar Actions. The Company shall not (i) reprice an Option, (ii) exchange an Option for any other type of award, or (iii) cash out an Option; provided, however, that an adjustment under Article 6 shall not be considered to constitute an action described in the foregoing clauses (i), (ii) or (iii). For purposes of the Plan, the term “reprice” shall mean lowering the Option Exercise Price of previously awarded Options.

ARTICLE 8. EFFECTIVE DATE AND TERMINATION OF THE PLAN

8.1 Effective Date. The Plan was initially adopted by the Board on March 27, 2012 with an amendment and restatement adopted on March 26, 2015, both of which were approved by the shareholders of the Company on May 17, 2012 and May 25, 2015, respectively. An additional amendment and restatement of the Plan was adopted by the Board on March 23, 2017 and is subject to shareholder approval at the 2017 Annual Meeting of Shareholders. No grants may be made under the Plan after May 24, 2027.

8.2 Termination Date. The Plan shall terminate on the earliest to occur of (1) the date when all of the Shares available under the Plan shall have been acquired through the exercise of Options or the vesting of Restricted Shares granted under the Plan; (2) 10 years after the date of shareholder approval at the 2017 Annual Meeting of Shareholders; or (3) such earlier date as the Board may determine.

ARTICLE 9. NO OTHER RIGHTS TO RE-ELECTION

Neither the Plan, nor any action taken under the Plan, shall be construed as conferring upon a Non-Employee Director any right to continue as a Director of the Company, to be renominated by the Board or to be re-elected by the shareholders of the Company. Except as expressly provided in the Plan, no Grantee shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to the exercise price of, any Option. No person shall have any rights as a stockholder with respect to any Shares covered by or relating to any Award granted pursuant to this Plan until the date of the issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in the Plan, no adjustment to any Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

ARTICLE 10. INDEMNIFICATION; DECISIONS BINDING

10.1 Indemnification. No member of the Board or the Committee, nor any officer or employee acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board, the Committee and each officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

10.2 Determinations of the Committee. Any grant, determination, prescription or other act of the Committee made in good faith shall be final and conclusively binding upon all persons.

ARTICLE 11. SECURITIES MATTERS

11.1 Registration and Certification. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended, of any Shares to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Shares pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

11.2 Options. The exercise of any Option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Shares pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded. The Company may, in its sole discretion, defer the effectiveness of any exercise of an Option granted hereunder in order to allow the issuance of Shares pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Company shall inform the Grantee in writing of its decision to defer the effectiveness of the exercise of an Option granted hereunder. During the period that the effectiveness of the exercise of an Option has been deferred, the Grantee may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

ARTICLE 12. EXPENSES AND RECEIPTS

The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Award shall be used for general corporate purposes.

ARTICLE 13. GOVERNING LAW

The provisions of the Plan and all agreements under the Plan shall be construed, administered and enforced according to the laws of the Commonwealth of Kentucky without regard to its conflict of laws rules.

KINDRED HEALTHCARE, INC. 680 SOUTH FOURTH STREET LOUISVILLE, KY 40202

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Kindred Healthcare, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Kindred Healthcare, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	E24357-P91279	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

KINDRED HEALTHCARE, INC.
The Board of Directors recommends you vote FOR the following nominees:
1. Election of Directors	For	Against	Abstain
Nominees:
1a. Joel Ackerman	☐	☐	☐

1b. Jonathan D. Blum	☐	☐	☐	The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain
1c. Benjamin A. Breier 1d. Paul J. Diaz	☐ ☐	☐ ☐	☐ ☐	2. PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE COMPANY’S EXECUTIVE COMPENSATION PROGRAM.		☐	☐	☐
1e. Heyward R. Donigan	☐	☐	☐	The Board of Directors recommends you vote 1 year on the following proposal:	1 Year	2 Years	3 Years	Abstain
1f. Richard Goodman	☐	☐	☐	3. PROPOSAL TO APPROVE THE FREQUENCY OF THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.	☐	☐	☐	☐
1g. Christopher T. Hjelm	☐	☐	☐
1h. Frederick J. Kleisner	☐	☐	☐	The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain
1i. Sharad Mansukani, M.D. 1j. Lynn Simon, M.D.	☐ ☐	☐ ☐	☐ ☐	4. PROPOSAL TO APPROVE THE KINDRED HEALTHCARE, INC. STOCK INCENTIVE PLAN, AMENDED AND RESTATED.		☐	☐	☐
1k. Phyllis R. Yale	☐	☐	☐	5. PROPOSAL TO APPROVE THE KINDRED HEALTHCARE, INC. EQUITY PLAN FOR NON-EMPLOYEE DIRECTORS, AMENDED AND RESTATED.		☐	☐	☐
				6. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2017.		☐	☐	☐

						Yes	No
				Please indicate if you plan to attend this meeting.		☐	☐

Please sign exactly as your name(s) appear(s). When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V.1.1

KINDRED HEALTHCARE, INC.

680 SOUTH FOURTH STREET

LOUISVILLE, KENTUCKY 40202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 24, 2017

The Annual Meeting of Shareholders of Kindred Healthcare, Inc. (“Kindred”) will be held at 9:00 a.m., local time on Wednesday, May 24, 2017, at the Four Seasons Hotel New York Downtown, 27 Barclay Street, New York, New York 10007.

IT IS IMPORTANT THAT YOU VOTE YOUR SHARES. WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, PLEASE SUBMIT YOUR VOTING INSTRUCTIONS AS SOON AS POSSIBLE IN ORDER TO AVOID ADDITIONAL SOLICITING EXPENSES TO KINDRED. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU FIND IT CONVENIENT TO ATTEND THE MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report/Form 10-K are available at www.proxyvote.com.

E24358-P91279

PROXY

KINDRED HEALTHCARE, INC.

680 SOUTH FOURTH STREET

LOUISVILLE, KENTUCKY 40202

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 24, 2017

The undersigned hereby appoints Stephen D. Farber, Executive Vice President and Chief Financial Officer, and Stephen R. Cunanan, Chief Administrative Officer and Chief People Officer, or either of them, with full power of substitution, as the true and lawful attorneys and proxies to vote, as indicated herein, all shares of Common Stock of Kindred Healthcare, Inc., a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the “Meeting“) to be held at the Four Seasons Hotel New York Downtown, 27 Barclay Street, New York, NY 10007, on Wednesday, May 24, 2017 at 9:00 a.m., local time, or at any adjournments or postponements thereof, with all the powers the undersigned would possess if then and there personally present, upon the matters described in the Notice of Annual Meeting of Shareholders and proxy statement, dated April 4, 2017, receipt of which is hereby acknowledged, and upon any other business that may come before the Meeting or any such adjournment or postponement thereof, including without limitation to vote for the election of such substitute nominee(s) for director in the event any of the nominee(s) named on the reverse side become(s) unable to serve.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE.

V.1.1